Exhibit 10.1

THIRD AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

dated as of

June 30, 2015

among

AMERESCO, INC.,

as Borrower,

THE GUARANTORS PARTY HERETO,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

and

BANK OF AMERICA, N.A.,

as Administrative Agent

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

SCHEDULES & EXHIBITS

BORROWER PREPARED SCHEDULES

Schedule 1.1(a)	Material Owned Properties
Schedule 1.1(b)	Loan Party Notice Addresses
Schedule 1.5	Responsible Officers
Schedule 5.2	Websites and Domain Names
Schedule 5.3	Fixtures
Schedule 6.3	Governmental Approvals; No Conflicts
Schedule 6.4	Financial Condition; No Material Adverse Changes
Schedule 6.5	Properties; Proprietary Rights; Real Property Assets
Schedule 6.6	Litigation and Environmental Matters
Schedule 6.7	Compliance with Laws and Agreements
Schedule 6.9	Taxes
Schedule 6.10	Pension Plans
Schedule 6.13	Subsidiaries
Schedule 6.14	Material Indebtedness, Liens and Agreements
Schedule 6.19	Labor and Employment Matters
Schedule 6.20	Bank Accounts
Schedule 9.1	Existing Indebtedness
Schedule 9.5	Existing Investments
Schedule 9.7	Transactions with Affiliates
Schedule 9.8	Restrictive Agreements

AGENT PREPARED SCHEDULES

Schedule 1.1(c)	Agent and Lenders Notice Addresses
Schedule 2.1	Lenders and Commitments
Schedule 2.4	Existing Letters of Credit

EXHIBITS

Exhibit A-1	Form of Revolving Note
Exhibit A-2	Form of Term Note
Exhibit A-3	Form of Swingline Note
Exhibit B-1	Form of Loan Notice
Exhibit B-2	Form of Swingline Loan Notice
Exhibit C	Form of Perfection Certificate
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Second Amended and Restated Pledge Agreement
Exhibit F	Form of Opinion of Counsel to the Borrower
Exhibit G	Form of Solvency Certificate
Exhibit H	Form of Assignment and Assumption
Exhibit I	Forms of Tax Compliance Certificate
Exhibit J	Form of Secured Party Designation Notice
Exhibit K	Authorization to Share Insurance Information
Exhibit L	Form of Notice of Loan Payment

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THIRD AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

THIS THIRD AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT dated as of June 30, 2015 (this “Agreement”) is by and among Ameresco, Inc., a Delaware corporation, as borrower, the Guarantors party hereto, the Lenders from time to time party hereto, and Bank of America, N.A., as Agent.

This Agreement amends and restates that certain Amended and Restated Credit and Security Agreement dated as of June 30, 2011, as amended (the “Prior Credit Agreement”), by and among the Borrower, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as Agent , which Prior Credit Agreement amended and restated that certain Amended and Restated Credit and Security Agreement dated as of June 10, 2008, as amended, by and among the Borrower, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as Agent (as successor by merger to Fleet National Bank), which in turn amended and restated that certain Credit and Security Agreement dated as of December 29, 2004, as amended, by and among the Borrower, the guarantors party thereto, the lenders party thereto and Fleet National Bank, as Agent.

The parties hereto agree as follows:

ARTICLE 1

Definitions

1.1           Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Additional Mortgage” has the meaning assigned to such term in Section 8.13(a).

“Additional Mortgaged Property” means any Real Property Asset that is now owned or leased, or hereinafter acquired, by the Loan Parties, which: (i) has a fair market value in excess of $2,000,000, and (ii) the Agent determines to acquire a Mortgage on following the Restatement Date.

“Additional Secured Obligations” means (a) all obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that Additional Secured Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, that, for purposes of this Agreement, no Core Domestic Ameresco Company shall be deemed to be an Affiliate of any other Core Domestic Ameresco Company.

“Agent” means Bank of America, N.A. in its capacity as agent under any of the Loan Documents, or any successor agent.

“Agent’s Office” means, with respect to any currency, the Agent’s address and, as appropriate, account as set forth on Schedule 1.1(c) with respect to such currency, or such other address or account with respect to such currency as the Agent may from time to time notify the Borrower and the Lenders.

“Alternative Currency” means each of the following currencies: Canadian Dollar, Euro and Sterling, together with each other currency (other than Dollars) that is approved in accordance with Section 1.11; provided that for each Alternative Currency, such requested currency is an Eligible Currency.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Agent or the LC Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of the total Commitments and $20,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Commitments.

“Ameresco Canada” means Ameresco Canada, Inc., a company organized under the laws of Ontario, Canada.

“Ameresco CT” means Ameresco CT LLC, a Delaware limited liability company.

“Ameresco Evansville” means Ameresco Evansville LLC, a Delaware limited liability company.

“Ameresco Huntington Beach” means Ameresco Huntington Beach, LLC, a Delaware limited liability company.

“Applicable Percentage” means (a) when referenced with respect to any Revolving Lender, the percentage (carried out to the ninth decimal place) of the total Revolving Commitments represented by such Lender’s Revolving Commitment, (b) when referenced with respect to any Term Loan Lender, the percentage (carried out to the ninth decimal place) of the total Term Loan Commitments (or, after the Effective Time, the total Outstanding Amount of Term Loans) represented by the aggregate amount of such Lender’s Term Loan Commitments (or, after the Effective Time, the Outstanding Amount of such Lender’s Term Loans), or (c) when referenced with respect to any Lender generally, the percentage of the total Commitments or Loans of all Classes represented by the aggregate amount of such Lender’s Commitments or Loans of all Classes. If the Commitment of all of the Revolving Lenders to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 10.2, or if the Revolving Commitments have expired, then the Applicable Percentage of each Revolving Lender in respect of the Revolving Facility shall be determined based on the Applicable Percentage of such Revolving Lender in respect of the Revolving Facility most recently in effect, giving effect to any subsequent assignments. The Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.14, as applicable.

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“Applicable Rate” and “Applicable Unused Fee Rate” means, for any day, the rate per annum set forth below opposite the applicable Level then in effect (based on the Core Leverage Ratio), it being understood that the Applicable Rate for (a) Revolving Loans that are Base Rate Loans shall be the percentage set forth under the column “Revolving Loans” and “Base Rate”, (b) Revolving Loans that are Eurocurrency Rate Loans shall be the percentage set forth under the column “Revolving Loans” and “Eurocurrency Rate & Letter of Credit Fee”, (c) that portion of the Term Loan comprised of Base Rate Loans shall be the percentage set forth under the column “Term Loan” and “Base Rate”, (d) that portion of the Term Loan comprised of Eurocurrency Rate Loans shall be the percentage set forth under the column “Term Loan” and “Eurocurrency Rate & Letter of Credit Fee”, and (e) the Applicable Unused Fee Rate shall be the percentage set forth under the column “Applicable Unused Fee Rate:

Applicable Rate
		Eurocurrency Rate & Letter of Credit Fee		Base Rate
Level	Core Leverage Ratio	Revolving Loans	Term Loan	Revolving Loans	Term Loan	Applicable Unused Fee Rate
1	Greater than 1.00	2.00%	2.00%	0.50%	0.50%	0.375%
2	Less than or equal to 1.00	1.75%	1.75%	0.25%	0.25%	0.375%

Any increase or decrease in the Applicable Rate resulting from a change in the Core Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 8.1(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Level 1 shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the first Business Day following the date on which such Compliance Certificate is delivered. In addition, at all times while the Default Rate is in effect, the highest rate set forth in each column of the above table shall apply.

Notwithstanding anything to the contrary contained in this definition, (a) the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b) and (b) the initial Applicable Rate shall be set forth in Level 2 until the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 8.1(c) for the first full fiscal quarter to occur following the Effective Time to the Agent. Any adjustment in the Applicable Rate shall be applicable to all Loans then existing or subsequently made or issued.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Agent or the LC Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.4), and accepted by the Agent, in the form of Exhibit H annexed hereto or any other form approved by the Agent which complies with the provisions of Section 11.4.

“Audited Financial Statements” has the meaning assigned to such term in Section 6.4(a).

“Authorization to Share Insurance Information” means the authorization substantially in the form of Exhibit K (or such other form as required by each of the Loan Party’s insurance companies).

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“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurocurrency Rate plus 1.5%; and if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Ameresco, Inc., a Delaware corporation.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Agent’s Office is located and:

(a)          if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market;

(b)          if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any day that is a day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Agent to be a suitable replacement) is open for the settlement of payments in Euro;

(c)          if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d)          if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Dollar” and “CAD” means the lawful currency of Canada.

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“Canadian Subsidiaries” means each of Ameresco Canada, Ameresco Quebec, Inc. and any other subsidiary of the Borrower organized under the laws of Canada or any jurisdiction within Canada other than Non-Core Energy Subsidiaries.

“Capital Expenditures” means, for any period, the sum for the Core Ameresco Companies (determined on a consolidated basis without duplication in accordance with GAAP) of the aggregate amount of cash payments in respect of expenditures made during such period to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) computed in accordance with GAAP; provided that such term shall not include any such expenditures in connection with any replacement or repair of Property affected by a Casualty Event.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateralize” means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the LC Issuer or Swingline Lender (as applicable) and the Lenders, as collateral for LC Obligations, Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the LC Issuer or Swingline Lender benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Agent and (b) the LC Issuer or the Swingline Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.

“Cash Flow” means for the period of four consecutive quarters most recently ended, (a) EBITDA of the Core Ameresco Companies for such period minus (b) the sum of the following for the Core Ameresco Companies of (i) Capital Expenditures made during such fiscal period, (ii) the aggregate amount paid in cash in respect of income, franchise, real estate and other like taxes during such fiscal period, and (iii) dividends, withdrawals and other distributions paid in cash by the Core Ameresco Companies during such fiscal period.

“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that, at the time it enters into a Cash Management Agreement with a Loan Party or any Subsidiary, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, however, that for any of the foregoing to be included as a “Secured Cash Management Agreement” on any date of determination by the Agent, the applicable Cash Management Bank (other than the Agent or an Affiliate of the Agent) must have delivered a Secured Party Designation Notice to the Agent prior to such date of determination.

“Casualty Event” means, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

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“Change in Law” means the occurrence, after the Effective Time, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)          any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than one or more of the Specified Shareholders becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)          during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Class” when used in reference to any Loan, Borrowing or Commitment, refers to whether such Loan, the Loans comprising such Borrowing or the Loans that the a Lender holding such Commitment is obligated to make, are Revolving Loans, or a Term Loan.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means, collectively, all of the Property in which Liens are purported to be granted hereunder and under the other Loan Documents as security for the Secured Obligations of the Loan Parties hereunder.

“Collateral Documents” means, collectively, the Pledge Agreement and all other agreements, instruments and documents (other than this Agreement) now or hereafter executed and delivered in connection with this Agreement pursuant to which Liens are granted or purported to be granted to the Agent in Collateral securing all or part of the Secured Obligations, each in form and substance reasonably satisfactory to the Agent.

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“Commitments” means (a) for all Lenders, the aggregate Revolving Commitments and Term Loan Commitments of all Lenders, and (b) for each Lender the aggregate of such Lender’s Revolving Commitment and Term Loan Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Competitor” means each of Clark Energy Group, ConEdison Solutions, Constellation Energy, EnerNOC, Honeywell International, Inc., Johnson Controls, Inc., McKinstry, Noresco, Schneider Electric, Siemens AG Corporation, TAC Energy Solutions, Trane, United Technologies, Vectren Corporation, and Veolia and each of their Subsidiaries.

“Compliance Certificate” means a certificate signed by a Responsible Officer, in substantially the form of Exhibit D annexed hereto, (a) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (b) certifying compliance with Section 9.5(b), (c) setting forth reasonably detailed calculations demonstrating compliance with Section 9.10, (d) attaching a current listing of all Subsidiaries in the form of Schedule 6.13, showing any changes since the most recently delivered Schedule 6.13, (e) setting forth in reasonable detail all adjustments to the consolidated financial statements of the Borrower and its Subsidiaries necessary to reflect the exclusion of all Subsidiaries of the Borrower other than the Core Ameresco Companies from the financial covenant calculations set forth therein, and (f) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 6.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Interest Charges” means, for any period, for the Core Ameresco Companies on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Core Ameresco Companies in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Core Ameresco Companies with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Core Ameresco Companies on a consolidated basis for the most recently completed applicable period.

“Construction Completion and Cost Overrun Guaranty” means, in connection with any Renewable Energy Project, a guaranty of (i) the completion and operation of such Renewable Energy Project on or prior to the date set forth in such guaranty and (ii) the payment of all construction costs and expenses related to such Renewable Energy Project in excess of the proposed budget for such Renewable Energy Project.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. A Person who owns or holds capital stock, beneficial interests or other securities representing ten percent (10%) or more of the Total Voting Power of another Person shall be deemed, for purposes of this Agreement, to “control” such other Person.

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“Control Agreement” means, with respect to any deposit or securities account of any Loan Party, a control agreement, in form and substance reasonably satisfactory to the Agent, executed and delivered by such Loan Party, the financial institution at which such account is maintained and the Agent, as any such agreement may be amended, supplemented or otherwise modified from time to time.

“Copyrights” means all copyrights, whether statutory or common law, owned by or assigned to the Loan Parties, and all exclusive and nonexclusive licenses to the Loan Parties from third parties or rights to use copyrights owned by such third parties, including, without limitation, the registrations, applications and licenses listed on Schedule 6.5 hereto, along with any and all (a) renewals and extensions thereof, (b) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (c) rights to sue for past, present and future infringements thereof, and (d) foreign copyrights and any other rights corresponding thereto throughout the world.

“Core Ameresco Companies” means the Core Domestic Ameresco Companies, the Canadian Subsidiaries, the Dutch Subsidiary and all of the Subsidiaries of the Dutch Subsidiary, in each case other than Non-Core Energy Subsidiaries that are not Guarantors.

“Core Domestic Ameresco Companies” means each of the Loan Parties.

“Core Leverage Ratio” means the ratio of (a) Total Funded Debt of the Core Ameresco Companies to (b) EBITDA of the Core Ameresco Companies for the period of four consecutive fiscal quarters most recently ended.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an LC Credit Extension.

“Debt Service” means, for the period of four consecutive quarters most recently ended, the sum, for the Core Ameresco Companies (determined on a consolidated basis in accordance with GAAP) of (a) all regularly scheduled principal payments, as such amounts may be adjusted from time to time by reason of any prepayments, of Indebtedness (including the principal component of any payments in respect of Capital Lease Obligations), but excluding any prepayments pursuant to Section 2.9 made during such period and any principal payments in respect of the Revolving Loans made during such period, plus (b) all Consolidated Interest Charges paid in cash (excluding amortization of deferred financing costs and interest by its terms “paid-in-kind”) for such period.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Loans that are Base Rate Loans plus two percent (2%), in each case, to the fullest extent permitted by applicable Law.

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“Defaulting Lender” means, subject to Section 2.13(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent, the LC Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Agent, the LC Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.13(b) as of the date established therefor by the Agent in a written notice of such determination, which shall be delivered by the Agent to the Borrower, the LC Issuer, the Swingline Lender and each other Lender promptly following such determination.

“Design-Build Agreement” means the Design-Build Agreement dated as of December 20, 2012, between SRO LP and Ameresco Canada.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 6.6.

“Disposition” means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by any Loan Party to any Person other than to another Loan Party excluding (a) the granting of Liens to the Agent and Lenders and other Liens permitted hereunder, (b) any sale, assignment, transfer or other disposition by any Loan Party of the Equity Interests of any Special Purpose Subsidiary (other than the Hawaii Joint Venture), and (c) any sale, assignment, transfer or other disposition of (i) any property sold or disposed of in the ordinary course of business and on ordinary business terms, (ii) any property no longer used or useful in the business of the Loan Parties and (iii) any Collateral pursuant to an exercise of remedies by the Agent hereunder or under any other Loan Document.

“Dollar” and “$” mean lawful money of the United States.

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“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Agent or the LC Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Dutch Subsidiary” means Ameresco International Holdings B.V., a private limited liability company organized under the laws of the Netherlands.

“EBITDA” means, for any period, for the Core Ameresco Companies on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable for such period, (iii) depreciation and amortization expense for such period, (iv) Non-Cash Charges for such period, (v) extraordinary or non-recurring expenses for such period, in an amount not to exceed $5,000,000 after the Effective Date (it being understood that any payment required to be made by any Core Ameresco Company in respect of any Renewable Energy Project Guaranty Liability shall reduce Consolidated Net Income of the Core Ameresco Companies and shall not be added back to EBITDA), and (vi) the aggregate amount received in cash by the Core Ameresco Companies during such period in respect of regularly scheduled dividends or distributions from the Special Purpose Subsidiaries, calculated and paid in accordance with the organizational documents of such Special Purpose Subsidiaries; (provided, that the amount added back pursuant to this clause (vi) shall not include any amounts received by the Core Ameresco Companies, in connection with any sale, transfer or other disposition of assets or Equity Interests of any Special Purpose Subsidiary); minus (b) the following to the extent included in calculating such Consolidated Net Income (i) extraordinary or non-recurring gains during such period (including, without limitation, non-cash gains attributable to the mark to market movement in the valuation of hedging obligations (to the extent the cash impact resulting from such gain has not been realized) or other derivative instruments, and foreign currency translations), and (ii) proceeds received during such period in respect of Casualty Events and Dispositions. For purposes of calculating EBITDA for any period during which a Permitted Acquisition is consummated, EBITDA shall be adjusted in a manner proposed by the Borrower and reasonably satisfactory to the Required Lenders.

“Effective Time” means the time at which the conditions specified in Section 7.1 are satisfied (or waived in accordance with Section 12.2).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.6(b) (subject to consents, if any, as may be required under Section 12.6(b)(iii)).

“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Lenders of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the LC Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency, (c) providing such currency is impracticable for the Lenders or (d) no longer a currency in which the Required Lenders are willing to make such Credit Extensions (each of (a), (b), (c), and (d) a “Disqualifying Event”), then the Agent shall promptly notify the Lenders and the Borrower, and such country’s currency shall no longer be an Alternative Currency until such time as all such Disqualifying Events no longer exist. Within, five (5) Business Days after receipt of such notice from the Agent, the Borrower shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Equivalent of Loans in Dollars, subject to the other terms contained herein.

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“Energy Conservation Financing Collateral” means all rights of any Loan Party in and to task orders or contracts and any related equipment which are subject to a security interest in favor of the Energy Conservation Project Financing Agent in connection with any Energy Conservation Project Financing.

“Energy Conservation Projects” means (i) any energy conservation project conducted by any Loan Party pursuant to an Energy Savings Performance Contract between such Loan Party any governmental entity and/or an agency thereof and (ii) any energy conservation project conducted by a Loan Party for a non-governmental entity on terms substantially similar to the projects described in clause (i) of this definition.

“Energy Conservation Project Financing” means the loan, lease or bond financing arrangements or master purchase agreements and assignment schedules or similar financing arrangements entered into by any Loan Party from time to time with the Energy Conservation Project Financing Agent to finance the construction and completion of the Energy Conservation Projects.

“Energy Conservation Project Financing Agent” means the financial institution acting in the capacity of agent or trustee for itself and/or other lenders or bondholders in connection with any Energy Conservation Project Financing.

“Energy Savings Performance Contract” means a contract providing for the construction or installation of energy savings facilities or equipment to be paid for over time in whole or in part based upon energy savings expected to be achieved from such facilities or equipment.

“Environmental Laws” means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all Equity Rights with respect to such Person, and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders’ or voting trust agreements) for the issuance or sale of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Loan Parties, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code. Notwithstanding the foregoing, for purposes of any liability related to a Multiemployer Plan under Title IV of ERISA, the term “ERISA Affiliate” means any trade or business that, together with the Loan Parties, is treated as a single employer within the meaning of Section 4001(b) of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the Pension Benefit Guaranty Corporation (“PBGC”) of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate or (i) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“Euro” and “€” mean the single currency of the Participating Member States.

“Eurocurrency Rate” means:

(a)          for any Interest Period, with respect to any Credit Extension:

(i) denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved by the Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m. (London time) on the Rate Determination Date, for deposits in the relevant currency, with a term equivalent to such Interest Period; and

(ii) denominated in Canadian Dollars, the rate per annum equal to the Canadian Dollar Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time) (in such case, the “CDOR Rate”) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period; and

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(b)          for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m. (London time) determined two (2) Business Days prior to such date for Dollar deposits being delivered in the London interbank market for deposits in Dollars with a term of one (1) month commencing that day;

provided that (i) to the extent a comparable or successor rate is approved by the Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Agent and (ii) if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate.” Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

“Event of Default” has the meaning assigned to such term in Section 10.1.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.11 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 12.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.1(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.1(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Debt” means (i) Indebtedness of the Loan Parties existing as of the Effective Time which is being repaid in full with the proceeds of the Loans made by the Lenders at the Effective Time and (ii) Indebtedness of the Loan Parties existing as of the Effective Time which is permitted to remain outstanding after the Effective Time under Section 9.1 and is listed on Schedule 9.1 hereto.

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“Existing Letters of Credit” shall have the meaning set forth in Section 2.4(a).

“Facility” means the Term Facility or the Revolving Facility, as the context may require.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Commitments have terminated, (b) all Obligations have been paid in full (other than contingent indemnification obligations), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Agent and the LC Issuer shall have been made).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Agent.

“Fee Letter” means the letter agreement dated as of April 22, 2015, by and between the Borrower and the Agent, describing certain fees to be paid by the Loan Parties in connection with the credit facility established by this Agreement.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the most senior Lien (other than Permitted Liens) to which such Collateral is subject.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Office” means with respect to any Lender, an office of such Lender located outside of the United States of America.

“Foreign Subsidiaries” means each Subsidiary of the Borrower organized under the laws of a jurisdiction other than the United States of America.

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“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the LC Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding LC Obligations other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Funding Subsidiaries” means each of Ameresco Funding I, LLC, a Delaware limited liability company; Ameresco Funding II, LLC, a Delaware limited liability company; Ameresco Funding III, LLC, a Delaware limited liability company; Ameresco Funding IV, LLC, a Delaware limited liability company; Speen Street Holdings I, LLC, a Delaware limited liability company; Speen Street Holdings II, LLC, a Delaware limited liability company; Speen Street Holdings III, LLC, a Delaware limited liability company; and Speen Street Holdings IV, LLC, a Delaware limited liability company.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the Equity Interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor’s obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb shall have a correlative meaning. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligations in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

“Guarantors” means, collectively, each Subsidiary of the Borrower party hereto as a guarantor at the Effective Time and each other Person which becomes a guarantor hereunder after the Effective Time.

“Guaranty” means Article 4 of this Agreement.

“Hawaii Joint Venture” means the Investment by Ameresco Hawaii LLC, a Delaware limited liability company, in 99% of the Equity Interests of Ameresco/ Pacific Energy JV, a Hawaii general partnership for the purpose of engaging in the performance of work and services related to the completion of the Hawaii Project.

“Hawaii Project” means the development, implementation and construction of energy performance measures and/or construction management services for the State of Hawaii or agencies or instrumentalities thereof, including, without limitation, the Housing & Community Development Corporation of Hawaii at one or more properties owned or operated by such entities.

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“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature, in each case regulated or subject to regulation pursuant to any Environmental Law.

“Hedge Bank” means any Person in its capacity as a party to a Swap Contract that, at the time it enters into a Swap Contract not prohibited under Article 9, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, in the case of a Secured Hedge Agreement with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement and provided further that for any of the foregoing to be included as a “Secured Hedge Agreement” on any date of determination by the Agent, the applicable Hedge Bank (other than the Agent or an Affiliate of the Agent) must have delivered a Secured Party Designation Notice to the Agent prior to such date of determination.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Inactive Subsidiaries” means each of the Subsidiaries of the Borrower designated by the Borrower as an inactive subsidiary on Schedule 6.13 attached hereto as of the Effective Time and from time to time after the Effective Time.

“Indebtedness” means, for any Person, without duplication: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, advance, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses and deferred taxes incurred and paid, in the ordinary course of business; (c) Capital Lease Obligations of such Person; (d) obligations of such Person in respect of Hedging Agreements; and (e) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person. The Indebtedness of any Person shall include, without duplication, the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means, with respect to any Letter of Credit, the LC Application and any other document, agreement and instrument entered into by the LC Issuer and the Borrower or in favor of the LC Issuer and relating to such Letter of Credit.

“Intercompany Indebtedness” has the meaning assigned to such term in Section 12.14.

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“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.3.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan or Swingline Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swingline Loans being deemed made under the Revolving Facility for purposes of this definition); and (c) upon the earlier acceleration of the Loans pursuant to Section 10.2.

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency and such period subject to adjustment for such availability), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Notwithstanding the foregoing,

(x)          if any Interest Period for any Borrowing under the Revolving Facility or Term Facility would otherwise end after the Maturity Date of such Facility, such Interest Period shall end on the Maturity Date of such Facility, and

(y)          notwithstanding the foregoing clause (x), no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurocurrency Loan would otherwise be a shorter period, such Loan shall not be available hereunder as a Eurocurrency Loan for such period.

“Interface Agreement” means the Interface Agreement dated as of December 20, 2012, among Ameresco Canada, SRO LP and Black & McDonald Limited, a corporation organized under the laws of Ontario, Canada.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership, limited liability company or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business provided that in no event shall the term of any such inventory or supply advance, loan or extension of credit exceed 270 days); or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, loaned or extended to such Person. Notwithstanding the foregoing, Capital Expenditures shall not be deemed “Investments” for purposes hereof.

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“IP Collateral” means, collectively, the Collateral relating to intellectual property rights of the Loan Parties hereunder or under any other Loan Document.

“Issuer Documents” means with respect to any Letter of Credit, the LC Application and any other document, agreement or instrument entered into by the LC Issuer and the Borrower (or any Subsidiary) or in favor of the LC Issuer and relating to such Letter of Credit.

“Landlord’s Waiver and Consent” means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, in form approved by the Agent in its sole discretion.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“LC Advance” means, with respect to each Lender, such Lender’s funding of its participation in any LC Disbursement in accordance with its Applicable Percentage.

“LC Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the LC Issuer.

“LC Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“LC Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“LC Commitment Amount” means $10,000,000.

“LC Disbursement” means a payment made by the LC Issuer pursuant to a Letter of Credit.

“LC Issuer” means Bank of America or any other Lender designated by the Agent in its sole discretion, in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“LC Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all LC Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.6. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Leasehold Property” means any leasehold interest of any Loan Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by the Agent in its sole discretion as not being required to be included in the Collateral and not being of material importance to the business or operations of the Loan Parties.

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“Lenders” means the Persons listed on Schedule 2.1 (including, without limitation, the LC Issuer and the Swingline Lender) and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

“Lending Office” means, as to the Agent, the LC Issuer or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.

“Letter of Credit” means any letter of credit issued hereunder on a standby basis and shall include the Existing Letters of Credit.

“Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Maturity Date then in effect for the Revolving Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fees” has the meaning as specified in Section 2.10(b).

“LIBOR” has the meaning specified in the definition of Eurocurrency Rate.

“LIBOR Quoted Currency” means Dollars, Euro and Sterling, in each case as long as there is a published LIBOR Rate with respect thereto.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing), other than an operating lease, relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, the Revolving Notes, the Term Notes, the Swingline Note, the Collateral Documents, the Fee Letter, each Issuer Document and any other instruments or documents delivered or to be delivered from time to time pursuant to this Agreement, as the same may be supplemented and amended from time to time in accordance with their respective terms.

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.1(c), which shall be substantially in the form of Exhibit B-1 or such other form as may be approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Loan Parties” means the Borrower and the Guarantors.

“Loans” means the Revolving Loans, the Term Loans and the Swingline Loans.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”

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“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or financial condition of the Borrower or the Loan Parties taken as a whole; (b) a material impairment of the rights and remedies of the Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Canadian Subsidiary” means any Canadian Subsidiary having assets with a total book value of greater than or equal to 10% of the total book value of all assets of the Core Ameresco Companies on a consolidated basis.

“Material Indebtedness” means Indebtedness (other than the Loans or Letters of Credit), including, without limitation, obligations in respect of one or more Hedging Agreements, in an aggregate principal amount exceeding $1,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Person in respect of a Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

“Material Leasehold Property” means a Leasehold Property that is reasonably determined by the Agent to be of material importance to the operations of the Loan Parties (taken as a whole).

“Material Owned Property” means any real property owned by any Loan Party that has a fair market value in excess of $2,000,000 or is reasonably determined by the Agent to be of material importance to the operations of the Loan Parties (taken as a whole) and listed on Schedule 1.1(a) hereto.

“Material Rental Obligations” means obligations of the Loan Parties to pay rent under any one or more operating leases with respect to any real or personal property that is material to the business of the Loan Parties (taken as a whole).

“Maturity Date” means (a) with respect to the Revolving Facility, June 30, 2020, and (b) with respect to the Term Facility, June 30, 2018; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during any period when a Lender constitutes a Defaulting Lender, an amount equal to 102% of the Fronting Exposure of the LC Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.12(a)(i), (a)(ii) or (a)(iii), an amount equal to 102% of the Outstanding Amount of all LC Obligations, and (c) otherwise, an amount determined by the Agent and the LC Issuer in their sole discretion.

“Mortgage” means a security instrument (whether designated as a deed of trust or a mortgage, leasehold mortgage, assignment of leases and rents or by any similar title) executed and delivered by any Loan Party in such form as may be approved by the Agent in its sole and reasonable discretion, in each case with such changes thereto as may be recommended by the Agent’s local counsel based on local laws or customary local practices, and (b) at the Agent’s option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form satisfactory to the Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either cases as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time.

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“Multiemployer Plan” means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Payments” means,

(a)          with respect to any Casualty Event, the aggregate amount of cash proceeds of insurance, condemnation awards and other compensation received by the Loan Parties in respect of such Casualty Event net of (i) reasonable expenses incurred by the Loan Parties in connection therewith and (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on such property and (iii) any income and transfer taxes payable by the Loan Parties in respect of such Casualty Event;

(b)          with respect to any Disposition, the aggregate amount of all cash payments received by the Loan Parties directly or indirectly in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or Investments entered into or received in connection with such Disposition, net of (i) the amount of any legal, title, transfer and recording tax expenses, commissions and other fees and expenses payable by the Loan Parties in connection therewith, (ii) any Federal, state and local income or other Taxes estimated to be payable by the Loan Parties as a result thereof, (iii) any repayments by the Loan Parties of Indebtedness to the extent that such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property, (iv) any repayments by the Loan Parties to minority stockholders if and to the extent permitted hereby, and (v) a reasonable reserve for retained liabilities; and

(c)          with respect to any incurrence of Indebtedness, the aggregate amount of all cash proceeds received by the Loan Parties therefrom less all legal, underwriting, registration, marketing, filing and similar fees and expenses incurred in connection therewith.

“Non-Cash Charges” means (a) any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities pursuant to GAAP, (b) all losses from Investments recorded using the equity method, (c) the non-cash impact of acquisition method accounting, (d) non-cash losses attributable to the mark to market movement in the valuation of (i) hedging obligations (to the extent the cash impact resulting from such loss has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Accounting Standards Codification No. 815—Derivatives and Hedging, and (ii) foreign currency translations, (e) non-cash losses from Dispositions for such period and (f) other non-cash charges, expenses or charges, including expenses and costs that result from stock based awards, partnership interest based awards and similar incentive based awards or arrangements.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 12.2 and (b) has been approved by the Required Lenders.

“Non-Core Energy Project” means (i) any Renewable Energy Project and (ii) any other energy infrastructure project conducted by a Non-Core Energy Subsidiary other than projects of the type conducted by the Core Ameresco Companies that are not Renewable Energy Subsidiaries as of the Restatement Date.

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“Non-Core Energy Project Financing” means a credit facility entered into by one or more Non-Core Energy Subsidiaries to finance the construction of one or more Non-Core Energy Projects.

“Non-Core Energy Subsidiary” means (i) Ameresco Huntington Beach, (ii) any Renewable Energy Subsidiary and (ii) any other direct or indirect subsidiary of the Borrower formed for the purpose of constructing or operating any Non-Core Energy Project.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit L annexed hereto or such other form as may be approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by a Responsible Officer.

“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, or Letter of Credit and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case to the extent payable under the Loan Documents and whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.6).

“Outstanding Amount” means (i) with respect to the Loan on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of the Loans, as the case may be, occurring on such date; and (ii) with respect to any LC Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such LC Obligations on such date after giving effect to any LC Credit Extension occurring on such date and any other changes in the aggregate amount of the LC Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

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“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Agent, the LC Issuer, or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Agent or the LC Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patents” means all patents issued or assigned to and all patent applications made by the Loan Parties and, to the extent that the grant of a security interest does not cause a breach or termination thereof, all exclusive and nonexclusive licenses to the Loan Parties from third parties or rights to use patents owned by such third parties, including, without limitation, the patents, patent applications and licenses listed on Schedule 6.5 hereto, along with any and all (a) inventions and improvements described and claimed therein, (b) reissues, divisions, continuations, extensions and continuations-in-part thereof, (c) income, royalties, damages, claims and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (d) rights to sue for past, present and future infringements thereof, and (e) any other rights corresponding thereto throughout the world.

“Payment Amount” shall have the meaning set forth in Section 2.8(c).

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any Plan that is a defined benefit pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Permitted Acquisitions” shall have the meaning set forth in Section 9.4.

“Permitted Investments” means:

(a)          direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)          investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard and Poor’s Ratings Service or from Moody’s Investors Service, Inc.;

(c)          investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000;

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(d)          fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)          advances, loans and extensions of credit to any director, officer or employee of the Loan Parties, if the aggregate outstanding amount of all such advances, loans and extensions of credit (excluding travel advances in the ordinary course of business) does not at any time exceed $750,000; and

(f)           investments in money market mutual funds that are rated AAA by Standard & Poor’s Rating Service.

“Permitted Liens” has the meaning set forth in Section 9.2.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA in which any Loan Party or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA, including, but not limited to, any Pension Plan or Multiemployer Plan.

“Platform” has the meaning set forth in Section 8.1.

“Pledge Agreement” means the Third Amended and Restated Pledge Agreement dated as of even date herewith in the form of Exhibit E hereto, as amended, modified and supplemented from time to time, by and between the Loan Parties and the Agent.

“Prior Credit Agreement” has the meaning assigned to such term in the introductory paragraph hereto.

“Pro Forma Basis” and “Pro Forma Effect” means, for any Disposition of all or substantially all of a division or a line of business or for any Acquisition, whether actual or proposed, for purposes of determining compliance with the financial covenants set forth in Section 9.10, each such transaction or proposed transaction shall be deemed to have occurred on and as of the first day of the relevant period, and the following pro forma adjustments shall be made:

(a)          in the case of an actual or proposed Disposition, all income statement items (whether positive or negative) attributable to the line of business or the Person subject to such Disposition shall be excluded from the results of the Core Ameresco Companies for such period;

(b)          in the case of an actual or proposed Acquisition, income statement items (whether positive or negative) attributable to the property, line of business or the Person subject to such Acquisition shall be included in the results of the Core Ameresco Companies for such period;

(c)          interest accrued during the relevant period on, and the principal of, any Indebtedness repaid or to be repaid or refinanced in such transaction shall be excluded from the results of the Core Ameresco Companies for such period; and

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(d)          any Indebtedness actually or proposed to be incurred or assumed in such transaction shall be deemed to have been incurred as of the first day of the applicable period, and interest thereon shall be deemed to have accrued from such day on such Indebtedness at the applicable rates provided therefor (and in the case of interest that does or would accrue at a formula or floating rate, at the rate in effect at the time of determination) and shall be included in the results of the Core Ameresco Companies for such period.

“Pro Forma Compliance” means, with respect to any transaction, that such transaction does not cause, create or result in a Default after giving Pro Forma Effect, based upon the results of operations for the most recently completed applicable period to (a) such transaction and (b) all other transactions which are contemplated or required to be given Pro Forma Effect hereunder that have occurred on or after the first day of the relevant period.

“Property” means any interest of any kind in property or assets, whether real, personal or mixed, and whether tangible or intangible.

“Proprietary Rights” has the meaning assigned to such term in Section 6.5(b).

“PTO” means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of the Agent, desirable in order to create or perfect Liens on any IP Collateral.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quarterly Date” means the last day of any fiscal quarter of the Loan Parties.

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Agent; provided that to the extent such market practice is not administratively feasible for the Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Agent).

“Real Property Asset” means, at any time of determination, any and all real property owned or leased by the Loan Parties.

“Recipient” means the Agent, any Lender, the LC Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Refunded Swingline Loans” has the meaning assigned to such term in Section 2.5(d)(i).

“Register” has the meaning assigned to such term in Section 12.6(c).

“Registered Proprietary Rights” has the meaning assigned to such term in Section 6.5(c).

“Reimbursement Obligation” has the meaning assigned to such term in Section 2.4(c)(i).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

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“Renewable Energy Project” means a project conducted by a Renewable Energy Subsidiary for (i) the construction and operation of a facility to process methane gas from a landfill site and/ or convert methane gas, sunlight, wind or biomass into useable energy and (ii) the sale of such methane gas and/ or energy produced from methane gas, sunlight, wind or biomass to one or more customers.

“Renewable Energy Project Guaranty” means in connection with any Renewable Energy Project, (a) any Guarantee (other than a Construction Completion and Cost Overrun Guaranty) by the Borrower of the obligations of the Renewable Energy Subsidiary in connection with such Renewable Energy Project and (b) any indemnification by or from the Borrower of the owner of a landfill or other property used for such Renewable Energy Project or of a third party purchaser of landfill gas or energy produced from landfill gas, sunlight, wind or biomass in connection with such Renewable Energy Project; provided, however, that no Renewable Energy Project Guaranty shall guarantee the Indebtedness of any Person.

“Renewable Energy Project Guaranty Liability” means, in connection with any Renewable Energy Project Guaranty, any liability required to be accrued on the consolidated balance sheet of the Core Ameresco Companies in accordance with GAAP, but excluding the Borrower’s guaranty of the obligations of Ameresco Evansville.

“Renewable Energy Subsidiaries” means (i) each of the Subsidiaries of the Borrower designated by the Borrower as a renewable energy subsidiary on Schedule 6.13 attached hereto as of the Effective Date, as the same may be amended from time to time, and (ii) any other direct or indirect Subsidiary of the Borrower formed for the purpose of (x) financing, constructing and/or operating any project for the construction and operation of a facility for one or a specific group of the Borrower’s customers or projects to process methane gas from a landfill site and/or convert methane gas, sunlight, wind or biomass into useable energy and/ or (y) selling such methane gas and/or energy produced from methane gas, sunlight, wind or biomass to one or more such customers.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Required Lenders” means, (a) when referenced with respect to the Revolving Lenders, at any time when there is more than one Revolving Lender, at least two Revolving Lenders having Revolving Commitments representing at least 66-2/3% of the sum of the aggregate Revolving Commitments at such time, or at any time when there is only one Revolving Lender, such Revolving Lender, (b) when referenced with respect to the Term Loan Lenders, at any time when there is more than one Term Loan Lender, at least two Term Loan Lenders having Term Loans representing at least 66-2/3% of the sum of the aggregate Term Loans at such time, or at any time when there is only one Term Loan Lender, such Term Loan Lender, (c) when referenced with respect to all Lenders, at any time when there is more than one Lender, at least two Lenders the sum of whose outstanding Term Loans and Revolving Commitments at such time (or, after the termination thereof, outstanding Revolving Loans) represents at least 66-2/3% of the sum of (i) all outstanding Term Loans and (ii) the total Revolving Commitment (or, after the termination thereof, outstanding Revolving Loans) in effect at such time, or at any time when there is only one Lender, such Lender; provided that the Commitment of, and the portion of the Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Resignation Effective Date” has the meaning set forth in Section 11.6(a).

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“Responsible Officer” means an individual holding one or more of the following offices with the Borrower or otherwise having executive responsibilities for financial matters and listed in Schedule 1.5 hereto: chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller, and, solely for purposes of notices given pursuant to Article 2, any other officer or employee of the Borrower so designated by any of the foregoing officers in a notice to the Agent or any other officer or employee of the Borrower designated in or pursuant to an agreement between the Borrower and the Agent. Any document delivered hereunder that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower. To the extent requested by the Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Agent, appropriate authorization documentation, in form and substance satisfactory to the Agent.

“Restatement Date” means the date of the amendment and restatement of the Prior Credit Agreement, on which date the Effective Time shall occur.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Equity Interest in, any Loan Party or any Subsidiary now or hereafter outstanding, except a dividend payable solely in shares of Equity Interests, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Equity Interest in, any Loan Party or any Subsidiary now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interest in, any Loan Party or any Subsidiary, (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption purchase, retirement, defeasance (including economic or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness, and (v) any payment made to any Affiliates of any Loan Party or any Subsidiary in respect of management, consulting or other similar services provided to any Loan Party or any Subsidiary.

“Restrictive Agreements” has the meaning assigned to such term in Section 6.13(b).

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.3, and (iii) such additional dates as the Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment and/or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of any payment by the LC Issuer under any Letter of Credit denominated in an Alternative Currency, and (iii) such additional dates as the Agent or the LC Issuer shall determine or the Required Lenders shall require.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, as such commitment may be (a) reduced from time to time pursuant to Sections 2.6 and 2.9, (b) increased from time to time pursuant to Section 2.14, or (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.6. The initial maximum amount of each Lender’s Revolving Commitment is set forth on Schedule 2.1, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The aggregate original maximum amount of the Revolving Commitments is equal to $60,000,000.

“Revolving Credit Availability Period” means the period from and including the Effective Time to but excluding the earlier of (a) the Maturity Date of the Revolving Facility and (b) the date of termination of the Revolving Commitments, as terminated by the Borrower pursuant to Section 2.6 or by the Agent pursuant to Section 10.2.

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“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans at such time and such Lender’s Applicable Percentage of the LC Obligations at such time, and in the case of the Swingline Lender, the aggregate outstanding principal amount of all Swingline Loans which have not been refunded pursuant to Section 2.5(d).

“Revolving Lender” means (a) initially, a Lender that has a Revolving Commitment set forth opposite its name on Schedule 2.1 and (b) thereafter, the Lenders from time to time holding Revolving Loans and Revolving Commitments, after giving effect to any assignments thereof permitted by Section 12.6.

“Revolving Loan” means a Loan made pursuant to Section 2.1(a) that utilizes the Revolving Commitments.

“Revolving Notes” means the promissory notes, substantially in the form of Exhibit A-1 annexed hereto, issued by the Borrower in favor of the Revolving Lenders.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Agent or the LC Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any interest rate, currency, foreign exchange, or commodity Swap Contract required by or not prohibited under Article 9 between any Loan Party and any Hedge Bank.

“Secured Obligations” means all Obligations and all Additional Secured Obligations.

“Secured Parties” means, collectively, the Agent, the Lenders, the LC Issuer, the Hedge Banks, the Cash Management Banks, the Indemnitees and each co-agent or sub-agent appointed by the Agent from time to time pursuant to Section 11.5.

“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit J.

“Special Counsel” means Locke Lord LLP, in its capacity as special counsel to Bank of America.

“Special Guarantors” means Ameresco Evansville, Ameresco CT, and Ameresco Solar Newburyport LLC, a Delaware limited liability company.

“Special Purpose Subsidiaries” means the Hawaii Joint Venture, the Non-Core Energy Subsidiaries and the Funding Subsidiaries.

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“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 4.11).

“Specified Shareholders” means any one or more of George Sakellaris and his immediate family members and heirs and any trusts for the benefit of the foregoing.

“Spot Rate” for a currency means the rate determined by the Agent or the LC Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Agent or the LC Issuer may obtain such spot rate from another financial institution designated by the Agent or the LC Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the LC Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“SRO LP” means SRO LP, a limited partnership organized under the laws of Ontario, Canada.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subordinated Debt Documents” means all instruments, agreements and other documents executed and delivered by the Loan Parties in connection with Subordinated Indebtedness.

“Subordinated Indebtedness” means, any Indebtedness of the Core Ameresco Companies incurred after the Restatement Date with the consent of the Agent that by its terms (or by the terms of the instrument under which it is outstanding and to which appropriate reference is made in the instrument evidencing such Subordinated Indebtedness) (a) is subordinated in right of payment to the prior payment of the Obligations and (b) contains other terms, including without limitation, standstill, interest rate, maturity and amortization, and insolvency-related provisions, in all respects reasonably satisfactory to the Agent and Special Counsel.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled (as described in the first sentence of the definition of “Control”), by the parent and/or one or more subsidiaries of the parent. References herein to “Subsidiaries” shall, unless the context requires otherwise, be deemed to be references to Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

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“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Loan” has the meaning specified in Section 2.5.

“Swingline Loan Notice” means a notice of a Swingline Borrowing pursuant to Section 2.5(b)(i), which shall be substantially in the form of Exhibit B-2 annexed hereto or such other form as approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by a Responsible Officer.

“Swingline Commitment” means the commitment of the Swingline Lender to make Swingline Loans, as such commitment may be (a) reduced from time to time pursuant to Sections 2.6 and 2.9 and (b) reduced or increased from time to time pursuant to assignments by the Swingline Lender pursuant to Section 11.4. The original amount of the Swingline Commitment is equal to $5,000,000.

“Swingline Lender” means Bank of America, in its capacity as the Swingline Lender, together with its successors and assigns in such capacity.

“Swingline Note” means the promissory note, substantially in the form of Exhibit A-3, issued by the Borrower in favor of the Swingline Lender to evidence the Swingline Loans.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Loan” means the $17,142,857.12 Term Loan to be made by the Lenders to the Borrower at the Effective Time.

“Term Loan Commitment” means with respect to each Term Loan Lender, the agreement of such Lender to retain the outstanding balance of its portion of the Term Loan under the Prior Credit Agreement to the Borrower at the Effective Time. The initial amount of each Term Loan Lender’s Term Loan Commitment is set forth on Schedule 2.1. The aggregate original amount of the Term Loan Commitments, equaling the outstanding balance of the Term Loans under the Prior Credit Agreement, is $17,142,857.12.

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“Term Loan Lender” means, (a) initially, a Lender that has a Term Loan Commitment set forth opposite its name on Schedule 2.1 and who has retained a portion of the Term Loan under the Prior Credit Agreement at the Effective Time and (b) thereafter, the Lenders from time to time holding an interest in the Term Loan after giving effect to any assignments thereof permitted by Section 12.6.

“Term Loan Notes” means the promissory notes, substantially in the form of Exhibit A-2, issued by the Borrower in favor of the Term Loan Lender to evidence the Term Loans.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Exposure and Outstanding Amount of all Term Loans of such Lender at such time.

“Total Funded Debt” means the outstanding principal amount of all Indebtedness of the Core Ameresco Companies determined on a consolidated basis (without duplication) in respect of borrowed money, plus the face amount of letters of credit for which a Core Ameresco Company is an obligor to the extent such letters of credit are not secured by cash deposits, plus any obligations of the Borrower with respect to its Guarantees of the Design-Build Agreement to the extent such obligations are required to be accrued on the consolidated balance sheet of the Core Ameresco Companies in accordance with GAAP, including (i) all Indebtedness described in clauses (a), (b), (c) and (e) of the definition of Indebtedness set forth herein, including all guarantees of any of such Indebtedness, and (ii) all Renewable Energy Project Guaranty Liabilities, but excluding any Indebtedness incurred by the Loan Parties in connection with any Energy Conservation Project Financing.

“Total Voting Power” means, with respect to any Person, the total number of votes which holders of securities having the ordinary power to vote, in the absence of contingencies, are entitled to cast in the election of directors of such Person.

“Trademarks” means all trademarks (including service marks), federal and state trademark registrations and applications made by the Loan Parties, common law trademarks and trade names owned by or assigned to the Loan Parties, all registrations and applications for the foregoing and all exclusive and nonexclusive licenses from third parties of the right to use trademarks of such third parties, including, without limitation, the registrations, applications, unregistered trademarks, service marks and licenses listed on Schedule 6.5 hereto, along with any and all (a) renewals thereof, (b) income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages, claims and payments for past or future infringements thereof, (c) rights to sue for past, present and future infringements thereof, and (d) foreign trademarks, trademark registrations, and trade name applications for any thereof and any other rights corresponding thereto throughout the world.

“Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Eurocurrency Rate or the Base Rate.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unreimbursed Amount” has the meaning set forth in Section 2.4(c)(i).

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“Wholly Owned Subsidiary” means, with respect to any Person at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing 100% of the equity or ordinary voting power (other than directors’ qualifying shares) or, in the case of a partnership, 100% of the general partnership interests are, as of such date, directly or indirectly owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

1.2         Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan” or “Term Loan”) or by Type (e.g., a “Base Rate Loan” or a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan” or a “Base Rate Revolving Loan”). In similar fashion, (i) Borrowings may be classified and referred to by Class, by Type and by Class and Type, and (ii) Commitments may be classified and referred to by Class.

1.3         Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)          The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)          Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

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1.4         Accounting Terms.

(a)          Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b)          Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c)          Pro Forma Treatment. Each Disposition of all or substantially all of a line of business, and each Acquisition, by the Borrower and its Subsidiaries that is consummated during any fiscal period shall, for purposes of determining compliance with the financial covenants set forth in Section 9.10 and for purposes of determining the Applicable Rate, be given Pro Forma Effect as of the first day of such fiscal period.

1.5         Joint and Several Obligations; Responsible Officers.

(a)          All Obligations of the Guarantors hereunder shall be joint and several. Any notice, request, waiver, consent or other action made, given or taken by any Loan Party shall bind all Loan Parties.

(b)          Each Loan Party hereby authorizes each of the Responsible Officers listed in Schedule 1.5 hereto to act as agent for each Loan Party and to execute and deliver on behalf of each Loan Party such notices, requests, waivers, consents, certificates and other documents, and to take any and all actions required or permitted to be delivered or taken by any Loan Party hereunder. The Borrower may replace any of the Responsible Officers listed in Schedule 1.5 hereto or add any additional Responsible Officers by delivering written notice to the Agent specifying the names of each new Responsible Officer and the offices held by each such Person. Each Loan Party hereby agrees that any such notices, requests, waivers, consents, certificates and other documents executed, delivered or sent by any Responsible Officer and any such actions taken by any Responsible Officer shall bind each Loan Party.

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1.6         Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases or decreases, as the case may be, in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases or decreases, as the case may be, whether or not such maximum stated amount is in effect at such time.

1.7         Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.8         Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.9         UCC Terms. Terms defined in the UCC in effect at the Effective Time and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

1.10       Exchange Rates; Currency Equivalents.

(a)          The Agent or the LC Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Agent or the LC Issuer, as applicable.

(b)          Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Agent or the LC Issuer, as the case may be.

(c)          The Agent does not warrant, nor accept responsibility, nor shall the Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any comparable or successor rate thereto.

1.11       Additional Alternative Currencies.

(a)          The Borrower may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that (i) such requested currency is an Eligible Currency and (ii) such requested currency shall only be treated as a “LIBOR Quoted Currency” to the extent that there is published LIBOR rate for such currency. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Agent and each Lender with a Commitment under which such currency is requested to be made available; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Agent and the LC Issuer.

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(b)          Any such request shall be made to the Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Agent and, in the case of any such request pertaining to Letters of Credit, the LC Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Agent shall promptly notify the LC Issuer thereof. Each Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the LC Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)          Any failure by a Lender or the LC Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the LC Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Agent and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency and the Agent and the Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Agent shall so notify the Borrower and (i) the Agent and the Lenders may amend the definition of Eurocurrency Rate for any Non-LIBOR Quoted Currency to the extent necessary to add the applicable Eurocurrency Rate for such currency and (ii) to the extent the definition of Eurocurrency Rate reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Borrowings of Eurocurrency Rate Loans. If the Agent and the LC Issuer consent to the issuance of Letters of Credit in such requested currency, the Agent shall so notify the Borrower and (A) the Agent and the LC Issuer may amend the definition of Eurocurrency Rate for any Non-LIBOR Quoted Currency to the extent necessary to add the applicable Eurocurrency Rate for such currency and (B) to the extent the definition of Eurocurrency Rate reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency, for purposes of any Letter of Credit issuances. If the Agent shall fail to obtain consent to any request for an additional currency under this Section 1.11, the Agent shall promptly so notify the Borrower.

ARTICLE 2

The Credits

2.1         Revolving Loans.

(a)          Revolving Commitments. Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to the Borrower in Dollars or in one or more Alternative Currencies from time to time during the Revolving Credit Availability Period; provided that, after giving effect to any requested Revolving Credit Borrowing and any repayment of Swingline Loans effected by any requested Revolving Credit Borrowing (i) the Revolving Exposure of any Lender shall not exceed such Lender’s Revolving Commitment, (ii) the total Revolving Exposure shall not at any time exceed the total Revolving Commitments of all Lenders at such time, and (iii) the aggregate Outstanding Amount of all Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

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(b)          Limit on Revolving Loans. Each Base Rate Borrowing shall be in an aggregate amount at least equal to $500,000 or any greater multiple of $100,000 and each Eurocurrency Borrowing shall be subject to Section 2.3(e).

(c)          Funding of Revolving Loans. To request a Borrowing (except requests for Swingline Loan Borrowings which are subject to Section 2.5(b)), the Borrower shall notify the Agent of such request by: (A) telephone or (B) a Loan Notice, provided that any telephone notice must be confirmed immediately by delivery to the Agent of a Loan Notice. Each such Loan Notice must be received by the Agent (i) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m. three Business Days before the date of the proposed Borrowing or (ii) in the case of a Base Rate Borrowing not later than 1:00 p.m. on the date of the proposed Borrowing (including a Base Rate Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.4(c)), provided further that the Borrower shall use Swingline Loan Borrowings to finance the reimbursement of an LC Disbursement except to the extent that such Borrowings would cause the aggregate principal balance of all Swingline Loans outstanding to exceed the Swingline Commitment, in which case the Borrower may use Base Rate Revolving Credit Borrowings to finance such reimbursement, but only to the extent of such excess. Each such telephonic Loan Notice shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or electronic transmission to the Agent of a written Loan Notice in the form of Exhibit B-1 hereto, setting forth all of the information required to be set forth therein, and signed by a Responsible Officer of the Borrower. Promptly following receipt of an Loan Notice in compliance with this subsection 2.1(c), the Agent shall advise each Lender of the details thereof and of the amount and currency of such Lender’s Revolving Loan to be made as part of the requested Borrowing, and provided that no Default under Section 10.1(a)(ii) or Event of Default shall have occurred and be continuing or shall result therefrom, (i) in the case of a Eurocurrency Borrowing, on the date three Business Days after such Loan Notice is delivered to the Agent and (ii) in the case of a Base Rate Borrowing, on the date one Business Day thereafter, such Loan Notice is delivered to the Agent, the Lenders shall make a Revolving Loan to the Borrower in accordance with the terms of Section 2.8(c) in an amount equal to the amount set forth in such Loan Notice.

(d)          Interest on Revolving Loans. Subject to Section 2.3 hereof, each Revolving Loan made to the Borrower by the Lenders hereunder shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Rate. Notwithstanding the foregoing, (i) the principal of all Revolving Loans which are not paid when due shall automatically bear interest until paid in full at the Default Rate, (ii) during the period when any Event of Default of the type described in clauses (g), (h) or (i) of Section 10.1 shall have occurred and be continuing, the principal of all Revolving Loans hereunder shall automatically bear interest, after as well as before judgment, at the Default Rate, (iii) if there shall occur and be continuing any Event of Default (other than an Event of Default of the type described in clauses (g), (h) or (i) of Section 10.1), following written notice delivered to the Borrower from the Agent at the request of the Required Lenders, the principal of all Revolving Loans hereunder shall bear interest, after as well as before judgment, at the Default Rate during the period beginning on the date such Event of Default first occurred, and ending on the date such Event of Default is cured or waived. Accrued interest on each Revolving Loan shall be payable in arrears on each Interest Payment Date; provided that interest accrued at the Default Rate shall be payable on demand.

(e)          Repayment of Revolving Loans. The Borrower unconditionally promises to pay to the Agent for the account of each Revolving Lender the then unpaid principal amount of such Lender’s Revolving Loans on the Maturity Date for the Revolving Facility. In addition, if following any reduction in the Revolving Commitments or at any other time the Revolving Exposure shall exceed the Revolving Commitment at such time, the Borrower shall first, repay Swingline Loans, second, repay Revolving Loans, and third, to the extent necessary, provide Cash Collateral for LC Obligations as specified in Section 2.12(a), in an aggregate amount equal to 102% of such excess.

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(f)          Loan Accounts. Each Revolving Lender shall maintain in accordance with its usual practice an account evidencing the indebtedness of the Borrower to such Lender resulting from each Revolving Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Agent shall maintain accounts in which it shall record the amount of each Revolving Loan made hereunder in accordance with Section 2.7.

(g)          Revolving Notes. Prior to the Restatement Date, the Borrower shall prepare, execute and deliver to each Revolving Lender requesting a note evidencing the Revolving Loans owed to it a Revolving Note in the principal amount of such Lender’s Revolving Commitment. Thereafter, the Revolving Loans of each Revolving Lender evidenced by such Revolving Note and interest thereon shall at all times (including after assignment pursuant to Section 12.6) be represented by one or more promissory notes in such form payable to the order of the payee named therein.

2.2         Term Loan.

(a)          Funding of the Term Loan. Subject to the terms and conditions set forth herein, each Term Loan Lender agrees to retain its portion of the Term Loan outstanding under the Prior Credit Agreement in Dollars in the full amount of its Term Loan Commitment at the Effective Time. Principal amounts of the Term Loan that have been repaid or prepaid may not be reborrowed.

(b)          Interest on the Term Loan. Subject to Section 2.3 hereof, the outstanding principal amount of the Term Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Rate. Notwithstanding the foregoing, (i) any portion of the principal of the Term Loan which is not paid when due shall automatically bear interest until paid in full at the Default Rate, (ii) during the period when any Event of Default of the type described in clauses (g), (h) or (i) of Section 10.1 shall have occurred and be continuing, the outstanding principal balance of the Term Loan shall automatically bear interest, after as well as before judgment, at the Default Rate, (iii) if there shall occur and be continuing any Event of Default (other than an Event of Default of the type described in clauses (g), (h) or (i) of Section 10.1), following written notice delivered to the Borrower from the Agent at the request of the Required Lenders, the outstanding principal balance of the Term Loan shall bear interest, after as well as before judgment, at the Default Rate during the period beginning on the date such Event of Default first occurred, and ending on the date such Event of Default is cured or waived. Accrued interest on the outstanding principal balance of the Term Loan shall be payable in arrears on each Interest Payment Date; provided that interest accrued at the Default Rate shall be payable on demand, and all accrued interest on the Term Loan shall be payable on each date that any portion of the principal of the Term Loan shall be payable hereunder.

(c)          Repayment of Term Loan. The Borrower hereby unconditionally promises to pay to the Agent for the account of the Term Loan Lenders quarterly principal installments in respect of the Term Loan on the last day of each quarter commencing September 30, 2015 in the amount of $1,428,571.43. To the extent not previously paid, the Term Loan shall be due and payable in full on the Maturity Date of the Term Facility.

(d)          Loan Accounts. Each Term Loan Lender shall maintain in accordance with its usual practice an account evidencing the indebtedness of the Borrower to such Lender in respect of the Term Loan, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Agent shall maintain accounts in which it shall record the amount of each Term Loan in accordance with Section 2.7.

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(e)          Term Note. Prior to the Effective Time, the Borrower shall prepare, execute and deliver to each Term Loan Lender requesting a note to evidence the Term Loans owed to it a Term Note in the principal amount of such Lender’s Term Loan Commitment. Thereafter, such Term Loan Lender’s portion of the Term Loan evidenced by such Term Note and interest thereon shall at all times (including after assignment pursuant to Section 12.6) be represented by one or more promissory notes in such form payable to the order of the payee named therein.

2.3         Eurocurrency Borrowings.

(a)          General. All of the Loans outstanding under the Prior Credit Agreement immediately before the Effective Time (i) that are Eurocurrency Loans shall be continued hereunder as Eurocurrency Loans at the Effective Time, and (ii) that are Base Rate Loans shall be continued hereunder as Base Rate Loans at the Effective Time. Thereafter, the Borrower may elect to continue Eurocurrency Borrowings or convert Base Rate Borrowings to Eurocurrency Borrowings in accordance with this Section. The Borrower may elect different options for continuations and conversions with respect to different portions of the affected Borrowing, except with respect to Swingline Loans, in which case the Loans comprising each such portion shall be considered a separate Borrowing. The Borrower shall not be permitted to select any Interest Period for any Eurocurrency Borrowing that ends after the Maturity Date of the applicable Facility.

(b)          Interest on Eurocurrency Borrowings. Each Eurocurrency Borrowing shall bear interest during the applicable Interest Period at a rate per annum equal to the Eurocurrency Rate plus the Applicable Rate for such Class. Notwithstanding the foregoing, (i) all Eurocurrency Borrowings which are not paid when due shall bear interest until paid in full at the Default Rate, and all Eurocurrency Borrowings denominated in Dollars which are not paid when due shall automatically be converted into Base Rate Borrowings; (ii) during the period when any Event of Default of the type described in clauses (g), (h) or (i) of Section 10.1 shall have occurred and be continuing, (A) all Eurocurrency Borrowings shall bear interest, after as well as before judgment, at the Default Rate, and (B) all Eurocurrency Borrowings denominated in Dollars shall automatically be converted into Base Rate Borrowings; and (iii) if there shall occur and be continuing any Event of Default (other than an Event of Default of the type described in clauses (g), (h) or (i) of Section 10.1), following written notice delivered to the Borrower from the Agent at the request of the Required Lenders, (A) all Eurocurrency Borrowings shall bear interest, after as well as before judgment, at the Default Rate during the period beginning on the date such Event of Default first occurred, and ending on the date such Event of Default is cured or waived, and (B) all Eurocurrency Borrowings denominated in Dollars shall automatically be converted into Base Rate Borrowings. Accrued interest on each Eurocurrency Borrowing shall be payable in arrears on the last Business Day of the Interest Period applicable to such Eurocurrency Borrowing; provided that (a) in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, accrued interest shall be due on the last Business Day of such Interest Period and on the last Business Day of each three month period, and (b) interest accrued at the Default Rate shall be payable on demand. All interest on Eurocurrency Borrowings hereunder shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Eurocurrency Rate or Eurocurrency Base Rate shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

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(c)          Procedure for Requesting Eurocurrency Borrowings and Conversions. To request that any portion of the Term Loan or the outstanding Revolving Loans denominated in Dollars be converted into a Eurocurrency Borrowing, to request that any Eurocurrency Borrowing continue as a Eurocurrency Borrowing for an additional Interest Period, or, to request the conversion of any portion of the Eurocurrency Borrowing denominated in Dollars to a Base Rate Borrowing, the Borrower shall notify the Agent of such request by telephone (i) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m. three Business Days before the date of the proposed conversion or continuation of such Borrowing, and (ii) in the case of a conversion of a Eurocurrency Borrowing to a Base Rate Borrowing, not later than 1:00 p.m. on the date of such conversion. Each such Interest Election Request made by the Borrower shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or electronic transmission to the Agent of a written Loan Notice in the form of Exhibit B-1 hereto, setting forth all of the information required to be set forth therein, and signed by a Responsible Officer of the Borrower. No Swingline Loan shall be converted from a Base Rate Borrowing to a Eurocurrency Borrowing. Promptly following receipt of an Interest Election Request, the Agent shall advise each affected Lender of the details thereof and of such Lender’s portion of each resulting Borrowing. Subject to the provisions of Section 3.3 and provided that, in the case of a Loan denominated in Dollars, no Default or Event of Default shall have occurred and be continuing and the Agent, at the request of the Required Lenders shall have so notified the Borrower, upon receipt of an Interest Election Request, the Lenders shall on the requested date of conversion or continuation (i) convert the Base Rate Loan requested to be converted into a Eurocurrency Loan for the Interest Period set forth in such Interest Election Request, (ii) continue the Eurocurrency Loan requested to be continued as a Eurocurrency Loan for the additional Interest Period set forth in such Interest Election Request and/or (iii) convert a Eurocurrency Loan to a Base Rate Loan. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch of any Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(d)          Incomplete Interest Election Requests. If the Borrower fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one (1) month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. Except as provided pursuant to Section 2.3(e), no Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be repaid in the original currency of such Loan and reborrowed in the other currency.

(e)          Conversion of Eurocurrency Rate Loans. Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the outstanding Eurocurrency Rate Loans denominated in Dollars be converted immediately to Base Rate Loans and any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(f)          Limit on Eurocurrency Borrowings. At the commencement of each Interest Period for a Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount at least equal to the Dollar Equivalent of $1,000,000 or any greater multiple of the Dollar Equivalent of $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of seven (7) Eurocurrency Borrowings outstanding.

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2.4         Letters of Credit.

(a)          General.

(i) Subject to the terms and conditions set forth herein, in addition to the Revolving Loans provided for in Section 2.1, the Term Loans provided for in Section 2.2, and the Swingline Loans provided for in Section 2.5(a), the Borrower may request the LC Issuer to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for its own account or the account of one or more of its Subsidiaries, in a form reasonably acceptable to the LC Issuer, at any time and from time to time from the Effective Time until the Letter of Credit Expiration Date. Letters of Credit issued hereunder shall constitute utilization of the Revolving Commitments and, without limitation of the provisions of Section 2.1(a), in no event shall the LC Obligations at any time exceed the Dollar Equivalent of the LC Commitment Amount. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the LC Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Each of the letters of credit identified on Schedule 2.4 (collectively, the “Existing Letters of Credit”) shall be deemed to have been issued pursuant hereto, and from and after the Restatement Date shall be subject to and governed by the terms and conditions hereof so long as they remain outstanding.

(ii)         The LC Issuer shall not issue any Letter of Credit if:

(A)         subject to Section 2.4(b)(iv), the expiry date of the requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date, or

(B)         the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date unless all the Lenders have approved such expiry date.

(iii)        The LC Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)         any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the LC Issuer from issuing the Letter of Credit, or any Law applicable to the LC Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the LC Issuer shall prohibit, or request that the LC Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the LC Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the LC Issuer is not otherwise compensated hereunder) not in effect at the Effective Time, or shall impose upon the LC Issuer any unreimbursed loss, cost or expense which was not applicable at the Effective Time and which the LC Issuer in good faith deems material to it;

(B)         the issuance of the Letter of Credit would violate one or more policies of the LC Issuer applicable to letters of credit generally;

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(C)         except as otherwise agreed by the Agent and the LC Issuer, the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(D)         any Revolving Lender is at that time a Defaulting Lender, unless the LC Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the LC Issuer (in its sole discretion) with the Borrower or such Revolving Lender to eliminate the LC Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.13(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other LC Obligations as to which the LC Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(E)         the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv)        The LC Issuer shall not amend any Letter of Credit if the LC Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)         The LC Issuer shall be under no obligation to amend any Letter of Credit if (A) the LC Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi)        The LC Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the LC Issuer shall have all of the benefits and immunities (A) provided to the Agent in Article 11 with respect to any acts taken or omissions suffered by the LC Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in Article 11 included the LC Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the LC Issuer.

(b)          Procedures for Issuance, Amendment and Extension of Letters of Credit.

(i)          Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the LC Issuer (with a copy to the Agent) in the form of an LC Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such LC Application must be received by the LC Issuer and the Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Agent and the LC Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such LC Application shall specify in form and detail satisfactory to the LC Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof and in the absence of specification of currency shall be deemed to be a request for a Letter of Credit denominated in Dollars; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the LC Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such LC Application shall specify in form and detail reasonably satisfactory to the LC Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the LC Issuer may reasonably require. Additionally, the Borrower shall furnish to the LC Issuer and the Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the LC Issuer or the Agent may require.

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(ii)         Promptly after receipt of any LC Application, the LC Issuer will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of such LC Application from the Borrower and, if not, the LC Issuer will provide the Agent with a copy thereof. Unless the LC Issuer has received written notice from any Lender, the Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions in Article 7 shall not then be satisfied, then, subject to the terms and conditions hereof, the LC Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the LC Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the LC Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage multiplied by the amount of such Letter of Credit.

(iii)        Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the LC Issuer will also deliver to the Borrower and the Agent a true and complete copy of such Letter of Credit or amendment.

(iv)        If the Borrower so requests in any applicable LC Application, the LC Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the LC Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the LC Issuer, the Borrower shall not be required to make a specific request to the LC Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the LC Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the LC Issuer shall not permit any such extension if (A) the LC Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.4(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Agent that the Required Lenders have elected not to permit such extension or (2) from the Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 7.2 is not then satisfied, and in each such case directing the LC Issuer not to permit such extension.

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(c)          Drawings and Reimbursements; Funding of Participations.

(i)          Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the LC Issuer shall notify the Borrower and the Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the LC Issuer in such Alternative Currency, unless (A) the LC Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified the LC Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse the LC Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the LC Issuer shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the LC Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the LC Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Borrower shall reimburse the LC Issuer through the Agent in an amount equal to the amount of such drawing and the applicable currency (each such obligation of the Borrower, a “Reimbursement Obligation”). In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.4(c)(i) and (B) the Dollar amount paid by the Borrower, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Borrower agrees, as a separate and independent obligation, to indemnify the LC Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the Borrower fails to pay any Reimbursement Obligation to the LC Issuer by such time, the Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, but subject to the amount of the unutilized portion of the Commitments and the conditions set forth in Section 7.2 (other than the delivery of an Loan Notice). Any notice given by the LC Issuer or the Agent pursuant to this Section 2.4(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)         Each Lender shall upon any notice pursuant to Section 2.4(c)(i) make funds available to the Agent for the account of the LC Issuer in Dollars for Dollar denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Agent, whereupon, subject to the provisions of Section 2.4(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Agent shall remit the funds so received to the LC Issuer.

(iii)        With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 7.2 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the LC Issuer an LC Disbursement in the amount of the Unreimbursed Amount that is not so refinanced, which LC Disbursement shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Agent for the account of the LC Issuer pursuant to Section 2.4(c)(ii) shall be deemed payment in respect of its participation in such LC Disbursement and shall constitute an LC Advance from such Lender in satisfaction of its participation obligation under this Section 2.4.

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(iv)        Until each Lender funds its Base Rate Loan or LC Advance pursuant to this Section 2.4(c) to reimburse the LC Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the LC Issuer.

(v)         Each Lender’s obligation to make Base Rate Loans or LC Advances to reimburse the LC Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.4(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the LC Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.4(c) is subject to the conditions set forth in Section 7.2 (other than delivery by the Borrower of an Loan Notice). No such making of an LC Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the LC Issuer for the amount of any payment made by the LC Issuer under any Letter of Credit, together with interest as provided herein.

(vi)        If any Lender fails to make available to the Agent for the account of the LC Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.4(c) by the time specified in Section 2.4(c)(ii), the LC Issuer shall be entitled to recover from such Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the LC Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the LC Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or LC Advance in respect of the relevant LC Disbursement, as the case may be. A certificate of the LC Issuer submitted to any Lender (through the Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)          Repayment of Participations.

(i)          At any time after the LC Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s LC Advance in respect of such payment in accordance with Section 2.4(c), if the Agent receives for the account of the LC Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Agent), the Agent will distribute to such Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Agent.

(ii)         If any payment received by the Agent for the account of the LC Issuer pursuant to Section 2.4(c)(i) is required to be returned under any of the circumstances described in Section 12.19 (including pursuant to any settlement entered into by the LC Issuer in its discretion), each Lender shall pay to the Agent for the account of the LC Issuer its Applicable Percentage thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

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(e)          Obligations Absolute. The obligation of the Borrower to reimburse the LC Issuer for Reimbursement Obligations and to repay each LC Disbursement shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)          any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)         the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the LC Issuer or any other Person, whether in connection with this Agreement or by such Letter of Credit, the transactions contemplated hereby or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)        any draft, demand, endorsement, certificate or other document presented under or in connection with such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)        waiver by the LC Issuer of any requirement that exists for the LC Issuer’s protection and not the protection of the Borrower or any waiver by the LC Issuer which does not in fact materially prejudice the Borrower;

(v)         honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)        any payment made by the LC Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable;

(vii)       any payment by the LC Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the LC Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii)      any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary, except any circumstance or happening caused by the gross negligence or willful misconduct of the LC Issuer; or

(ix)         any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally.

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The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it in accordance with the procedures set forth herein and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the LC Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the LC Issuer and its correspondents unless such notice is given as aforesaid.

(f)          Role of LC Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the LC Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the LC Issuer, the Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the LC Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the LC Issuer, the Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the LC Issuer, shall be liable or responsible for any of the matters described in Section 2.4(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the LC Issuer, and the LC Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves, as determined by a final and nonappealable judgment of a court of competent jurisdiction, were caused by the LC Issuer’s willful misconduct or gross negligence or the LC Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight or time draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the LC Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the LC Issuer shall not be responsible for the validity or sufficiency of any instrument transferring, endorsing or assigning or purporting to transfer, endorse or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The LC Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)          Applicability of ISP. Unless otherwise expressly agreed by the LC Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, the LC Issuer shall not be responsible to the Borrower for, and the LC Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the LC Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the LC Issuer or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

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(h)          Confirmation of Existing Letters of Credit Issued Under Prior Credit Agreement. All Existing Letters of Credit (including those issued under the Prior Credit Agreement) outstanding on the Restatement Date shall be deemed to be Letters of Credit issued hereunder.

(i)          Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.5         Swingline Loans.

(a)          The Swingline Loan. Subject to the terms and conditions hereinafter set forth, upon notice by the Borrower made to the Swingline Lender in accordance with Section 2.5(b)(i), the Swingline Lender hereby agrees to make Swingline Loans to the Borrower in Dollars from time to time on any Business Day during the period between the Restatement Date and the Business Day immediately prior to the expiration of the Revolving Credit Availability Period in an aggregate principal amount not to exceed the Swingline Commitment, notwithstanding the fact that such Swingline Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Loans and LC Obligations of the Lender acting as Swingline Lender, may exceed the amount of such Lender’s Revolving Commitment; provided, however, that (i) after giving effect to any Swingline Loan, (A) the Total Revolving Outstandings shall not exceed the Total Revolving Commitments at such time, and (B) the Revolving Exposure of any Revolving Lender at such time shall not exceed such Lender’s Revolving Commitment, (ii) the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan, and (iii) the Swingline Lender shall not be under any obligation to make any Swingline Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. The Swingline Loans shall be payable with interest accrued thereon on the Business Day immediately prior to the expiration of the Revolving Credit Availability Period. Amounts borrowed by the Borrower under this Section 2.5 may be repaid and reborrowed, subject to the conditions hereof. At the time that each Swingline Loan Borrowing is made, such Borrowing shall be in an aggregate amount that is at least equal to $100,000 or any greater multiple of $100,000. Immediately upon the making of a Swingline Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Swingline Loan.

(b)          Requests for Swingline Loans.

(i)          When the Borrower desires the Swingline Lender to make a Swingline Loan, it shall send to the Agent and the Swingline Lender a written notice, which may be given by: (A) telephone or (B) a Swingline Loan Notice, provided that any telephone notice must be confirmed immediately by delivery to the Swingline Lender and the Agent of a Swingline Loan Notice. Each Swingline Loan notice shall set forth (x) the principal amount of the proposed Swingline Loan, and (y) the proposed date of Borrowing of such Swingline Loan (which date shall be a Business Day), and be signed by a Responsible Officer of the Borrower. Each such Swingline Loan Notice must be received by the Swingline Lender not later than 11:00 a.m. on the proposed date of Borrowing of the Swingline Loan being requested. Each Swingline Loan Notice shall be irrevocable and binding on the Borrower and shall obligate the Borrower to borrow the Swingline Loan from the Swingline Lender on the proposed date of Borrowing.

(ii)         Upon satisfaction of the applicable conditions set forth in this Agreement, at or before the close of business on the proposed date of Borrowing, the Swingline Lender shall make the Swingline Loan available to the Borrower by crediting the amount of the Swingline Loan to an account designated by the Borrower to the Swingline Lender; provided that Swingline Loans made to finance the reimbursement of an LC Disbursement under any Letter of Credit as provided in Section 2.4(c) shall be remitted by the Agent to the LC Issuer.

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(iii)        Notwithstanding the foregoing, the Swingline Lender shall not advance any Swingline Loans after it has received notice from any Lender or any Loan Party that a Default under Section 10.1(a)(ii) or an Event of Default has occurred and is continuing and stating that no new Swingline Loans are to be made until such Default or Event of Default has been cured or waived in accordance with the provisions of this Agreement.

(c)          Interest on Swingline Loans. Each Swingline Loan shall be a Base Rate Loan and shall bear interest for the account of the Swingline Lender thereof until repaid in full at the rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans. The Borrower promises to pay interest on the Swingline Loans in arrears on each Interest Payment Date with respect thereto. All such interest payable with respect to the Swingline Loans shall be payable for the account of the Swingline Lender.

(d)          Refundings of Swingline Loans; Participations in Swingline Loans.

(i)          The Swingline Lender, at any time in its sole and absolute discretion, may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf) request each Revolving Lender, including the Swingline Lender, in its capacity as a Revolving Lender, to make a Revolving Loan in an amount equal to such Revolving Lender’s Applicable Percentage of the amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date such notice is given. Upon such request, unless any of the Events of Default described in Section 10.1(g) or (h) shall have occurred (in which event the procedures of Section 2.5(d)(ii) shall apply), each Revolving Lender shall make the proceeds of its Revolving Loan available to the Agent, for the account of the Swingline Lender, at the Agent’s Office prior to 11:00 a.m. in Same Day Funds (and the Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately applied to repay the Refunded Swingline Loans.

(ii)         If, prior to the making of a Revolving Loan pursuant to Section 2.5(d)(i), an Event of Default described in Section 10.1(g) or (h) shall have occurred, each Revolving Lender will, on the date such Revolving Loan was to have been made, purchase an undivided participation interest in the Refunded Swingline Loan in an amount equal to its Applicable Percentage of such Refunded Swingline Loan. Each Revolving Lender will immediately transfer to the Swingline Lender, in Same Day Funds, the amount of its participation in such Refunded Swingline Loan.

(iii)        Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Revolving Lender’s participation interest in a Refunded Swingline Loan pursuant to Section 2.5(d)(ii) above, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Revolving Lender its participation interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s participation interest was outstanding and funded); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed by the Swingline Lender to it as such payment is required to be returned by the Swingline Lender.

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(iv)        If any Revolving Lender does not make available to the Swingline Lender any amounts for the purpose of refunding a Swingline Loan pursuant to Section 2.5(d)(i) above or to purchase a participation interest in a Swingline Loan pursuant to Section 2.5(d)(ii) above (any such amounts payable by any Revolving Lender being referred to herein as “Refunding or Participation Amounts”) on the applicable due date with respect thereto, then the applicable Revolving Lender shall pay to the Swingline Lender forthwith on demand such Refunding or Participation Amounts with interest thereon for each day from and including the date such amount is made available to the Swingline Lender but excluding the date of payment to the Swingline Lender, at the Federal Funds Effective Rate. If such Lender pays such amount to the Swingline Lender, then such amount shall constitute such Revolving Lender’s Loan included in such refunding Borrowing or the consideration for the purchase of such participation interest, as the case may be.

(v)         The failure or refusal of any Revolving Lender to make available to the Swingline Lender at the aforesaid time and place the amount of its Refunding or Participation Amounts (x) shall not relieve any other Revolving Lender from its several obligations hereunder to make available to the Swingline Lender the amount of such other Revolving Lender’s Refunding or Participation Amounts and (y) shall not impose upon such other Revolving Lender any liability with respect to such failure or refusal or otherwise increase the Revolving Commitment of such other Revolving Lender.

(vi)        Each Revolving Lender severally agrees that its obligation to make available to the Swingline Lender its Refunding or Participation Amount as described above shall (except to the extent expressly set forth in Section 2.5(d)(iv)) be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of any Default, the termination of the Revolving Commitments or any other condition precedent whatsoever, (C) any adverse change in the condition (financial or otherwise) of any Loan Party or any other Person, (D) any breach of any of the Loan Documents by any of the Loan Parties or any other Lender, or (E) any other circumstance, happening or event, whether or not similar to any of the foregoing; provided, however, that the obligation of each Revolving Lender to make available to the Swingline Lender its Refunding or Participation Amount in respect of any Swingline Loan is subject to the condition that the Swingline Lender believes in good faith that all conditions under Section 7.2 were satisfied at the time such Swingline Loan was made; provided further that the Swingline Lender shall have been deemed to have believed in good faith that such conditions were satisfied unless, prior to the making of such Swingline Loan, either (1) the Swingline Lender shall have received notice from any other Lender or any Loan Party that a Default existed as such time, or (2) the most recent Compliance Certificate received from the Borrower indicating that a Default has occurred and is continuing and, in either case, such Default had not been cured or waived at the time of the making of such Swingline Loan.

(e)          Repayment of Swingline Loans. The Borrower shall repay each Swingline Loan on the earlier to occur of (i) the date ten (10) Business Days after such Loan is made and (ii) the Maturity Date of the Revolving Facility.

2.6         Expiration, Termination or Reduction of Commitments.

(a)          Expiration of Revolving Commitments. Unless previously terminated, (i) the Revolving Commitments shall expire at the close of business on the Maturity Date of the Revolving Facility, and (ii) the Term Loan Commitments shall terminate immediately following the Effective Time.

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(b)          Reduction of Revolving Commitments. The Borrower may at any time and from time to time reduce the Revolving Commitments or the Swingline Commitment; provided that (i) each reduction of the Revolving Commitments or the Swingline Commitment shall be in an amount that is at least equal to $1,000,000 or any greater multiple of $100,000, and (ii) the Borrower shall not reduce (A) the Revolving Commitments if, after giving effect to any concurrent repayment, the total Revolving Exposure would exceed the total Revolving Commitments or (B) the Swingline Commitment if, after giving effect to any concurrent repayment of the Swingline Loans in accordance with Section 2.5 or prepayment of the Loans in accordance with Section 2.9, the aggregate principal amount of outstanding Swingline Loans would exceed the Swingline Commitment, after giving effect to such termination or reduction. The Borrower shall notify the Agent of any election to reduce the Revolving Commitment or the Swingline Commitment no later than 11:00 a.m. three Business Days prior to the effective date of such reduction, specifying the effective date thereof. Each notice of reduction of the Revolving Commitment or the Swingline Commitment shall be irrevocable. Each reduction of the Revolving Commitment shall be permanent and shall be made ratably among the Revolving Lenders in accordance with their respective Revolving Commitments.

(c)          Optional Termination of Commitments. The Borrower shall have the right at any time to terminate the Commitments. The Borrower shall notify the Agent of any election to terminate Commitments under this Section 2.6(c) no later than 11:00 a.m. three Business Days prior to the effective date of such termination, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.6(c) shall be irrevocable; provided that a notice of termination of Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination of Commitments shall be permanent.

2.7         Evidence of Debt.

(a)          Maintenance of Accounts. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Agent in the ordinary course of business. The accounts or records maintained by the Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error. Upon request of any Lender made through the Agent, the Borrower shall execute and deliver to such Lender (through the Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b)          Maintenance of Records. In addition to the accounts and records referred to in Section 2.7(a), each Lender and the Agent shall maintain in accordance with its usual practice accounts and records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error.

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2.8         Payments Generally; Pro Rata Treatment; Sharing of Set-Offs; Collection.

(a)          Payments Generally. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrower hereunder shall be made to the Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Agent, for the account of the respective Lenders to which such payment is owed, in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Agent on the dates specified herein. Without limiting the generality of the foregoing, the Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Agent, in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Except as otherwise specifically provided for in this Agreement, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. Notwithstanding anything to the contrary set forth herein, all payments of interest, fees and other amounts (including, without limitation, payments of principal) due to be paid by the Borrower hereunder shall be made through the automatic withdrawal from the Borrower’s deposit account with the Agent of amounts equal to the amounts of such interest, fees or other amounts due to be paid by the Borrower hereunder, and the Borrower hereby irrevocably authorizes and directs the Agent to take such actions as may be necessary to effectuate such automatic withdrawals, and, upon funding of any such withdrawal in an amount sufficient to make a payment of interest, fees or other amounts due hereunder, the Borrower’s obligation to make such payment shall be discharged. The Borrower expressly acknowledges and agrees that if any such withdrawal is not in an amount sufficient to satisfy the amount of any interest, fees or other amounts (including, without limitation, principal payments) due hereunder, the Borrower shall remain obligated to pay the full amount of such interest, fees or other amounts as and when the same shall become due.

(b)          Application of Payments. If at any time insufficient funds are received by and available to the Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder under any circumstances, including, without limitation during, or as a result of the exercise by the Agent or the Lenders of remedies hereunder or under any other Loan Document and applicable law, such funds shall be applied (i) first, to pay fees, costs and expenses then due hereunder ratably among the parties entitled thereto under the Loan Documents in accordance with the amounts of fees, costs and expenses then due to such parties, (ii) second, to pay interest then due hereunder ratably among the parties entitled thereto under the Loan Documents in accordance with the amount of interest then due to such parties; (iii) third, to pay principal and unreimbursed LC Disbursements then due hereunder ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties, and (iv) fourth, to any other Obligations then due from the Loan Parties to the Agent, the LC Issuer or the Lenders.

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(c)          (i)            Loans and Borrowings. Each Loan of a particular Class shall be made as part of a Borrowing consisting of Loans of such Class made by the Lenders ratably in accordance with their respective Commitments of such Class. The Failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required herein.

(ii)         Funding of Borrowings. Each Lender shall make each Loan (other than a Swingline Loan) to be made by it hereunder on the proposed date thereof by wire transfer of Same Day Funds by 2:00 p.m. to the account of the Agent most recently designated by it for such purpose by notice to the Lenders. The Agent will make such Loans (other than Swingline Loans) available to the Borrower by promptly crediting the amounts so received, in like funds, to one or more accounts of the Borrower maintained with the Agent in Boston, Massachusetts, or to such other account as the Borrower may designate; provided that (i) Revolving Base Rate Loans made to finance the reimbursement of an LC Disbursement under any Letter of Credit as provided in subsection 2.4(c) shall be remitted by the Agent to the LC Issuer and (ii) Revolving Credit Base Rate Loans made to finance the refunding of Swingline Loans as provided in Section 2.5(d)(i) shall be remitted by the Agent to the Swingline Lender.

(iii)        Funding by Lenders; Presumption by Agent. Unless the Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Agent such Lender’s share of such Borrowing, the Agent may assume that such Lender has made such share available on such date in accordance with Section 2.1, 2.2 or 2.3 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.1 or 2.2) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Agent, then the applicable Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (A) in the case of a payment to be made by such Lender, the applicable Overnight Rate, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans or in the case of Alternative Currencies in accordance with such market practice, in each case, as applicable. If the Borrower and such Lender shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Agent.

(iv)        Payments by Borrower; Presumptions by Agent. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders or the LC Issuer hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the LC Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the LC Issuer, as the case may be, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender or the LC Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the applicable Overnight Rate.

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A notice of the Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(d)          Failure to Satisfy Conditions Precedent. If any Lender makes available to the Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the Agent because the conditions to the applicable Credit Extension set forth in Article 7 are not satisfied or waived in accordance with the terms hereof, the Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)          Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 12.4(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 12.4(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 12.4(c).

(f)           Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)          Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing (other than Swingline Borrowings) shall be made from the Lenders, each payment of fees payable to the Lenders under Section 2.10 shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Revolving Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

(h)          Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (i) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (A) the amount of such Obligations due and payable to such Lender at such time to (B) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (ii) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (A) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (B) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (i) and (ii) above, the Lender receiving such greater proportion shall (I) notify the Agent of such fact, and (II) purchase (for cash at face value) participations in the Loans and subparticipations in LC Obligations and Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

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(1)         if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(2)         the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.12, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in LC Obligations or Swingline Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.9         Prepayment of Loans.

(a)          Optional.

(i)          The Borrower may, upon notice to the Agent pursuant to delivery to the Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Term Loans and Revolving Loans in whole or in part without premium or penalty subject to Section 3.5; provided that, unless otherwise agreed by the Agent, (A) such notice must be received by the Agent not later than 11:00 a.m. (1) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (2) four (4) Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (3) on the date of prepayment of Base Rate Loans; (B) any prepayment shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date, the currency and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.5. Each prepayment of the outstanding Term Loans pursuant to this Section 2.9(a) shall be applied to the principal repayment installments thereof in inverse order of maturity. Subject to Section 2.13, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

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(ii)         The Borrower may, upon notice to the Swingline Lender pursuant to delivery to the Swingline Lender of a Notice of Loan Prepayment (with a copy to the Agent), at any time or from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided that, unless otherwise agreed by the Swingline Lender, (A) such notice must be received by the Swingline Lender and the Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess hereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.5.

(b)          Mandatory Prepayments. The Borrower shall be obligated to, and shall, make prepayments of the Loans hereunder (and, if applicable as provided in Section 2.9(c), reduce the Revolving Commitments hereunder) as follows:

(i)          Incurrence of Debt. Without limiting the obligation of the Borrower to obtain the consent of the Required Lenders to any incurrence of Indebtedness not otherwise permitted hereunder, the Borrower agrees, on the closing of any incurrence of Indebtedness by any Loan Party (other than Indebtedness permitted pursuant to Section 9.1) to prepay the Loans hereunder (and provide Cash Collateral for LC Obligations, if applicable, as specified in Section 2.9(c) and Section 2.12), the Revolving Commitments hereunder shall be subject to automatic reduction, upon the date of such incurrence of Indebtedness, in an aggregate amount equal to 100% of the amount of the Net Cash Payments from such incurrence of Indebtedness received by any Loan Party, such prepayment and reduction to be effected in each case in the manner and to the extent specified in subsection 2.9(c) below.

(ii)         Sale of Assets. Without limiting the obligation of the Borrower to obtain the consent of the Required Lenders to any Disposition not otherwise permitted hereunder, the Borrower agrees, on or prior to the occurrence of any Disposition by any Loan Party, to deliver to the Agent a statement certified by a Responsible Officer of the Borrower, in form and detail reasonably satisfactory to the Agent, of the estimated amount of the Net Cash Payments of such Disposition that will (on the date of such Disposition) be received by any Loan Party in cash, indicating on such certificate, whether the Borrower intends to reinvest such Net Cash Payments (to the extent Net Cash Payments from Dispositions do not exceed $2,000,000 in the aggregate after the Effective Time) or will be prepaying the Loans, as hereinafter provided, and the Borrower will be obligated to either (A) cause the applicable Loan Party to reinvest such Net Cash Payments (to the extent Net Cash Payments from Dispositions do not exceed $2,000,000 in the aggregate after the Effective Time) within 180 days after receipt (or, if within such 180 day period the Borrower or any Loan Party enters into contracts related to the reinvestment of such Net Cash Payments, such longer period not to exceed 365 days after the original date of receipt of such Net Cash Payments as is contemplated by such contracts) into replacement assets or the repair of existing assets or other assets useful to the business of the Borrower or (B) to the extent such Net Cash Payments exceed $2,000,000 in the aggregate after the Effective Time, prepay the Loans hereunder (and provide Cash Collateral for LC Obligations, if applicable, as specified in Section 2.09(c) and Section 2.12 in an amount equal to 102% of such LC Obligations), and, if applicable, as provided in Section 2.9(c), the Revolving Commitments hereunder shall be subject to automatic reduction, as follows:

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(x)          upon the date of such Disposition, or on the date (the “Reinvestment Date”) which is 180 days after such date (or such longer period not to exceed 365 days as contemplated by contracts related to the reinvestment of such Net Cash Payments) if the Borrower had indicated on the certificate delivered as hereinabove required that it intended to reinvest the Net Cash Payments of such Disposition, in an aggregate amount equal to 100% of the amount of such Net Cash Payments, to the extent received by any Loan Party in cash on the date of such Disposition or, if applicable, the Reinvestment Date to the extent of any Net Cash Payments not so reinvested; and

(y)          thereafter, quarterly, on the date of the delivery by the Borrower to the Agent pursuant to Section 8.1 of the financial statements for any quarterly fiscal period or fiscal year, to the extent any Loan Party shall receive Net Cash Payments during the quarterly fiscal period ending on the date of such financial statements in cash under deferred payment arrangements or Investments entered into or received in connection with any Disposition, an amount equal to (A) 100% of the aggregate amount of such Net Cash Payments minus (B) any transaction expenses associated with Dispositions and not previously deducted in the determination of Net Cash Payments plus (or minus, as the case may be) (C) any other adjustment received or paid by any Loan Party pursuant to the respective agreements giving rise to Dispositions and not previously taken into account in the determination of the Net Cash Payments.

Prepayments of Loans (and Cash Collateral for LC Obligations) shall be effected in each case in the manner and to the extent specified in paragraph (c) of this Section 2.9; provided that if at the time of any such Disposition a Default shall have occurred and be continuing, the Loan Parties shall not have the right to reinvest any Net Cash Payments and shall instead prepay the Loans by 100% of the amount of Net Cash Payments received from such Disposition.

(iii)        Proceeds of Casualty Events. Upon the date 180 days following the receipt by any Loan Party (or, if within such 180 day period any Loan Party enters into contracts related to the reinvestment of such Net Cash Payments, such longer period not to exceed 365 days after the original date of receipt of such Net Cash Payments as is contemplated by such contracts) of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of any Loan Party (or upon such earlier date as such Loan Party, as the case may be, shall have determined not to repair or replace the property affected by such Casualty Event), except to the extent Net Cash Payments from Casualty Events do not exceed $1,500,000 in the aggregate after the Effective Time, the Borrower shall prepay the Loans (and provide Cash Collateral for LC Obligations as specified in Section 2.12, and, if applicable as provided in Section 2.9(c), the Revolving Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Cash Payments from such Casualty Event not theretofore applied or committed to be applied to the repair or replacement of such property (it being understood that if Net Cash Payments committed to be applied are not in fact applied within 180 days after receipt thereof (or such longer period not to exceed 365 days as contemplated by contracts related to the reinvestment of such Net Cash Payments), then such Net Cash Payments shall be applied to the prepayment of Loans and cover for LC Obligations and reduction of Commitments as provided in this clause (iii) at the expiration of such 180 day or 365 day period, as applicable), such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (c) of this Section 2.9; provided that if an Event of Default has occurred and is continuing, no Net Cash Payments from any Casualty Event may be applied to the repair or replacement of any property and such Net Cash Payments shall be applied instead to prepay the Loans by 100% of the amount of Net Cash Payments received from such Casualty Event.

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(iv)        Revolving Outstandings. If for any reason the total Revolving Exposure at any time exceeds the total Revolving Commitments at such time, the Borrower shall immediately prepay Revolving Loans, Swingline Loans and LC Borrowings (together with all accrued but unpaid interest thereon) and/or Cash Collateralize the LC Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the LC Obligations pursuant to this Section 2.9(b)(iv) unless, after the prepayment of the Revolving Loans and Swingline Loans, the total Revolving Exposure exceeds the total Revolving Commitments at such time.

(v)         Alternative Currencies. If the Agent notifies the Borrower at any time that the Revolving Exposure of all Revolving Loans and LC Obligations denominated in Alternative Currencies at such time exceeds the Dollar Equivalent of the Alternative Currency Sublimit then in effect, then, within two (2) Business Days after receipt of such notice, the Borrower shall prepay Loans and/or Cash Collateralize Letters of Credit in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

(c)          Application.

(i)          In the event of any mandatory prepayment of Loans pursuant to subsection (b) of this Section 2.9, the proceeds shall be applied as follows:

(A)         first, if such prepayment pursuant to clauses (i) through (iii) of Section 2.9(b) is made at a time when any part of the Term Loan remains outstanding, such prepayment shall be applied to the repayment of the Term Loan to be shared and applied ratably among the Term Loan Lenders in proportion to the Outstanding Amount of their Term Loans, in inverse order of maturity;

(B)         second, to the extent that a repayment of Swingline Loans shall at such time be required pursuant to Section 2.9(a) or 2.9(b)(iv), to the repayment of Swingline Loans, but only to such extent (with no reduction in the Commitments);

(C)         third, to the extent that total Revolving Exposure shall at such time exceed the total Revolving Commitments or the Revolving Exposure of all Revolving Loans and LC Obligations denominated in Alternative Currencies at such time exceeds the Dollar Equivalent of the Alternative Currency Sublimit at such time, such prepayment shall be applied to the repayment of Revolving Loans to be shared and applied ratably among the Revolving Lenders in proportion to their respective Revolving Commitments (with no reduction in the Commitments); and

(D)         fourth, the amount of any mandatory prepayment shall be applied to repay Revolving Loans, and, second, to provide Cash Collateral for LC Obligations as specified in Section 2.12 in an amount equal to 102% of such LC Obligations, with a corresponding permanent reduction in the Revolving Commitments.

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(ii)         Within the parameters of the applications set forth above, prepayments pursuant to this Section 2.9(c) shall be applied first to Base Rate Loans and then to Eurocurrency Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.9(c) shall be subject to Section 3.5, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment

2.10       Fees.

(a)          Unused Fee. The Borrower shall pay to the Agent for the account of each Revolving Lender unused fees in respect of the Revolving Commitments, in an aggregate amount equal to the product of (x) the Applicable Unused Fee Rate, multiplied by (y) the daily unused amounts of the respective Revolving Commitment of such Lender (excluding with respect to the Swingline Lender the amount of any Swingline Loans) during the period from and including the date on which the Effective Time shall occur to but excluding the date on which the Revolving Commitments terminate. Accrued unused fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the date on which the Revolving Commitments terminate.

(b)          Letter of Credit Fees. The Borrower shall pay with respect to Letters of Credit issued hereunder the following fees:

(i)          with respect to each Letter of Credit issued hereunder, to the Agent for the accounts of the Revolving Lenders a participation fee with respect to their participations in such Letters of Credit which fee shall accrue at a rate per annum equal to the Applicable Rate then used in determining interest on Eurocurrency Revolving Loans on the Dollar Equivalent of the actual daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Date to but excluding the later of the date on which there shall no longer be any Letters of Credit outstanding hereunder, and

(ii)         with respect to each Letter of Credit issued hereunder, to the LC Issuer a fronting fee equal to 0.125% of the Dollar Equivalent of the face amount of each Letter of Credit, along with the LC Issuer’s standard and customary fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

Accrued fees for Letters of Credit shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the date the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof, provided that any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand.

(c)          The Borrower agrees to pay to the Agent, for the accounts of the Lenders, fees payable in the amounts and at the times set forth in the Fee Letter and as otherwise separately agreed in writing between the Borrower and the Agent.

(d)          The Borrower agrees to pay to the Agent, for its own account, fees payable in the amounts and at the times set forth in the Fee Letter and as otherwise separately agreed in writing between the Borrower and the Agent.

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(e)          All fees payable hereunder shall be paid on the dates due, in Same Day Funds. Fees paid shall not be refundable under any circumstances, absent manifest error in the determination thereof.

2.11       Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)          Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.8(a), bear interest for one (1) day. Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)          Financial Statement Adjustments or Restatements. If, as a result of any restatement of or other adjustment to the financial statements of the Borrower and its Subsidiaries or for any other reason, the Borrower, or the Lenders determine that (i) the Core Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Core Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Agent for the account of the applicable Lenders or the LC Issuer, as the case may be, promptly on demand by the Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Agent, any Lender or the LC Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Agent, any Lender or the LC Issuer, as the case may be, under any provision of this Agreement to payment of any Obligations hereunder at the Default Rate or under Article 10. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

2.12       Cash Collateral

(a)          Certain Credit Support Events. If (i) the LC Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an LC Borrowing, (ii) as of the Letter of Credit Expiration Date, any LC Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 2.9 or 10.2(c), or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one (1) Business Day (in all other cases) following any request by the Agent or the LC Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.13(a)(iv) and any Cash Collateral provided by the Defaulting Lender). Additionally, if the Agent notifies the Borrower at any time that the Outstanding Amount of all LC Obligations at such time exceeds 102% of the Letter of Credit Sublimit then in effect, then within two (2) Business Days after receipt of such notice, the Borrower shall provide Cash Collateral for the Outstanding Amount of the LC Obligations in an amount not less than the amount by which the Outstanding Amount of all LC Obligations exceeds the Letter of Credit Sublimit.

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(b)          Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Agent, for the benefit of the Agent, the LC Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.12(c). If at any time the Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Agent or the LC Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Agent, pay or provide to the Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, non-interest bearing deposit accounts at the Agent. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)          Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.12 or Sections 2.4, 2.9, 2.13 or 10.2 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific LC Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Revolving Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)          Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Lender (or, as appropriate, its assignee following compliance with Section 12.6(b)(vi))) or (ii) the determination by the Agent and the LC Issuer that there exists excess Cash Collateral; provided, however, (A) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (B) the Person providing Cash Collateral and the LC Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.13       Defaulting Lenders

(a)          Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)          Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 12.2.

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(ii)         Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 10 or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 12.8 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the LC Issuer or Swingline Lender hereunder; third, to Cash Collateralize the LC Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.12; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (B) Cash Collateralize the LC Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.12; sixth, to the payment of any amounts owing to the Lenders, the LC Issuer or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the LC Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or LC Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.13(a)(v). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.13(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)        Certain Fees.

(A)         Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.10(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)         Letter of Credit Fees. Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.12.

(C)         Defaulting Lender Fees. With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the LC Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such LC Issuer’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

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(iv)        Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages of the Revolving Facility (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)         Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (A) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (B) second, Cash Collateralize the LC Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.12.

(b)          Defaulting Lender Cure. If the Borrower, the Agent, Swingline Lender and the LC Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.13(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.14       Increase in Revolving Commitments

(a)          Request for Increase. Provided there exists no Default, upon notice to the Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Aggregate Revolving Commitment by an amount (for all such increases) not exceeding $25,000,000 (an “Incremental Facility”); provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000, and (ii) the Borrower may make a maximum of three such requests. At the time of sending such notice, the Borrower (in consultation with the Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(b)          Lender Elections to Increase. Each Revolving Lender shall notify the Agent within such time period whether or not it agrees to increase its Revolving Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Revolving Lender not responding within such time period shall be deemed to have declined to increase its Revolving Commitment.

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(c)          Notification by Agent; Additional Lenders. The Agent shall notify the Borrower and each Revolving Lender of the Revolving Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Agent, the LC Issuer and the Swingline Lender (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Revolving Lenders pursuant to a joinder agreement in form and substance satisfactory to the Agent and its counsel.

(d)          Effective Date and Allocations. If the Aggregate Revolving Commitments are increased in accordance with this Section, the Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Agent shall promptly notify the Borrower and the Revolving Lenders of the final allocation of such increase and the Increase Effective Date.

(e)          Conditions to Effectiveness of Increase. As a condition precedent to such increase, (i) the Borrower shall deliver to the Agent a certificate on behalf of itself and the other Loan Parties dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of the Borrower (x) certifying and attaching the resolutions adopted by each Loan Party approving or consenting to such increase, and (y) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article 5 and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in Section 6.4 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 8.1, and (B) both before and after giving effect to the Incremental Facility, no Default exists. The Borrower shall deliver or cause to be delivered any other customary documents, including, without limitation, legal opinions) as reasonably requested by the Agent in connection with any Incremental Facility. The Borrower shall borrow Revolving Loans and prepay any Revolving Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.5) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Revolving Commitments under this Section.

(f)           Conflicting Provisions. This Section shall supersede any provisions in Section 2.8(h) or Section 12.2 to the contrary.

(g)          Incremental Facility. Except as otherwise specifically set forth herein, all of the other terms and conditions applicable to such Incremental Facility shall be identical to the terms and conditions applicable to the Revolving Loans.

ARTICLE 3

Taxes, Yield Protection and Illegality

3.1         Taxes.

(a)          Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Agent) require the deduction or withholding of any Tax from any such payment by the Agent, then the Agent shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

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(b)          Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(c)          Tax Indemnifications.

(i)          Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.1) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the LC Issuer (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender or the LC Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall also, and does hereby, jointly and severally indemnify the Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender or the LC Issuer for any reason fails to pay indefeasibly to the Agent as required pursuant to Section 3.1(c)(ii) below.

(ii)         Each Lender and the LC Issuer shall, and does hereby, severally indemnify and shall make payment in respect thereof within ten (10) days after demand therefor, (A) the Agent against any Indemnified Taxes attributable to such Lender or the LC Issuer (but only to the extent that any Loan Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (B) the Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.6(d) relating to the maintenance of a Participant Register and (C) the Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the LC Issuer, in each case, that are payable or paid by the Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender and the LC Issuer hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender or the LC Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Agent under this clause (ii).

(d)          Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority, as provided in this Section 3.1, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment within the possession or control of the Borrower and reasonably satisfactory to the Agent.

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(e)          Status of Lenders; Tax Documentation.

(i)          Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.1(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)         Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)         any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(1)         in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)         executed originals of IRS Form W-8ECI;

(3)         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

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(4)         to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies (or originals, as required) of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)         if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)        Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.1 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

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(f)          Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the LC Issuer, or have any obligation to pay to any Lender or the LC Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the LC Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.1, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g)          Survival. Each party’s obligations under this Section 3.1 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender or the LC Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.2         Illegality and Designated Lenders. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or to make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Agent, (a) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Agent), prepay or, if applicable, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

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3.3         Inability to Determine Rates.

(a)          If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (i)  the Agent determines that (A)  deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (B) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan or (C) a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) (in each case with respect to clause (i), “Impacted Loans”), or (ii) the Agent or the Required Lenders determine that for any reason Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, if applicable, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in Dollars in the amount specified therein.

(b)          Notwithstanding the foregoing, if the Agent has made the determination described in clause (a)(i) of this Section, the Agent in consultation with the Borrower and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section, (2) the Agent or the Required Lenders notify the Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Agent and the Borrower written notice thereof.

3.4         Increased Costs; Reserves on Eurocurrency Rate Loans.

(a)          Increased Costs Generally. If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.4(d)) or the LC Issuer;

(ii)         subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

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(iii)        impose on any Lender or the LC Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the LC Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the LC Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the LC Issuer, the Borrower will pay to such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)          Capital Requirements. If any Lender or the LC Issuer determines that any Change in Law affecting such Lender or the LC Issuer or any Lending Office of such Lender or such Lender’s or the LC Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the LC Issuer’s capital or on the capital of such Lender’s or the LC Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the LC Issuer, to a level below that which such Lender or the LC Issuer or such Lender’s or the LC Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the LC Issuer’s policies and the policies of such Lender’s or the LC Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer or such Lender’s or the LC Issuer’s holding company for any such reduction suffered.

(c)          Certificates for Reimbursement. A certificate of a Lender or the LC Issuer setting forth the amount or amounts necessary to compensate such Lender or the LC Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the LC Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)          Reserves on Eurocurrency Rate Loans. The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

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(e)          Delay in Requests. Failure or delay on the part of any Lender or the LC Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.4 shall not constitute a waiver of such Lender’s or the LC Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the LC Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the LC Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the LC Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

3.5         Compensation for Losses.

Upon demand of any Lender (with a copy to the Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)          any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)          any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

(c)          any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 12.13; or

(d)          any failure by the Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.5, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank eurodollar market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

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3.6         Mitigation Obligations; Replacement of Lenders.

(a)          Designation of a Different Lending Office. If any Lender requests compensation under Section 3.4, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the LC Issuer, or any Governmental Authority for the account of any Lender or the LC Issuer pursuant to Section 3.1, or if any Lender gives a notice pursuant to Section 3.2, then at the request of the Borrower, such Lender or the LC Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the LC Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.4, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.2, as applicable, and (ii) in each case, would not subject such Lender or the LC Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the LC Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the LC Issuer in connection with any such designation or assignment.

(b)          Replacement of Lenders. If any Lender requests compensation under Section 3.4, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.6(a), the Borrower may replace such Lender in accordance with Section 12.13.

3.7         Survival. All of the Borrower’s obligations under this Article 3 shall survive termination of the Commitments, repayment of all other Obligations hereunder, resignation of the Agent and the Facility Termination Date.

ARTICLE 4

Guarantee by Guarantors

4.1         The Guarantee. Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Secured Obligations (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided that (a) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor and (b) the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law or other applicable Law. The Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Secured Obligations absent manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Secured Obligations or any instrument or agreement evidencing any Secured Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Secured Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent, the LC Issuer or any Lender exhaust any right, power or remedy or proceed against the Borrower hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Secured Obligations.

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4.2         Rights of Lenders. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Secured Obligations; (c) apply such security and direct the order or manner of sale thereof as the Agent, the LC Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Secured Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

4.3         Rights of Lenders. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower or any other Loan Party; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other Loan Party; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to proceed against the Borrower or any other Loan Party, proceed against or exhaust any security for the Secured Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Secured Obligations

4.4         Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Secured Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

4.5         Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Secured Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facilities are terminated. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Secured Obligations, whether matured or unmatured.

4.6         Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Secured Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or a Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Secured Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

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4.7         Stay of Acceleration. If acceleration of the time for payment of any of the Secured Obligations is stayed, in connection with any case commenced by or against a Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Secured Parties.

4.8         Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

4.9         Appointment of Borrower. Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Agent, LC Issuer or a Lender to the Borrower shall be deemed delivered to each Loan Party and (c) the Agent, LC Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties.

4.10       Right of Contribution. The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Law.

4.11       Keep-Well. Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article 4 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Secured Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

4.12       Instrument for the Payment of Money. Each of the Guarantors hereby acknowledges that the guarantee in this Article 4 constitutes an instrument for the payment of money, and consents and agrees that the Agent, the LC Issuer, or any Lender, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to summary judgment or such other expedited procedure as may be available for a suit on a note or other instrument for the payment of money.

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ARTICLE 5

The Collateral

5.1         Grant of Security Interest. As security for due and punctual payment and performance of the Secured Obligations, each Loan Party (other than the Special Guarantors) hereby grants to the Agent for the ratable benefit of the Lenders, the LC Issuer and any Hedge Bank a continuing security interest in and lien on all tangible and intangible property and assets of such Loan Party, whether now owned or existing or hereafter acquired or arising, together with any and all additions thereto and replacements therefor and proceeds and products thereof (collectively referred to for purposes of this Article 5 as “Collateral”), including without limitation the property described below:

(a)          all tangible personal property, including without limitation all present and future goods, inventory (including, without limitation, all merchandise, raw materials, work in process, finished goods and supplies), machinery, equipment, motor vehicles, rolling stock, tools, furniture, fixtures, office supplies, computers, computer software and associated equipment, whether now owned or hereafter acquired, including, without limitation, all tangible personal property used in the operation of the business of such Loan Party;

(b)          all rights under all present and future authorizations, permits, licenses and franchises issued, granted or licensed to such Loan Party for the operation of its business;

(c)          all Patents of such Loan Party;

(d)          all Trademarks of such Loan Party;

(e)          all Copyrights of such Loan Party;

(f)           the entire goodwill of business of such Loan Party and all other general intangibles (including know-how, trade secrets, customer lists, proprietary information, inventions, domain names, methods, procedures and formulae) connected with the use of and symbolized by any Patents, Trademarks or Copyrights of such Loan Party;

(g)          all rights under all present and future vendor or customer contracts and all franchise, distribution, design, consulting, construction, engineering, management and advertising and related agreements;

(h)          all rights under all present and future leases of real and personal property; and

all other personal property, including, without limitation, all present and future accounts, accounts receivable, cash, cash equivalents, deposits, deposit accounts, loss carry back, tax refunds, insurance proceeds, premiums, rebates and refunds, choses in action, investment property, securities, partnership interests, limited liability company interests, contracts, contract rights, general intangibles (including without limitation, all customer and advertiser mailing lists, intellectual property, patents, copyrights, trademarks, trade secrets, trade names, domain names, goodwill, customer lists, advertiser lists, catalogs and other printed materials, publications, indexes, lists, data and other documents and papers relating thereto, blueprints, designs, charts, and research and development, whether on paper, recorded electronically or otherwise), all websites (including without limitation, all content, HTML documents, audiovisual material, software, data, hardware, access lines, connections, copyrights, trademarks, patents and trade secrets relating to such websites) and domain names, any information stored on any medium, including electronic medium, related to any of the personal property of such Loan Party, all financial books and records and other books and records relating, in any manner, to the business of such Loan Party, all proposals and cost estimates and rights to performance, all instruments and promissory notes, documents and chattel paper, and all debts, obligations and liabilities in whatever form owing to such Loan Party from any person, firm or corporation or any other legal entity, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to such Loan Party; and all guaranties and security therefor, and all letters of credit and other supporting obligations in respect of such debts, obligations and liabilities.

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Any of the foregoing terms which are defined in the Uniform Commercial Code shall have the meaning provided in the Uniform Commercial Code, as amended and in effect from time to time, as supplemented and expanded by the foregoing.

The term “Collateral” shall in no event include (A) the tangible and intangible property and assets of the Special Guarantors or a pledge of the Equity Interests of Ameresco CT and Ameresco Evansville, (B) any Energy Conservation Financing Collateral, (C) any rights under any license or lease, in each case with respect to each of clauses (B) and (C), to the extent (and only to the extent) the grant of a security interest pursuant to this Agreement and the other Loan Documents (i) would invalidate the underlying rights of such Loan Party under an Energy Conservation Project Financing relating to such Energy Conservation Financing Collateral or such license or lease, (ii) is prohibited by such Energy Conservation Project Financing or such license or lease, without the consent of any other party thereto, (iii) would give any other party to such Energy Conservation Project Financing or such license or lease the right to terminate its obligations thereunder, or (iv) is not permitted without consent, unless in each case, all necessary consents to such grant of a security interest have been obtained from the other parties thereto; provided, however, that, notwithstanding the foregoing provisions of this paragraph, (x) the foregoing grant of security interest shall extend to, and the Collateral hereunder shall include, any and all proceeds of any such Energy Conservation Project Financing or such license or lease to the extent that the assignment or encumbering of such proceeds is not prohibited by applicable law, (y) immediately upon the ineffectiveness, lapse, waiver or termination of any such provision or restriction referred to above in this sentence, the Collateral hereunder shall include, and such Loan Party shall be deemed to have granted a security interest in, all such rights and interests in and to each and every license or lease to which such provision or restriction pertained as if such provision or restriction had never been in effect and (z) the Collateral shall include, and the Loan Party shall be deemed to have granted a security interest in, any of such Loan Party’s rights, interests, licenses or leases and any other rights and assets that would not constitute Collateral if the foregoing provisions of this sentence governed, if and to the extent that the issuer of or other party to such Energy Conservation Project Financing or such license or lease has consented to such grant or to the extent that any term of any such rights, interests, licenses or leases would be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable law (including any federal, state or foreign bankruptcy, insolvency or similar law), (D) any property to the extent that a grant of a security interest in such property is prohibited by applicable law or regulations of any Governmental Authority or requires a consent not obtained of any Governmental Authority pursuant to such applicable law or regulation, (E) any equipment (as such term is defined in the UCC) owned by any Loan Party that is subject to a purchase money Lien or a capital lease permitted (or, if not addressed therein, not prohibited) pursuant to this Agreement if the contract or other agreement in which such Lien is granted (or in the documentation providing for such capital lease) prohibits or requires the consent of any Person other than such Loan Party as a condition to the creation of any other Lien on such equipment, but only, in each case, to the extent, and for so long as, the Indebtedness secured by the applicable Lien or the capital lease has not been repaid in full or the applicable prohibition (or consent requirement) has not otherwise been removed or terminated, (F) motor vehicles, aircraft, rolling stock and vessels owned or leased by any Loan Party (as such terms are defined in the UCC) and any other assets subject to certificates of title, (G) any "intent-to-use" application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a "Statement of Use" pursuant to Section 1(d) of the Lanham Act or an "Amendment to Allege Use" pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (H) any permit or approval of any Governmental Authority ("Governmental Approval") which by its terms, or in the case of any Governmental Approval or any of the other foregoing property which by operation of applicable law, would become void, voidable, terminable, revocable or otherwise violated if mortgaged, pledged or assigned hereunder or if a security interest therein was granted hereunder (or which applicable law prohibits the mortgaging, pledging or assigning or granting of a security interest therein) to the extent necessary to avoid such voidness, voidability, terminability, revocability, violation or prohibition, and (I) any other assets (but not the proceeds thereof) that have been sold, transferred or otherwise disposed of in accordance with Section 9.4.

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5.2         Special Warranties and Covenants of the Loan Parties. Each Loan Party (other than the Special Guarantors) hereby warrants and covenants to the Agent and the Lenders that:

(a)          Such Loan Party has delivered or caused to be delivered to the Agent a Perfection Certificate in substantially the form of Exhibit C hereto. All information set forth in such Perfection Certificate is true and correct in all material respects and the facts contained in such Perfection Certificate are accurate in all material respects as of the date of this Agreement. Each such Loan Party agrees to supplement its Perfection Certificate promptly after obtaining information which would require a material correction or addition to such Perfection Certificate.

(b)          Such Loan Party will not change its jurisdiction of organization, principal or any other place of business, or the location of any Collateral from the locations set forth in the Perfection Certificate delivered by such Loan Party, or make any change in its name or conduct its business operations under any fictitious business name or trade name, without, in any such case, at least fifteen (15) days’ prior written notice to the Agent; provided that the inventory of such Loan Party may be in the possession of manufacturers or processors in any jurisdiction in which all necessary UCC financing statements have been filed by the Agent and with respect to which the Agent has received waiver letters from all landlords, warehousemen and processors in form and substance acceptable to the Agent.

(c)          Except for Collateral that is obsolete or no longer used in their business, such Loan Party will keep the Collateral in good order and repair (normal wear excepted) and adequately insured at all times in accordance with the provisions of Section 8.5. Such Loan Parties will pay promptly when due all taxes and assessments on the Collateral or for its use or operation, except for taxes and assessments permitted to be contested as provided in Section 8.4. Following the occurrence and during the continuance of an Event of Default, the Agent may at its option discharge any taxes or Liens to which any Collateral is at any time subject (other than Permitted Liens), and may, upon the failure of the Loan Parties (other than the Special Guarantors) to do so in accordance with this Agreement, purchase insurance on any Collateral and pay for the repair, maintenance or preservation thereof, and each such Loan Party agrees to reimburse the Agent on demand for any payments or expenses incurred by the Agent or the Lenders pursuant to the foregoing authorization and any unreimbursed amounts shall constitute Secured Obligations for all purposes hereof.

(d)          The Agent may at reasonable times request and such Loan Party shall deliver copies of all customer lists and vendor lists.

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(e)          To the extent, if any, that such Loan Party’s signature is required therefor, such Loan Party will promptly execute and deliver to the Agent such financing statements and amendments thereto, certificates and other documents or instruments as may be necessary to enable the Agent to perfect or from time to time renew the security interest granted hereby, including, without limitation, such financing statements and amendments thereto, certificates and other documents as may be necessary to perfect a security interest in any additional Collateral hereafter acquired by such Loan Party or in any replacements or proceeds thereof. Such Loan Party authorizes and appoints the Agent, in case of need, to execute such financing statements, certificates and other documents pertaining to the Agent’s security interest in the Collateral in its stead if such Loan Party’s signature is required therefor and such Loan Party fails to so execute such documents, with full power of substitution, as such Debtor’s attorney in fact. Such Loan Party further agrees that a carbon, photographic or other reproduction of a security agreement or financing statement is sufficient as a financing statement under this Agreement and the other Loan Documents.

(f)           Such Loan Party hereby irrevocably authorizes the Agent, at any time and from time to time, to file in any jurisdiction financing statements and amendments thereto that (i) indicate the Collateral (x) as all assets of such Loan Party or words of similar effect, regardless of whether any particular asset falls within the scope of Article 9 of the Uniform Commercial Code of the Commonwealth of Massachusetts or such jurisdiction or (y) as being of an equal or lesser scope or with greater detail and (ii) which contain any other information required by Article 9 of the Uniform Commercial Code (including Part 5 thereof) for the sufficiency or filing office acceptance of any financing statement or amendment, including whether (A) such Loan Party is an organization, the type of organization and any organization identification number issued to such Loan Party and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. Such Loan Parties agree to furnish any such information to the Agent promptly upon reasonable request. Each such Loan Party also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

(g)          Such Loan Party agrees that it will join with the Agent in executing and, at its own expense, will file and refile, or permit the Agent to file and refile such financing statements, continuation statements and other documents (including, without limitation, this Agreement and licenses to use software and other property protected by copyright), in such offices (including, without limitation, the PTO, the United States Copyright Office, and appropriate state patent, trademark and copyright offices), as the Agent may reasonably deem necessary or appropriate, wherever required or permitted by law in order to perfect and preserve the rights and interests granted to the Agent in Patents, Trademarks and Copyrights hereunder. Such Loan Party will give the Agent notice of each office at which records of such Loan Party pertaining to all intangible items of Collateral are kept. Except as may be provided in such notice, the records concerning all intangible Collateral are and will be kept at the address shown in the respective Perfection Certificate for such Loan Party as the principal place of business of such Loan Party.

(h)          Such Loan Parties are the sole and exclusive owners of the websites and domain names listed on Schedule 5.2 hereto and have registered such domain names with the applicable authority for registration of the same which provides for the exclusive use by such Loan Parties of such domain names. The websites do not contain, to the knowledge of such Loan Parties, any material, the publication of which may result in (a) the violation of rights of any person or (b) a right of any person against the publisher or distributor of such material.

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(i)           Such Loan Parties shall, annually by the end of the first calendar quarter following the previous calendar year, provide written notice to the Agent of all applications for registration of Patents, Trademarks or Copyrights, to the extent such applications exist, made during the preceding calendar year. Such Loan Parties shall file and prosecute diligently all applications for registration of Patents, Trademarks or Copyrights now or hereafter pending that would be necessary to the business of the Loan Parties to which any such applications pertain, and to do all acts, in any such instance, necessary to preserve and maintain all rights in such registered Patents, Trademarks or Copyrights unless such Patents, Trademarks or Copyrights are not material to the business of such Loan Parties, as reasonably determined by such Loan Parties consistent with prudent and commercially reasonable business practices. Any and all costs and expenses incurred in connection with any such actions shall be borne by such Loan Parties. Except in accordance with prudent and commercially reasonable business practices, such Loan Parties shall not abandon any right to file a Patent, Trademark or Copyright application or any pending Patent, Trademark or Copyright application or any registered Patent, Trademark or Copyright, in each case material to its business, without the consent of the Agent.

(j)           The domain name servers used in connection with the domain names of such Loan Parties and all other relevant information pertaining to such domain names, and the administrative contacts used in connection with the registration of such domain names are identified on Schedule 5.2 hereof. No such Loan Party will change such domain name servers without 10 days’ prior notice to the Agent. No such Loan Party will cause a change in the identity of any domain name administrative contact without 10 days’ prior notice to the Agent.

(k)          If any such Loan Party is, now or at any time hereafter, a beneficiary under a letter of credit in an amount equal to or greater than $100,000, such Loan Party shall promptly notify the Agent thereof and, at the request and option of the Agent, such Loan Party shall, pursuant to an agreement in form and substance satisfactory to the Agent, either (i) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to the Agent of the proceeds of the letter of credit or (ii) arrange for the Agent to become the transferee beneficiary of the letter of credit, with the Agent agreeing, in each case, that the proceeds of the letter of credit are to be applied by the Agent against the Secured Obligations as provided in this Agreement.

(l)           To the extent any such Loan Party shall, now or at any time hereafter, hold or acquire any promissory note or other instrument or tangible chattel paper (other than a construction contract entered into by any such Loan Party in the ordinary course of such Loan Party’s business) in an amount equal to or greater than $100,000, such Loan Party will promptly notify the Lender thereof and, at the request and option of the Lender, such Debtor will deliver such promissory note or other instrument or tangible chattel paper to the Lender to be held as Collateral hereunder, together with an endorsement thereof reasonably satisfactory in form and substance to the Lender.

(m)          If, now or at any time hereafter, any such Loan Party shall obtain or hold any investment property or electronic chattel paper in an amount equal to or greater than $100,000, such Loan Party will promptly notify the Lender thereof and, at the request and option of the Lender, such Loan Party will take or cause to be taken such steps as the Lender may reasonably request for the Lender to obtain “control” (as provided in Sections 9-105 and 9-106 of the Uniform Commercial Code of the Commonwealth of Massachusetts, as amended and in effect from time to time) of such Collateral.

(n)          No such Loan Party holds any commercial tort claims, as defined in Article 9 of the Uniform Commercial Code, except as indicated in the Perfection Certificates attached hereto as Exhibit C. If any such Loan Party shall at any time acquire a commercial tort claim, such Loan Party shall immediately notify the Lender in a writing signed by such Loan Party of the brief details thereof and grant to the Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Lender.

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(o)          If any such Loan Party has accounts receivable in respect of which the account debtor is located in Minnesota, the Loan Parties represent and warrant that the applicable Loan Party has filed and shall file all legally-required Notice of Business Activities Reports and comparable reports with the appropriate government authorities.

5.3         Fixtures, etc. It is the intention of the parties hereto that none of the Collateral shall become fixtures and, except as set forth on Schedule 5.3 attached hereto and except for Collateral which becomes a fixture pursuant to any construction contract entered into by a Loan Party the ordinary course of such Loan Party’s business, each Loan Party will take all such reasonable action or actions as may be necessary to prevent any of the Collateral from becoming fixtures. Without limiting the generality of the foregoing, each Loan Party will, if requested by the Agent, use commercially reasonable efforts to obtain waivers of Liens, in form satisfactory to the Agent, from each lessor of real property on which any of the Collateral is or is to be located to the extent requested by the Agent.

5.4         Right of Agent to Dispose of Collateral, etc. Upon the occurrence and during the continuance of any Event of Default, but subject to the provisions of the Uniform Commercial Code or other applicable law, in addition to all other rights under applicable law and under the Loan Documents, the Agent shall have the right to take possession of the Collateral and, in addition thereto, the right to enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom. The Agent may require the Loan Parties (other than the Special Guarantors) to make the Collateral (to the extent the same is moveable) available to the Agent at a place to be designated by the Agent or transfer any information related to the Collateral to the Agent by electronic medium. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent will give the Loan Parties at least ten (10) days’ prior written notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition.

5.5         Right of Agent to Use and Operate Collateral, etc. Upon the occurrence and during the continuance of any Event of Default, subject to the provisions of the Uniform Commercial Code or other applicable law, the Agent shall have the right and power (a) to take possession of all or any part of the Collateral, and to exclude the Loan Parties and all persons claiming under the Loan Parties wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same, and (b) to grant a license to use, or cause to be granted a license to use, any or all of the Patents, Trademarks and Copyrights (in the case of Trademarks, along with the goodwill associated therewith), but subject to the terms of any licenses. Upon any such taking of possession, the Agent may, from time to time, at the expense of the Loan Parties, make all such repairs, replacements, alterations, additions and improvements to and of the Collateral as the Agent may deem proper. In any such case the Agent shall have the right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of the Loan Parties in respect thereto as the Agent shall deem best, including the right to enter into any and all such agreements with respect to the operation of the Collateral or any part thereof as the Agent may see fit; and the Agent shall be entitled to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof. Such rents, issues, profits, fees, revenues and other income shall be applied to pay the expenses of holding and operating the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Agent may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which the Agent may be required or authorized to make under any provision of this Agreement (including reasonable legal costs and attorneys’ fees). The Agent shall apply the remainder of such rents, issues, profits, fees, revenues and other income as provided in Section 5.6.

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5.6         Proceeds of Collateral. After deducting all reasonable costs and expenses of collection, storage, custody, sale or other disposition and delivery (including reasonable legal costs and attorneys’ fees) and all other charges against the Collateral, the Agent shall apply the residue of the proceeds of any such sale or disposition to the Secured Obligations in accordance with the terms hereof and any surplus shall be returned to the Loan Parties or to any Person or party lawfully entitled thereto (including, if applicable, any holders of Subordinated Indebtedness). In the event the proceeds of any sale, lease or other disposition of the Collateral are insufficient to pay all of the Secured Obligations in full, the Loan Parties will be liable for the deficiency, together with interest thereon at the Default Rate, and the cost and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, reasonable attorneys’ fees, expenses and disbursements.

ARTICLE 6

Representations and Warranties

Each Loan Party represents and warrants to the Lenders, the LC Issuer and the Agent, as to itself and each other Loan Party, that:

6.1         Organization; Powers. Each Loan Party has been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to have such power or authority or to be so qualified or in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

6.2         Authorization; Enforceability. The borrowing of the Loans and the grant of security interests pursuant to the Loan Documents are within the power and authority of the Loan Parties and have been duly authorized by all necessary action on the part of the Loan Parties. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by the Loan Parties and constitute legal, valid and binding obligations of the Loan Parties, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

6.3         Governmental Approvals; No Conflicts. The borrowing of the Loans and the grant of the security interests pursuant to the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority which has not been obtained, except as disclosed on Schedule 6.3, (b) will not violate any applicable law, policy or regulation or the organizational documents of the Loan Parties or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Loan Parties, or any assets, or give rise to a right thereunder to require any payment to be made by the Loan Parties, and such violation or default or right to payment would have a Material Adverse Effect, and (d) except for the Liens created by the Loan Documents, will not result in the creation or imposition of any Lien on any asset of the Loan Parties.

6.4         Financial Condition; No Material Adverse Change.

(a)          The Loan Parties have heretofore delivered to the Lenders the following financial statements:

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(i)          the consolidated balance sheets and statements of operations, shareholders’ equity and cash flows of the Borrower and all Subsidiaries of the Borrower, as of and for the fiscal years ended December 31, 2013 and December 31, 2014, in each case, audited and accompanied by an opinion of the Borrower’s independent public accountants (the “Audited Financial Statements”);

(ii)         the unaudited consolidated balance sheet and statements of operations, shareholders’ equity and cash flows of the Borrower and all Subsidiaries of the Borrower and all Subsidiaries of the Borrower, as of and for the fiscal year-to-date period ended March 31, 2015, certified by a Responsible Officer that such financial statements fairly present in all material respects the financial condition of the Borrower and all Subsidiaries of the Borrower as at such date and the results of the operations of the Borrower and all Subsidiaries of the Borrower for the period ended on such date and that all such financial statements, including the related schedules and notes thereto have been prepared in all material respects in accordance with GAAP applied consistently throughout the periods involved, except as disclosed on Schedule 6.4; and

(iii)        the projected consolidated balance sheets, statements of operations and cash flows for the Borrower and all Subsidiaries of the Borrower on a quarterly basis for fiscal year 2015.

Except as disclosed on Schedule 6.4, such financial statements (except for the projections) present fairly, in all material respects, the respective consolidated financial position and results of operations and cash flows of the respective entities as of such respective dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of such unaudited or pro forma statements. The projections were prepared by the Borrower in good faith and were based on assumptions that the Borrowers believed were reasonable when made, it being understood, that actual results during the periods covered thereby may differ from the projected results.

(b)          Except as disclosed on Schedule 6.4, since December 31, 2014, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Loan Parties (taken as a whole) from that set forth in the December 31, 2014 financial statements referred to in clause (ii) of paragraph (a) above.

(c)          None of the Loan Parties has on the date hereof any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments in each case that are material and would need to be disclosed on financial statements in accordance with GAAP, except (i) as referred to or reflected or provided for in the financial statements described in this Section 6.4, (ii) as provided for in Schedule 6.4 annexed hereto, or (iii) as otherwise permitted pursuant to this Agreement.

6.5         Properties.

(a)          Each Loan Party has good and marketable title to, or valid, subsisting and enforceable leasehold interests in, all its Property material to its business. All machinery and equipment of the Loan Parties material to their business is in good operating condition and repair (ordinary wear and tear excepted), and all necessary replacements of and repairs thereto have be made so as to preserve and maintain the value and operating efficiency of such machinery and equipment.

(b)          Set forth on Schedule 6.5 hereto is a complete list of all Patents, Trademarks and Copyrights. Each Loan Party owns, or is licensed to use, all Patents, Trademarks and Copyrights and other intellectual property material to its business (“Proprietary Rights”), and to the knowledge of the Borrower, the use thereof by the Loan Parties does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

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(c)          Schedule 6.5 clearly identifies all Patents, Trademarks and Copyrights that have been duly registered in, filed in or issued by the PTO or the United States Register of Copyrights (collectively, the “Registered Proprietary Rights”). The Registered Proprietary Rights have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States, as applicable. The Loan Parties have taken commercially reasonable steps to protect the Registered Proprietary Rights material to their businesses and to maintain the confidentiality of all Proprietary Rights that are not generally in the public domain.

(d)          As of the date hereof, Schedule 6.5 annexed hereto contains a true, accurate and complete list of (i) all Real Property Assets, whether owned or leased, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Leasehold Property, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 6.5, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and the Borrower has no knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legal, valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

6.6         Litigation and Environmental Matters.

(a)          There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Loan Parties, threatened against or affecting any Loan Party as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters set forth in part (a) of Schedule 6.6).

(b)          Except for the Disclosed Matters set forth in Schedule 6.6 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Loan Parties (i) have not failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required in connection with the operation of the Loan Parties’ business to be in compliance with all applicable Environmental Laws, (ii) have not become subject to any Environmental Liability; (iii) have not received notice of any claim with respect to any Environmental Liability or any inquiry, allegation, notice or other communication from any Governmental Authority which is currently outstanding or pending concerning its compliance with any Environmental Law or (iv) do not know of any basis for any Environmental Liability.

(c)          Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

6.7         Compliance with Laws and Agreements. Except as set forth on Schedule 6.7, each Loan Party is in compliance with all laws, regulations, policies and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

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6.8         Investment and Holding Company Status. No Loan Party is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (c) a “bank holding company” as defined in, or subject to regulation under, the Bank Holding Company Act of 1956, as amended.

6.9         Taxes. Except as set forth on Schedule 6.9, each Loan Party has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, which reserves shall be acceptable to Agent, or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

6.10       ERISA. Except as set forth on Schedule 6.10, no Loan Party has any Pension Plans. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. No Loan Party has a present intention to terminate any Pension Plan with respect to which any Loan Party would incur a cost of more than $100,000 to terminate such Plan, including amounts required to be contributed to fund such Plan on Plan termination and all costs and expenses associated therewith, including without limitation attorneys’ and actuaries’ fees and expenses in connection with such termination and a reasonable estimate of expenses and settlement or judgment costs and attorneys’ fees and expenses in connection with litigation related to such termination.

6.11       Disclosure. As of the Effective Time, the Loan Parties have disclosed to the Agent all material agreements, instruments and corporate or other restrictions to which any Loan Party is subject after the Effective Time, and all other matters known to the Loan Parties, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The organizational structure of the Loan Parties is as set forth on Schedule 6.12 annexed hereto. The information, reports, financial statements, exhibits and schedules furnished at or prior to the Effective Time in writing by or on behalf of the Loan Parties to the Agent in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, at the Effective Time, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading. All written information furnished after the Effective Time by the Loan Parties to the Agent and/or the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of pro-forma information and projections) prepared in good faith based on assumptions believed by such Loan Party to be reasonable as of the date when such information is stated or certified. There is no fact known to the Loan Parties that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Agent for use in connection with the transactions contemplated hereby or thereby.

6.12       Capitalization. As of the Effective Time, the capital structure and ownership of the Subsidiaries are correctly described on Schedule 6.13. As of the Effective Time, the authorized, issued and outstanding capital stock of each Subsidiary of the Borrower consists of the capital stock described on Schedule 6.13 all of which is duly and validly issued and outstanding, fully paid and nonassessable. Except as set forth on Schedule 6.13, as of the date hereof, (x) there are no outstanding Equity Rights with respect to any Subsidiary of the Borrower and, (y) there are no outstanding obligations of the any Subsidiary of the Borrower to repurchase, redeem, or otherwise acquire any shares of capital stock of or other interest in any Subsidiary of the Borrower, nor are there any outstanding obligations of the any Subsidiary of the Borrower to make payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market value or equity value of any Subsidiary of the Borrower.

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6.13       Subsidiaries.

(a)          Set forth on Schedule 6.13 is a complete and correct list of all Subsidiaries of the Borrower as of the date hereof (or, from and after the delivery of the first Compliance Certificate with a revised Schedule 6.13, as of the date of the most recently delivered Compliance Certificate), together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary, (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests and (iv) a statement with respect to each Subsidiary as to whether such Subsidiary is a Renewable Energy Subsidiary or other Non-Core Energy Subsidiary, a Special Purpose Subsidiary (other than Non-Core Energy Subsidiary), a Foreign Subsidiary, an Inactive Subsidiary, or a Subsidiary engaged in the line of business activity engaged in by the Core Ameresco Companies other than a Renewable Energy Project. Except as disclosed in Schedule 6.13, (x) each Loan Party and its respective Subsidiaries owns, free and clear of Liens (other than Liens permitted hereunder), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule 6.13, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

(b)          Except as set forth on Schedule 9.8, as of the date of this Agreement none of the Loan Parties is subject to any indenture, agreement, instrument or other arrangement containing any provision of the type described in Section 9.8 (“Restrictive Agreements”), other than any such provision the effect of which has been unconditionally, irrevocably and permanently waived.

6.14       Material Indebtedness, Liens and Agreements.

(a)          Schedule 6.14 hereto contains a complete and correct list, as of the date of this Agreement, of all Material Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, any Loan Party the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $500,000, and the aggregate principal or face amount outstanding or that may become outstanding with respect thereto is correctly described on Schedule 6.14.

(b)          Schedule 6.14 hereto is a complete and correct list, as of the date of this Agreement, of each Lien (other than the Liens in favor of the Agent and Lenders) securing Indebtedness of any Person and covering any property of the Loan Parties, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in the appropriate part of Schedule 6.14.

(c)          Schedule 6.14 hereto is a complete and correct list, as of the date of this Agreement, of each contract and arrangement to which any Loan Party is a party for which breach, nonperformance, cancellation or failure to renew would have a Material Adverse Effect other than purchase orders made in the ordinary course of business and subject to customary terms.

(d)          To the extent requested by the Agent, true and complete copies of each agreement listed on the appropriate part of Schedule 6.14 have been delivered to the Agent, together with all amendments, waivers and other modifications thereto. All such agreements are valid, subsisting, in full force and effect, are currently binding and will continue to be binding upon each Loan Party that is a party thereto and, to the best knowledge of the Loan Parties, binding upon the other parties thereto in accordance with their terms. The Loan Parties are not in default under any such agreements, which default could have a Material Adverse Effect.

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6.15       Federal Reserve Regulations. No Loan Party is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board). The making of the Loans hereunder, the use of the proceeds thereof as contemplated hereby, and the security arrangements contemplated by the Loan Documents, will not violate or be inconsistent with any of the provisions of Regulations T, U, or X of the Board of Governors of the Federal Reserve System.

6.16       Solvency. As of the Effective Time and after giving effect to the initial Loans hereunder and the other transactions contemplated hereby:

(a)          the aggregate value of all properties of the Loan Parties at their present fair saleable value on a consolidated, going concern basis (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for such properties within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceeds the amount of all the consolidated debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Loan Parties;

(b)          the Loan Parties will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as heretofore conducted; and

(c)          the Loan Parties will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.

6.17       Force Majeure. Since December 31, 2014, the business, properties and other assets of the Loan Parties, taken as a whole, have not been materially and adversely affected in any way as the result of any fire or other casualty, strike, lockout or other labor trouble, embargo, sabotage, confiscation, contamination, riot, civil disturbance, activity of armed forces or act of God.

6.18       Accounts Receivable. Unless otherwise indicated to the Agent in writing:

(a)          Each account receivable is genuine and in all material respects what it purports to be, and it is not evidenced by a judgment;

(b)          Except with respect to accounts receivable arising out of project payments under long term contracts, each account receivable arises out of a completed, bona fide sale and delivery of goods or rendition of services by a Loan Party in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between such Loan Party and the account debtor, and, in the case of goods, title to the goods has passed from the Loan Party to the account debtor;

(c)          Except with respect to accounts receivable arising out of project payments under long term contracts, each account receivable is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to the Agent;

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(d)          Each account receivable is absolutely owing to one of the Loan Parties and is not contingent in any respect or for any reason and the Agent’s security interest therein, is not, and will not (by voluntary act or omission of the Loan Parties) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by the Agent to be immaterial and Liens arising in the ordinary course of business under applicable law in favor of subcontractors, materialmen and mechanics in respect of work performed in connection with such account receivable; provided that the Loan Parties shall pay all amounts required to be paid to any such subcontractor, materialman or mechanic in accordance with the terms of the agreement relating to such account receivable;

(e)          No Loan Party has made any agreement with any account debtor for any extension, compromise, settlement or modification of any account receivable or any deduction therefrom, except discounts or allowances which are granted by the Loan Parties in the ordinary course of their businesses for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto;

(f)          To the best knowledge of the Loan Parties, the account debtor under each account receivable had the capacity to contract at the time any contract or other document giving rise to an account receivable was executed and such account debtor is not insolvent; and

(g)          To the best knowledge of the Loan Parties, there are no proceedings or actions which are threatened or pending against any account debtor which might result in any material adverse change in such account debtor’s financial condition or the collectability of any account receivable.

6.19       Labor and Employment Matters.

(a)          Except as set forth on Schedule 6.19 as of the Effective Time, and thereafter with respect to which such would have a Material Adverse Effect, (A) no employee of the Loan Parties is represented by a labor union, no labor union has been certified or recognized as a representative of any such employee, and the Loan Parties do not have any obligation under any collective bargaining agreement or other agreement with any labor union or any obligation to recognize or deal with any labor union, and there are no such contracts or other agreements pertaining to or which determine the terms or conditions of employment of any employee of the Loan Parties; (B) no Loan Party has knowledge of any pending or threatened representation campaigns, elections or proceedings; (C) the Loan Parties do not have knowledge of any strikes, slowdowns or work stoppages of any kind, or threats thereof, and no such activities occurred during the 24-month period preceding the date hereof; and (D) no Loan Party has engaged in, admitted committing or been held to have committed any unfair labor practice.

(b)          Except as set forth on Schedule 6.19, the Loan Parties have at all times complied in all material respects, and are in material compliance with, all applicable laws, rules and regulations respecting employment, wages, hours, compensation, benefits, and payment and withholding of taxes in connection with employment.

(c)          Except as set forth on Schedule 6.19, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Loan Parties have at all times complied with, and are in compliance with, all applicable laws, rules and regulations respecting occupational health and safety, whether now existing or subsequently amended or enacted, including, without limitation, the Occupational Safety & Health Act of 1970, 29 U.S.C. Section 651 et seq. and the state analogies thereto, all as amended or superseded from time to time, and any common law doctrine relating to worker health and safety.

6.20       Bank Accounts. Schedule 6.20 lists all banks and other financial institutions at which any Loan Party maintains deposits and/or other accounts as of the Restatement Date, and such Schedule correctly identifies the name and address of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

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6.21       Matters Relating to the Special Purpose Subsidiaries. Except for Cost Overrun and Completion Guaranties and Renewable Energy Project Guaranties permitted hereunder, no Loan Party is obligated under any Indebtedness or other obligation of any Special Purpose Subsidiary. The Hawaii Joint Venture does not conduct any business other than the construction and operation of the Hawaii Project.

6.22       Matters Relating to Inactive Subsidiaries. No Inactive Subsidiary (i) owns or otherwise holds any property or other assets or (ii) conducts any business.

6.23       Sanctions Concerns and Anti-Corruption Laws.

(a)          Sanctions Concerns. No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

(b)          Anti-Corruption Laws. The Loan Parties and their Subsidiaries have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

ARTICLE 7

Conditions

7.1         Effective Time. The obligations of the Revolving Lenders to make Revolving Loans, of the Term Loan Lenders to make Term Loans, of the Swingline Lender to make Swingline Loans, and of the LC Issuer to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.2):

(a)          Counterparts of Agreement. The Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)          Notes. The Agent shall have received a duly completed and executed Revolving Note for the account of each Revolving Lender, a duly completed and executed Swingline Note in the principal amount of the Swingline Commitment for the account of the Swingline Lender, and a duly completed and executed Term Note for the account of each Term Loan Lender for each such Lender requesting the same.

(c)          Organizational Structure. The corporate organizational structure, capitalization and ownership of the Borrower and its Subsidiaries shall be as set forth on Schedules 6.12 and 6.13 annexed hereto. The Agent shall have had the opportunity to review, and shall be satisfied with, the Loan Parties’ state and federal tax assumptions, and the ownership, capital, organization and structure of the Loan Parties.

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(d)          Existence and Good Standing. The Agent shall have received such documents and certificates as the Agent or Special Counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the transactions contemplated hereby and any other legal matters relating to the Loan Parties, this Agreement or the other Loan Documents, all in form and substance reasonably satisfactory to the Agent and Special Counsel.

(e)          Security Interests in Personal and Mixed Property. The Agent shall have received evidence satisfactory to it that the Loan Parties (other than the Special Guarantors) shall have taken or caused to be taken (or authorized the Agent to take or cause to be taken) all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments and made or caused to be made all such filings and recordings (other than filings or recordings to be made by the Agent on or after the Restatement Date) that may be necessary or, in the opinion of the Agent, desirable in order to create in favor of the Agent, for the benefit of the Lenders, valid and (upon such filing and recording) perfected First Priority security interests in the entire personal and mixed property Collateral.

(f)           Evidence of Insurance. The Agent shall have received certificates from the Loan Parties’ insurance brokers that all insurance required to be maintained pursuant to Section 8.5 is in full force and effect and that the Agent on behalf of the Lenders has been named as additional insured or loss payee thereunder to the extent required under Section 8.5.

(g)          Necessary Governmental Permits, Licenses and Authorizations and Consents; Etc. The Loan Parties shall have obtained all other permits, licenses, authorizations and consents from all other Governmental Authorities and all consents of other Persons with respect to Material Indebtedness, Liens and material agreements listed on Schedule 6.14 (and so identified thereon) annexed hereto, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No action, request for stay, petition for review or rehearing, reconsideration or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Governmental Authority to take action to set aside its consent on its own motion shall have expired.

(h)          Existing Debt; Liens. The Agent shall have received evidence that all principal, interest, and other amounts owing in respect of all Existing Debt of the Loan Parties (other than Indebtedness permitted to remain outstanding in accordance with Section 9.1 hereof) will be repaid in full as of the Effective Time, and that with respect to all Indebtedness permitted to remain outstanding in accordance with Section 9.1 hereof, any defaults or events of default existing as of the Restatement Date with respect to such Indebtedness will be cured or waived immediately following the funding of the initial Loans. The Agent shall have received evidence that as of the Effective Time, the Property of the Loan Parties is not subject to any Liens (other than Liens in favor of the Agent and Liens permitted to remain outstanding in accordance with Section 9.2 hereof).

(i)           Financial Statements; Projections. The Agent shall have received the certified financial statements and projections referred to in Section 6.4 hereof and the same shall not be inconsistent with the information previously provided to the Agent.

(j)           Solvency Certificate. The Agent shall have received a certificate, dated the Restatement Date and signed by a Responsible Officer, substantially in the form of Exhibit G attached hereto.

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(k)          Financial Officer Certificate. The Agent shall have received a certificate, dated the Restatement Date and signed by a Responsible Officer, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 7.2 at the Effective Time.

(l)           No Material Adverse Change. There shall have occurred no material adverse change (in the reasonable opinion of the Agent) in the businesses, operations, properties (including tangible properties), or conditions (financial or otherwise), assets, liabilities or income of the Loan Parties, taken as a whole.

(m)         Opinion of Counsel to Loan Parties. The Agent shall have received favorable written opinions (addressed to the Agent and dated the Restatement Date) of (i) Morgan, Lewis & Bockius LLP, counsel to the Loan Parties, substantially in the form of Exhibit F annexed hereto and covering such matters relating to the Loan Parties, this Agreement, the other Loan Documents or the transactions contemplated hereby as the Agent shall reasonably request and (ii) local counsel to the Loan Parties in the following jurisdictions: Arizona, North Carolina, Nevada, Kentucky, Tennessee, Washington, and Ontario, Canada.

(n)          Fees and Expenses. The Agent and the LC Issuer shall have received all reasonable fees and other amounts due and payable to such Person and Special Counsel at or prior to the Effective Time, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(o)          Other Documents. The Agent shall have received all material contracts, instruments, opinions, certificates, assurances and other documents as the Agent or any Lender or Special Counsel shall have reasonably requested and the same shall be reasonably satisfactory to each of them.

Without limiting the generality of Section 11.3, for purposes of determining compliance with the conditions specified in this Section 7.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to Effective Time specifying its objection thereto.

7.2         Each Extension of Credit. The obligation of each Lender and the LC Issuer to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a)          Representations and Warranties. The representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of such Credit Extension and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date of such Credit Extension, both before and after giving effect thereto and to the use of the proceeds thereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be or have been true and correct in all material respects as of such specific date and provided that, to the extent any change in circumstances expressly permitted by this Agreement causes any representation and warranty set forth herein to no longer be true, such representation and warranty shall be deemed modified to reflect such change in circumstances and except that for purposes of this Section 7.2, the representations and warranties contained in Sections 6.4(a)(i) and 6.4(a)(ii) shall be deemed to refer to the most recent statements furnished pursuant to Sections 8.1(a) and (b), respectively.).

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(b)          No Defaults. At the time of, and immediately after giving effect to, such Borrowing, or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit, no Default under Section 10.1(a)(ii) or Event of Default shall have occurred and be continuing and no Material Adverse Effect shall have occurred or result therefrom.

(c)          Request for Credit Extension. The Agent and, if applicable, the LC Issuer or the Swingline Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)          Alternative Currency. In the case of a Credit Extension to be denominated in an Alternative Currency, such currency remains an Eligible Currency.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 7.2(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE 8

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated or Cash Collateralized and all LC Disbursements shall have been reimbursed, each Loan Party covenants and agrees with the Agent and the Lenders that:

8.1         Financial Statements and Other Information. The Loan Parties will furnish to the Agent and each Lender:

(a)          as soon as available and in any event within 120 days after the end of each fiscal year of the Loan Parties:

(i)          consolidated statements of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year and the related consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year; provided that the consolidated statements of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries and the consolidated balance sheets of the Borrower and its Subsidiaries for any such fiscal year shall present separately the results of the Core Ameresco Companies (taken as a whole) for such fiscal year, and

(ii)         an opinion of independent certified public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) stating that the consolidated financial statements referred to in the preceding clause (i) (other than those described in the proviso thereto) fairly present in all material respects the consolidated financial condition and results of operations of the Loan Parties and their Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP.

(b)          as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters:

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(i)          consolidated and consolidating statements of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the respective fiscal year to the end of such fiscal quarter, and the related consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, and the corresponding figures for the forecasts most recently delivered to the Agent for such period; provided that the consolidated statements of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries and the consolidated balance sheets of the Borrower and its Subsidiaries for any such fiscal period shall present separately the results of the Core Ameresco Companies (taken as a whole) for such fiscal period, and

(ii)         a certificate of a Responsible Officer, which certificate shall state that said consolidated financial statements referred to in the preceding clause (i) fairly present in all material respects the consolidated financial condition and results of operations of the Borrower and its Subsidiaries and that said consolidating financial statements referred to in the preceding clause (i) fairly present the respective individual unconsolidated financial conditions and results of operations of the Borrower and each Subsidiary, in each case in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and the omission of footnotes);

(c)          as soon as available and in any event within (i) 45 days after the end of each of the first three fiscal quarters a Compliance Certificate duly executed by a Responsible Officer with respect to the quarterly financial statements delivered pursuant to subsection 7.1(b) above, and (ii) within 120 days after the end of each fiscal year, a Compliance Certificate duly executed by a Responsible Officer with respect to the annual financial statements delivered pursuant to subsection 7.1(a) above, together with, in the case of each of clauses (i) and (ii) of this subsection (c), such supporting financial information with respect to the Core Ameresco Companies as shall be reasonably acceptable to the Agent;

(d)          as soon as available and in any event within 60 days after the end of each fiscal year of the Loan Parties, statements of forecasted consolidated and consolidating income and cash flows for the Loan Parties for each fiscal month in such fiscal year and a forecasted consolidated and consolidating balance sheet of the Loan Parties as of the last day of each fiscal month in such fiscal year, together with supporting assumptions which the Borrower believed were reasonable when made, all prepared in good faith in reasonable detail and consistent with the Loan Parties’ past practices in preparing projections and otherwise reasonably satisfactory in scope to the Agent;

(e)          promptly upon receipt thereof, copies of all management letters and accountants’ letters received by the Loan Parties;

(f)          promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Agent pursuant hereto;

(g)          promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, to the extent permitted by applicable Law, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof; and

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(h)          promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Loan Parties, or compliance with the terms of this Agreement, as the Agent or any Lender may reasonably request.

The Borrower hereby acknowledges that (a) the Agent or any Affiliate thereof may, but shall not be obligated to, make available to the Lenders and the LC Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that, to the extent that and, so long as, the Borrower is the issuer of any outstanding debt or Equity Interests that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized the Agent, any Affiliate thereof, the LC Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute confidential information (as described in Section 12.14), they shall be treated as set forth in Section 12.14); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform that is designated “Public Side Information;” and (z) the Agent and any Affiliate thereof shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information. Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

8.2         Notices of Material Events. The Loan Parties will furnish to the Agent prompt written notice of the following:

(a)          the occurrence of any Default;

(b)          the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or Affiliate that could reasonably be expected to result in a Material Adverse Effect;

(c)          the occurrence of any ERISA Event related to the Plan of any Loan Party or knowledge after due inquiry of any ERISA Event related to a Plan of any other ERISA Affiliate that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties in an aggregate amount exceeding $500,000; and

(d)          any other development (including, without limitation, any default by a Loan Party under or dispute under a task order or other government contract) that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.2 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

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8.3         Existence; Conduct of Business. Each Loan Party shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent such failure could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or any discontinuance or sale of such business permitted under Section 9.4.

8.4         Payment of Obligations. Each Loan Party shall pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, which reserves shall be acceptable to Agent, and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

8.5         Maintenance of Properties; Insurance. Each Loan Party shall (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain insurance, with financially sound and reputable insurance companies, as may be required by law and such other insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, including, without limitation, business interruption insurance. Without limiting the generality of the foregoing, the Loan Parties will maintain or cause to be maintained replacement value casualty insurance on the Collateral under such policies of insurance, in each case with such insurance companies, in such amounts, with such deductibles, and covering such terms and risks as are standard and customary, available on commercially reasonable terms and at all times satisfactory to the Agent in its commercially reasonable judgment. The Loan Parties shall cause the Agent to be named as lenders’ loss payable, loss payee or mortgagee, as its interest may appear, and/or additional insured with respect of any such insurance providing liability coverage or coverage in respect of any Collateral, and cause, unless otherwise agreed to by the Agent, each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Agent that it will give the Agent thirty (30) days prior written notice before any such policy or policies shall be altered or cancelled (or ten (10) days prior notice in the case of cancellation due to the nonpayment of premiums). Annually, upon expiration of current insurance coverage, the Loan Parties shall provide, or cause to be provided, to the Agent, such evidence of insurance as required by the Agent, including, but not limited to: (i) certified copies of such insurance policies, (ii) evidence of such insurance policies (including, without limitation and as applicable, ACORD Form 28 certificates (or similar form of insurance certificate), and ACORD Form 25 certificates (or similar form of insurance certificate)), (iii) declaration pages for each insurance policy and (iv) lender’s loss payable endorsement if the Agent for the benefit of the Secured Parties is not on the declarations page for such policy. As requested by the Agent, the Loan Parties agree to deliver to the Agent an Authorization to Share Insurance Information.

8.6         Books and Records; Inspection Rights. Each Loan Party shall keep proper books of record and account in which entries are made of all dealings and transactions in relation to its business and activities which fairly record such transactions and activities. Each Loan Party shall permit any representatives designated by the Agent or any Lender to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants as frequently as the Agent deems appropriate provided that, so long as no Default has occurred and is continuing, all such visits shall be on reasonable prior notice, at reasonable times during regular business hours of such Loan Party and, unless a Default shall have occurred and be continuing, shall not occur more than once per year, and provided further that after the occurrence and during the continuance of any Default, the Agent and any of the Lenders may visit at any reasonable time. The Borrower shall reimburse the Agent for all examination and inspections costs, internal costs at the customary rate charged by the Agent plus all out-of-pocket expenses incurred in connection with such inspections, provided that, unless a Default shall have occurred and be continuing, such costs and expenses shall not exceed $7,000 during any period of twelve (12) consecutive months from and after the Restatement Date. The Loan Parties, in consultation with the Agent, will arrange for a meeting to be held at least once every year (and after the occurrence and during the continuance of a Default, more frequently, if requested by the Agent or the Required Lenders) with the Lenders and the Agent hereunder at which the business and operations of the Loan Parties are discussed.

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8.7         Fiscal Year. To enable the ready and consistent determination of compliance with the covenants set forth in Section 9.10 hereof, the Loan Parties shall maintain their current fiscal year and current method of determining the last day of the first three fiscal quarters in each fiscal year.

8.8         Compliance with Laws. Each Loan Party shall comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

8.9         Use of Proceeds. The proceeds of the Loans will be used only for (i) the refinancing of existing indebtedness, (ii) fees and expenses incurred in connection with the transactions contemplated by this Agreement, and (iii) for general corporate and working capital purposes of the Loan Parties. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

8.10       Certain Obligations Respecting Subsidiaries; Additional Guarantors.

(a)          Except as otherwise permitted hereunder, each Loan Party will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that the percentage of the issued and outstanding shares of capital stock of any class or character owned by it in any Subsidiary on the date hereof is not at any time decreased, other than by reason of transfers to another Loan Party.

(b)          Without limiting the obligation of the Borrower to obtain the consent of the Agent in connection with any formation or acquisition of Subsidiaries not otherwise permitted hereunder, in the event that any Person becomes a Subsidiary after the Restatement Date, the Borrower shall promptly (i) notify the Agent of such new Subsidiary that is not a Non-Core Energy Subsidiary and (ii) provide to the Agent the information required by Section 6.13 with respect to such Person. If such Person is engaged in business of the type conducted by the Core Ameresco Domestic Companies and is not a Non-Core Energy Subsidiary or a Foreign Subsidiary, the Borrower shall, within 30 days, cause such Person to (x) become a Guarantor hereunder by delivering to the Agent such joinder documents as the Agent shall reasonably require and (y) deliver to the Agent (A) documents of the types referred to in Section 7.1(d), and (B) except for Special Guarantors, documents of the types referred to in Section 7.1(e), and (C) if requested by the Agent in its reasonable discretion, opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (x)), all in form and substance reasonably satisfactory to the Agent.

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8.11       ERISA. Except where a failure to comply with any of the following, individually or in the aggregate, would not or could not reasonably be expected to result in a Material Adverse Effect, (i) the Loan Parties will maintain, and cause each ERISA Affiliate to maintain, each Plan in compliance with all applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code and (ii) the Loan Parties will not and, to the extent authorized, will not permit any of the ERISA Affiliates to (a) engage in any transaction with respect to any Plan which would subject any Loan Party to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, any Loan Party or any ERISA Affiliate is required to pay as contributions thereto, whether or not waived or (c) fail to make any payments to any Multiemployer Plan that any Loan Party or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

8.12       Environmental Matters; Reporting. The Loan Parties will observe and comply with, and cause each Subsidiary to observe and comply with all Environmental Laws to the extent non-compliance could reasonably be expected to have a Material Adverse Effect. The Loan Parties will give the Agent prompt written notice of any violation as to any Environmental Law by any Loan Party and of the commencement of any judicial or administrative proceeding relating to Environmental Laws (a) in which an adverse result would have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other environmental permits held by any Loan Party, or (b) which will, or is likely to, have a Material Adverse Effect on such Loan Party or which will require a material expenditure by such Loan Party to cure any alleged problem or violation.

8.13       Matters Relating to Additional Real Property Collateral.

(a)          From and after the Effective Time, in the event that any Loan Party acquires any Material Owned Property that the Agent determines is an Additional Mortgaged Property or in the event that the Agent determines that any Real Property Asset has become an Additional Mortgaged Property, the Borrower shall deliver, to the Agent, as soon as practicable after the Agent has notified the Borrower that a Real Property Asset is an Additional Mortgaged Property, fully executed and notarized Mortgages (“Additional Mortgages”), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of the applicable Loan Party in such Additional Mortgaged Property, together with mortgagee title insurance policies or commitments therefor, and copies of all surveys, deeds, title exception documents, flood hazard certificates and other documents as the Agent may reasonably require copies of all deeds with respect to such Additional Mortgaged Property.

(b)          From and after the Effective Time, in the event that any Loan Party enters into any lease with respect to any Material Leasehold Property, the Borrower shall deliver to the Agent copies of the lease, and all amendments thereto, between the Loan Party and the landlord or tenant, together with a Landlord’s Waiver and Consent with respect thereto and where required by the terms of any lease, the consent of the mortgagee, ground lessor or other party.

(c)          If requested by the Agent, the Loan Parties shall permit an independent real estate appraiser satisfactory to the Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of all applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by the Agent in its sole discretion).

8.14       Anti-Corruption Laws. Each of the Loan Parties shall conduct its business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.

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ARTICLE 9

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit shall have expired or terminated or Cash Collateralized and all LC Disbursements shall have been reimbursed, each Loan Party covenants and agrees with the Agent and the Lenders that:

9.1         Indebtedness. The Loan Parties will not, and will not permit any Foreign Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a)          Indebtedness created hereunder;

(b)          Existing Indebtedness on the Restatement Date which is set forth in Schedule 9.1 and has been designated on such schedule as Indebtedness that will remain outstanding following the funding of the initial Loans, and any extension, renewal, refunding or replacement of any such Indebtedness that does not increase the principal amount thereof (except in an amount equal to fees and premiums reserved in connection therewith);

(c)          Intercompany Indebtedness among the Core Domestic Ameresco Companies;

(d)          other Indebtedness incurred after the Restatement Date (determined on a consolidated basis without duplication in accordance with GAAP) consisting of Capital Lease Obligations and/or secured by Liens permitted under Section 9.2(h), in an aggregate principal amount at any time outstanding not in excess of $2,000,000 less the aggregate outstanding principal amount of Indebtedness incurred pursuant to subsection (h) of this Section 9.1;

(e)          Subordinated Indebtedness;

(f)           Guarantees permitted under section 9.3;

(g)          Indebtedness incurred by any Loan Party under an Energy Conservation Project Financing (including, without limitation, Indebtedness incurred by the Loan Parties under an Energy Conservation Project Financing existing as of the Restatement Date and set forth on Schedule 9.1 attached hereto) in an aggregate principal amount outstanding at any time not in excess of $300,000,000;

(h)          Other unsecured Indebtedness in an aggregate principal amount at any time outstanding not in excess of $2,000,000 less the aggregate outstanding principal amount of Indebtedness incurred pursuant to subsection (d) of this Section 9.1;

(i)           Indebtedness of the Hawaiian Joint Venture to any Loan Party in an aggregate principal amount not to exceed $1,000,000 outstanding at any time;

(j)           Indebtedness of the Canadian Subsidiaries to any Loan Party in an aggregate principal amount not to exceed $12,000,000 outstanding at any time;

(k)          Indebtedness of Ameresco Canada to the Borrower not to exceed $10,000,000, the proceeds of which are used to secure one or more letters of credit to secure obligations of Ameresco Canada under the Design-Build Agreement;

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(l)           Indebtedness of the Foreign Subsidiaries (other than any Canadian Subsidiary) to any Loan Party in an aggregate principal amount not to exceed $10,000,000 outstanding at any time;

(m)          Hedging Agreements with a Lender or an Affiliate of a Lender or permitted by Section 9.5(c); and

(n)          Performance and surety bonds entered into by any Core Ameresco Company in the ordinary course of business.

9.2         Liens. The Loan Parties will not, and will not permit any Foreign Subsidiary to, create, incur, assume or permit to exist any Lien on any Property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except (the following being called “Permitted Liens”):

(a)          Liens created hereunder or under the other Loan Documents;

(b)          any Lien on any property or asset of any Loan Party existing on the date hereof and set forth in Schedule 9.1 (excluding, however, following the making of the initial Loans hereunder, the Liens in favor of any Person other than the Agent securing Indebtedness not designated on said schedule as Indebtedness to remain outstanding following the funding of the initial Loans), provided that (i) such Lien shall not apply to any other property or asset of any Loan Party and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c)          Liens imposed by any Governmental Authority for taxes, assessments or charges not yet delinquent or (in the case of property taxes and assessments not exceeding $100,000 in the aggregate more than 90 days overdue) which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Loan Party in accordance with GAAP and which reserves shall be acceptable to the Agent;

(d)          landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens, and vendors’ Liens imposed by statute or common law not securing the repayment of Indebtedness, arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments (including, without limitation, pre-judgment attachments) but only to the extent for an amount and for a period not resulting in an Event of Default under Section 10.1(j) hereof;

(e)          pledges or deposits under worker’s compensation, unemployment insurance and other social security legislation and pledges or deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases (other than capital leases), utility purchase obligations, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f)           easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not, in the aggregate, materially detract from the value of the Property of any Loan Party or materially interfere with the ordinary conduct of the business of any Loan Party;

(g)          Liens consisting of bankers’ liens and rights of setoff, in each case, arising by operation of law, and Liens on documents presented in letter of credit drawings;

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(h)          Liens on fixed or capital assets, including real or personal property, acquired, constructed or improved by any Loan Party, provided that (A) such Liens secure Indebtedness (including Capital Lease Obligations) permitted by Section 9.1(d), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement or were in effect at the time the Loan Parties acquired the assets or stock, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, and (D) such security interests shall not apply to any other property or assets of the Loan Parties;

(i)           Liens on Equity Interests of any Special Purpose Subsidiary held by any Loan Party (other than the Hawaii Joint Venture); provided that such Liens do not encumber any other property or assets of any of the Loan Parties; and

(j)           Liens on Energy Conservation Financing Collateral in connection with an Energy Conservation Financing and Liens securing Indebtedness permitted under Section 9.1(g); provided that, in each case, such Liens do not encumber any other property or assets of any of the Loan Parties.

9.3         Contingent Liabilities. The Loan Parties will not, and will not permit any Foreign Subsidiary to, Guarantee the Indebtedness or other obligations of any Person, or Guarantee the payment of dividends or other distributions upon the stock of, or the earnings of, any Person, except:

(a)          endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(b)          Guarantees and letters of credit in effect on the date hereof which are disclosed in Schedule 9.1, and any replacements thereof in amounts not exceeding such Guarantees;

(c)          Guarantees of any Indebtedness permitted under Sections 9.1(a), (c), (d), (e), (g) and (i);

(d)          Guarantees of any Indebtedness permitted under Section 9.1(b) (other than Indebtedness incurred by any Special Purpose Subsidiary);

(e)          obligations in respect of Letters of Credit;

(f)           any Construction Completion and Cost Overrun Guaranty delivered by the Borrower in connection with a Renewable Energy Project;

(g)          Guarantees of obligations of Foreign Subsidiaries (including indemnities for surety and performance bonds) with respect to contracts entered into in the ordinary course of business of such Foreign Subsidiary;

(h)          any Renewable Energy Project Guaranty delivered by the Borrower in connection with a Renewable Energy Project, provided, however, that:

(i)          one or more of the Core Domestic Ameresco Companies or Renewable Energy Subsidiaries shall control the operation and maintenance of the Renewable Energy Project during the term of the renewable energy purchase agreement with respect to such Renewable Energy Project;

(ii)         in connection with any delivery of a Renewable Energy Project Guaranty to a purchaser of landfill gas or energy derived from landfill gas, sunlight, wind or biomass, the credit rating or other credit quality of such purchaser shall be reasonably satisfactory to the Agent;

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(iii)        in connection with any delivery of a Renewable Energy Project Guaranty to an owner of a landfill or other property used for a Renewable Energy Project, such landfill or other property owner shall have a business reputation reasonably satisfactory to the Agent; and

(iv)        in connection with the delivery of any Renewable Energy Project Guaranty, the Borrower shall deliver to the Agent (A) prior to the delivery of such Renewable Energy Project Guaranty, a certificate executed by the Chief Financial Officer of the Borrower certifying (based upon such consultation with the Borrower’s independent certified public accountants as the Borrower shall reasonably deem appropriate) that, in accordance with GAAP, such Renewable Energy Project Guaranty will not result in the accrual of a liability upon the consolidated balance sheet of the Core Ameresco Companies for the fiscal period during which such Renewable Energy Project Guaranty is delivered; (B) a copy of such Renewable Energy Project Guaranty and all other documents related thereto; and (C) such other information or reports as the Agent may reasonably request with respect to such Renewable Energy Project Guaranty;

(i)          Guarantees by the Borrower of the obligations of Ameresco Canada under the Design-Build Agreement and the Interface Agreement, provided, however, that the maximum liability of the Borrower under such Guarantees shall not exceed the maximum aggregate liability of Ameresco Canada under the Design-Build Agreement, which is an amount equal to up to thirty-five percent (35%) of the contract price under the Design-Build Agreement, subject to certain exclusions listed in the Design-Build Agreement; and

(j)          Obligations of Ameresco Canada or the Borrower under one or more letters of credit to secure a part of the obligations of Ameresco Canada under the Design-Build Agreement, provided that the aggregate of such obligations of the Borrower and Ameresco Canada under this paragraph (i) shall not exceed 10% of the contract price under the Design-Build Agreement, and provided, further, that the obligations of the Borrower under this paragraph (j) shall be a part of and not exceed the obligations of the Borrower under paragraph (i) of this Section 9.3.

9.4         Fundamental Changes; Asset Sales.

(a)          No Loan Party will enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). No Loan Party will acquire any business or property from, or Equity Interests in, or be a party to any acquisition of, any Person except for purchases of property to be used in the ordinary course of business, Permitted Acquisitions, Investments permitted under Section 9.5 and Capital Expenditures. No Loan Party will form or acquire any Subsidiary, other than a Special Purpose Subsidiary or a Subsidiary formed or acquired in connection with a Permitted Acquisition, without the express prior written consent of the Agent.

(b)          No Loan Party will convey, sell, lease, transfer or otherwise dispose (including any Disposition) of, in one transaction or a series of transactions, any part of its business or property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests).

(c)          Notwithstanding the foregoing provisions of this Section 9.4:

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(i)          any Loan Party may be merged or combined with or into any other Loan Party (provided that if such merger involves the Borrower, (x) the Borrower shall be the surviving entity and (y) no Change of Control shall occur);

(ii)         any Loan Party may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to any other Loan Party;

(iii)        any Core Domestic Ameresco Company may convey, sell, lease, transfer or dispose of its assets or property to any other Core Domestic Ameresco Company;

(iv)        any Loan Party or Canadian Subsidiary may convey, sell, transfer or otherwise dispose of a portion of the outstanding capital stock of any other Canadian Subsidiary, so long as no Change of Control shall result therefrom;

(v)         any Loan Party may sublease real property to the extent such sublease would not interfere with the operation of the business of the Loan Parties;

(vi)        any Loan Party may sell, transfer or otherwise dispose of obsolete or worn out property or immaterial assets, whether now owned or hereafter acquired, in the ordinary course of business;

(vii)       any Loan Party may sell, transfer or otherwise dispose of inventory in the ordinary course of business, including the sale of electricity, gas, solar and other renewable energy credits and other environmental attributes in the ordinary course of business;

(viii)      any Loan Party may sell, transfer or otherwise dispose of equipment to the extent that (i) such equipment is exchanged for credit against the purchase price of similar replacement equipment or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement equipment;

(ix)         any Loan Party may sell, transfer or otherwise dispose of a receivable and the related equipment of an Energy Conservation Project in the ordinary course of business for fair value;

(x)          any Loan Party may sell, transfer, assign or otherwise dispose of a receivable and related equipment in connection with an Energy Conservation Project Financing);

(xi)         any Loan Party may sell receivables for collection;

(xii)        any Loan Party may sell cash equivalents;

(xiii)       any Loan Party may sell, transfer assign or otherwise dispose of the assets of any Renewable Energy Project or the Equity Interests of a Special Purpose Subsidiary (other than the Hawaii Joint Venture); and

(xiv)      any Loan Party may make other asset sales resulting in aggregate Net Cash Proceeds not to exceed $2,000,000 after the Effective Time.

(d)          in addition to the formation and acquisition of Special Purpose Subsidiaries permitted pursuant to subsection (a) of this Section 9.4 and subject to Sections 9.1, 9.2, 9.5 and the third sentence of Section 9.4(a), the Loan Parties may acquire all or substantially all of the business and assets of any corporation, partnership, limited liability company, or other entity located in and organized under the laws of the United States or any state thereof (“Permitted Acquisitions”), subject to satisfaction of the following conditions:

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(i)          the business or assets so acquired shall be located in the United States and in the same or a substantially similar line of business as that of the Loan Parties;

(ii)         both immediately prior to and after giving effect to such Permitted Acquisition on a Pro Forma Basis incorporating such pro-forma assumptions as are satisfactory to the Agent in its reasonable discretion,(A) the Loan Parties shall be in compliance with the financial covenant set forth in Section 9.10(b) hereof, (B) the Core Leverage Ratio shall not exceed 1.50 to 1.00, and (C) the sum of unrestricted cash plus the amount of the Revolving Commitment available to be borrowed under Section 2.1 shall not be less than $25,000,000;

(iii)        the assets so acquired shall be transferred free and clear of any Liens (other than Liens permitted by Section 9.2) and no Indebtedness shall be incurred, guaranteed, assumed or combined except to the extent otherwise permitted by Section 9.1;

(iv)        the Agent shall have received Lien searches reasonably satisfactory to the Lender with respect to the assets being acquired, provided, that such Lien searches may be delivered within fifteen days after the closing for an acquisition for which the aggregate purchase price is less than $5,000,000;

(v)         the Agent shall have received perfected Liens (subject only to Liens permitted by Section 9.2) on substantially all of the assets being acquired in such Permitted Acquisition, provided that such Liens shall not be required on any Property if (A) such Liens are prohibited pursuant to any agreement binding on the Person owning such Property and (B) the failure to obtain such Liens is not reasonably likely to have a Material Adverse Effect on the rights of and remedies available to the Lender, and provided further, that such perfected Liens may be delivered within fifteen days after the closing for an acquisition for which the aggregate purchase price is less than $5,000,000;

(vi)        to the extent requested by the Agent, the Agent shall have received an opinion of counsel in each applicable jurisdiction reasonably satisfactory to it to the effect that the Liens granted pursuant to this Agreement are perfected security interests in such assets and as to such other matters as the Agent may reasonably require, provided, that such opinion of counsel may be delivered within fifteen days after the closing for an acquisition for which the aggregate purchase price is less than $5,000,000;

(vii)       in connection with such Permitted Acquisition, the Loan Parties shall deliver to the Agent (A) a copy of the purchase agreement pursuant to which such Permitted Acquisition will be consummated; (B) a copy of each existing material agreement relating to the assets to be acquired in such Permitted Acquisition and which is to be in effect after the consummation of such Permitted Acquisition; (C) a Compliance Certificate calculating compliance (as of the last day of the then most recently ended fiscal quarter) with the requirements of Section 9.4(d)(ii) on a Pro Forma Basis, assuming such acquisition had occurred prior to the first day of the earliest fiscal quarter included in the applicable test period for calculating such compliance; (D) the Loan Parties shall use best efforts to provide such other information or reports as the Lender may reasonably request with respect to such Permitted Acquisition; (E) to the extent available to the Loan Parties, historical financial statements (for the prior three fiscal years provided that if such statements are not available for the prior three fiscal years, historical financial statements for not less than the prior four fiscal quarters) of the entity whose assets are being acquired; and (F) if the Borrower is acquiring any interest in real property, and if required by the Agent, reports and other information in form, scope and substance reasonably satisfactory to the Agent and prepared by environmental consultants reasonably satisfactory to the Agent, concerning any environmental hazards or liabilities to which any Loan Party is likely to be subject with respect to such acquired real property;

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(viii)      immediately prior to such Permitted Acquisition no Default shall have occurred and be continuing and after giving effect to such Permitted Acquisition, no Default shall have occurred and be continuing and no Material Adverse Effect shall result; and

(ix)         such acquisition shall be consensual and shall have been approved by the board of directors or comparable governing body of the business so acquired.

9.5         Investments; Hedging Agreements.

(a)          Subject to the limitation in Section 9.5(b), the Loan Parties will not make or permit to remain outstanding any Investment, except:

(i)          Investments consisting of Indebtedness permitted by Section 9.1, Guarantees permitted by Section 9.3, and capital contributions by any Core Domestic Ameresco Company to any other Core Domestic Ameresco Company;

(ii)         Permitted Investments;

(iii)        Permitted Acquisitions;

(iv)        Investments existing on the Restatement Date and set forth in Schedule 9.5 hereto;

(v)         Checking and deposit accounts with banks used in the ordinary course of business maintained with depository institutions that have executed Control Agreements; and

(vi)        Investments by the Loan Parties in Non-Core Energy Subsidiaries; provided, that at the time of each such Investment and after giving effect thereto, (i) no Event of Default shall have occurred and be continuing and (ii) the Loan Parties shall be in Pro Forma Compliance with all financial covenants set forth in Section 9.10.

(b)          Advances to and investments in Affiliates of the Core Ameresco Companies, that are not themselves Core Ameresco Companies, shall not in the aggregate, at any time, exceed forty-nine percent (49%) of the Borrower’s consolidated stockholders equity.

(c)          The Loan Parties will not enter into any Hedging Agreement, other than as required or permitted hereunder and Hedging Agreements entered into in the ordinary course of business with the prior written consent of the Agent to hedge or mitigate risks to which the Loan Parties are exposed in the conduct of their business or the management of their liabilities.

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9.6         Restricted Junior Payments. The Loan Parties will not declare or make any Restricted Junior Payment at any time; provided, however, that (a) any Subsidiary of any Core Ameresco Company may make Restricted Junior Payments to such Core Ameresco Company and any Subsidiary of the Borrower may make Restricted Junior Payments to the Borrower; (b) so long as no Default or Event of Default has occurred and is continuing and no Default or Event of Default shall be caused thereby, the Borrower may redeem or purchase the capital stock or Equity Rights of any employee, officer or director of any Loan Party for aggregate cash consideration not to exceed $1,000,000 in any fiscal year; (c) so long as no Default or Event of Default shall have occurred and be continuing and no Default or Event of Default shall be caused thereby, the Borrower may declare and pay cash dividends, provided that (i) such payments shall be made only during the period commencing not earlier than 10 days after and ending not later than 90 days after, the date of delivery of the quarterly financial statements for the previous fiscal quarter required to be delivered by the Loan Parties pursuant to Section 8.1(a) or 8.1(b) hereof, together with the Compliance Certificate required to be delivered pursuant to Section 8.1(c) hereof, and (ii) the Loan Parties shall have delivered to the Agent evidence that after giving effect to such payment, the Loan Parties (A) would have been in compliance with the financial covenants set forth in Section 9.10 for the period of four fiscal quarters ended immediately before such payment if such payment had been made during such four fiscal quarters, and (B) shall be in projected pro-forma compliance with the financial covenants set forth in Section 9.10 hereof for the period of four fiscal quarters occurring immediately after such payment; and (d) so long as no Default under Section 10.1(a)(ii) or Event of Default shall have occurred and be continuing and no Event of Default shall be caused thereby, the Loan Parties may make regularly scheduled payments of interest but no principal in respect of Subordinated Indebtedness on the dates and in the amounts set forth in the applicable Subordinated Debt Documents.

9.7         Transactions with Affiliates. Except as expressly permitted by this Agreement, the Loan Parties will not directly or indirectly (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any property to an Affiliate; (c) merge into or consolidate with an Affiliate, or purchase or acquire property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided that:

(i)          any Affiliate who is an individual may serve as a director, officer, employee or consultant of any Loan Party, receive reasonable compensation and indemnification for his or her services in such capacity and benefit from Permitted Investments to the extent specified in clause (e) of the definition thereof;

(ii)         the Loan Parties may engage in and continue the transactions with or for the benefit of Affiliates which are described in Schedule 9.7 or are referred to in Section 9.6 (but only to the extent specified in such section); and

(iii)        the Loan Parties may engage in transactions with Affiliates in the ordinary course of business on terms which are no less favorable to the Loan Parties than those likely to be obtained in an arms’ length transaction between a Loan Party and a non-affiliated third party.

9.8         Restrictive Agreements. The Loan Parties will not directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement (other than this Agreement) that prohibits, restricts or imposes any condition upon (a) the ability of any Loan Party to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Loan Party that is a Subsidiary of another Loan Party to pay dividends or other distributions with respect to any shares of its Equity Interests or to make or repay loans or advances to any other Loan Party or to Guarantee Indebtedness of any other Loan Party; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 9.8 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to restrictions applicable to a Subsidiary at the time it was acquired, (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of stock or assets of a Subsidiary of a Loan Party pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (v) the foregoing shall not apply to customary restrictions in a joint venture agreement permitted hereunder, (vi) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (vii) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts (excluding license agreements) restricting the assignment thereof.

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9.9         Sale-Leaseback Transactions. No Loan Party will directly or indirectly, enter into any arrangements with any Person whereby such Loan Party shall sell or transfer (or request another Person to purchase) any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property from any Person.

9.10       Certain Financial Covenants.

(a)          Total Funded Debt to EBITDA Ratio. The Loan Parties shall not permit the Core Leverage Ratio as of the end of each fiscal quarter to exceed 2.00 to 1.00.

(b)          Debt Service Coverage Ratio. The Loan Parties shall not permit the ratio of (a) Cash Flow of the Core Ameresco Companies, to (b) Debt Service of the Core Ameresco Companies as of the end of each fiscal quarter to be less than 1.50 to 1.00.

9.11       Lines of Business. The Loan Parties and all Subsidiaries of the Loan Parties will not engage to any substantial extent in any line or lines of business activity other than (i) the types of businesses engaged in by the Loan Parties as of the Effective Time and businesses substantially related or complementary thereto, and (ii) such other lines of business as may be consented to by the Required Lenders and the Agent, which consents shall not be unreasonably withheld or delayed. The Non-Core Energy Subsidiaries shall not engage in any line or lines of business activity other than the construction and operation of Non-Core Energy Projects. The Hawaii Joint Venture shall not engage in any line or lines of business activity other than the construction and operation of the Hawaii Project.

9.12       Other Indebtedness. The Loan Parties will not purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of any Subordinated Indebtedness, except, to the extent permitted by Section 9.6.

9.13       Modifications of Certain Documents. The Loan Parties will not consent to any modification, supplement or waiver of any of the provisions of any documents or agreements evidencing or governing any Subordinated Indebtedness or any other Existing Debt in a manner that could reasonably be expected to be materially adverse to the Lenders.

9.14       Transactions with Foreign Subsidiaries, Special Purpose Subsidiaries and Inactive Subsidiaries. Except as expressly permitted under this Agreement, no Loan Party shall take any of the following actions: (a) make any loan, advance or investment in or to a Foreign Subsidiary, Special Purpose Subsidiary or an Inactive Subsidiary; (b) transfer, sell, lease, assign, or otherwise dispose of any property to a Foreign Subsidiary, Special Purpose Subsidiary or an Inactive Subsidiary; (c) merge into or consolidate with a Foreign Subsidiary, Special Purpose Subsidiary or an Inactive Subsidiary; or (d) enter into any other transaction directly or indirectly with or for the benefit of a Foreign Subsidiary, Special Purpose Subsidiary or an Inactive Subsidiary.

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9.15       Sanctions. No Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Agent, LC Issuer, Swingline Lender, or otherwise) of Sanctions.

9.16       Anti-Corruption Laws. No Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions.

ARTICLE 10

Events of Default

10.1       Events of Default. The occurrence of any of the following events shall be deemed to constitute an “Event of Default” hereunder:

(a)          the Loan Parties shall fail to pay to the Agent, the LC Issuer, or the Lenders, (i) any principal of any Loan when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration of such due or prepayment date, or otherwise or (ii) any interest or fees in respect of any Loan or any Reimbursement Obligation in respect of any LC Disbursement or any other Obligation of the Loan Parties to the Agent, the LC Issuer, or the Lenders within three (3) Business Days after the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration of such due or prepayment date, or otherwise;

(b)          any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made;

(c)          the Loan Parties (i) shall fail to observe or perform any covenant, condition or agreement contained in Sections 8.1(a), (b), (c) or (d), 8.2(a), 8.5, 8.6, 8.8, 8.9, 8.10, or in Article 9 (it being expressly acknowledged and agreed that any Event of Default resulting from the failure of the Loan Parties at any measurement date to satisfy any financial covenant set forth in Section 9.10 shall not be deemed to be “cured” or remedied by the Loan Parties’ satisfaction of such financial covenant at any subsequent measurement date) or (ii) shall fail to observe or perform any other covenant, condition or agreement contained in Sections 8.3, 8.4, 8.7, 8.11, 8.12 or 8.13 and such failure described in this clause (ii) shall continue unremedied for a period of 30 days after the earlier of (x) actual knowledge by an officer of any Loan Party or (y) notice thereof from the Agent (given at the request of any Lender) to the Loan Parties;

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(d)          the Loan Parties shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clauses (a), (b) or (c) of this Section 10.1) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Agent (at the request of any Lender) to the Loan Parties;

(e)          the Loan Parties shall fail to make any payment (whether of principal, interest or otherwise and regardless of amount) in respect of any Material Indebtedness or any Material Rental Obligation, when and as the same shall become due and payable, after giving effect to any grace period with respect thereto;

(f)           any event or condition occurs that results in any Material Indebtedness of any Loan Party becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, other than any secured Indebtedness that becomes due on the sale of the assets securing such Indebtedness in a disposition permitted, or otherwise consented to, under Section 9.4;

(g)          an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or any Material Canadian Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Material Canadian Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)          any Loan Party or any Material Canadian Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Material Canadian Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(i)           any Loan Party or any Material Canadian Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

(j)           a final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment), shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Loan Party and the same shall not be discharged (or provision shall not be made for such discharge), bonded, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the relevant Loan Party shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

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(k)          an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(l)           there shall occur any Change of Control;

(m)          any of the following shall occur: (i) the Liens created hereunder or under the other Loan Documents shall at any time (other than by reason of the Agent relinquishing such Lien) cease in any material respect to constitute valid and perfected Liens on the Collateral intended to be covered thereby; (ii) except for expiration in accordance with its respective terms, any Loan Document shall for whatever reason be terminated, or shall cease to be in full force and effect; or (iii) the enforceability of any Loan Document shall be contested by any Loan Party;

(n)          there shall occur any material loss theft, damage or destruction of any Collateral not fully covered (subject to such reasonable deductibles as the Agent shall have approved) by insurance; or

(o)          any Guarantor shall assert that its obligations under any Loan Document shall be invalid or unenforceable.

10.2       Rights and Remedies Upon any Event of Default. Upon the occurrence of any Event of Default hereunder, then, and in every such event (other than an event described in clause (g) or (h) of Section 10.1 with respect to a Loan Party), and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) notify the Borrower that the outstanding principal of the Loans shall bear interest at the Default Rate, and thereupon the outstanding principal of the Loans shall bear interest at the Default Rate, (iii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties, and (iv) the Agent, the LC Issuer, and the Lenders may exercise all of the rights as secured party and mortgagee hereunder or under the other Loan Documents; and in case of any event with respect to any of the Loan Parties described in clause (g) or (h) of Section 10.1, the Commitments shall automatically terminate, the principal of the Loans then outstanding shall automatically bear interest at the Default Rate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations shall automatically become due and payable, and the Borrower shall provide Cash Collateral in accordance with Section 2.12 without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties, and the Agent, the LC Issuer, and the Lenders shall be permitted to exercise such rights as secured party and mortgagee hereunder or under the other Loan Documents to the extent permitted by applicable law.

10.3       Application of Funds. After the exercise of remedies provided for in Section 10.2 (or after the Loans have automatically become immediately due and payable and the LC Obligations have automatically been required to be Cash Collateralized as set forth in Section 10.2), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.12 and 2.13, be applied by the Agent in the following order:

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First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agent and amounts payable under Article 3) payable to the Agent in its capacity as such;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the LC Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the LC Issuer (including fees and time charges for attorneys who may be employees of any Lender or the LC Issuer) arising under the Loan Document and amounts payable under Article 3, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, LC Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the LC Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, LC Borrowings and Secured Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements and to the to the Agent for the account of the LC Issuer, to Cash Collateralize that portion of LC Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.4 and 2.12, in each case ratably among the Agent, the Lenders, the LC Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.4 and 2.13, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section.

Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Agent pursuant to the terms of Article 11 for itself and its Affiliates as if a “Lender” party hereto.

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ARTICLE 11

The Agent

11.1       Appointment and Authority.

(a)          Appointment. Each of the Lenders and the LC Issuer hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent, the Lenders and the LC Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)          Collateral Agent. The Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank, and a potential Cash Management Bank) and the LC Issuer hereby irrevocably appoints and authorizes the Agent to act as the agent of such Lender and the LC Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Agent pursuant to Section 11.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Agent), shall be entitled to the benefits of all provisions of this Article 11 and Article 12 (including Section 12.4(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

11.2       Rights as a Lender. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

11.3       Exculpatory Provisions. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agent and its Related Parties:

(a)          shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

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(b)          shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)          shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

Neither the Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.2 and 10.3) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Agent by the Borrower, a Lender or the LC Issuer.

Neither the Agent nor any of its Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

11.4       Reliance by Agent. The Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the LC Issuer, the Agent may presume that such condition is satisfactory to such Lender or the LC Issuer unless the Agent shall have received notice to the contrary from such Lender or the LC Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the conditions specified in Section 7.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections.

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11.5      Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

11.6      Resignation of Agent.

(a)          Notice. The Agent may at any time give notice of its resignation to the Lenders, the LC Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to) on behalf of the Lenders and the LC Issuer, appoint a successor Agent meeting the qualifications set forth above; provided that in no event shall any successor Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)          Effect of Resignation or Removal. With effect from the Resignation Effective Date (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders or the LC Issuer under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender and the LC Issuer directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent (other than as provided in Section 3.1(g) and other than any rights to indemnity payments or other amounts owed to the retiring Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 12.4 shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

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(c)          LC Issuer and Swingline Lender. Any resignation or removal by Bank of America as Agent pursuant to this Section shall also constitute its resignation as LC Issuer and Swingline Lender. If Bank of America resigns as an LC Issuer, it shall retain all the rights, powers, privileges and duties of the LC Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as LC Issuer and all LC Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.4(c). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.5(d). Upon the appointment by the Borrower of a successor LC Issuer or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring LC Issuer or Swingline Lender, as applicable, (ii) the retiring LC Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor LC Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.7       Non-Reliance on Agent and Other Lenders. Each Lender and the LC Issuer acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the LC Issuer also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

11.8       No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent, a Lender or the LC Issuer hereunder.

11.9       Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Agent (irrespective of whether the principal of any Loan or LC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the LC Issuer and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the LC Issuer and the Agent and their respective agents and counsel and all other amounts due the Lenders, the LC Issuer and the Agent under Sections 2.10, 2.11(b) and 12.4) allowed in such judicial proceeding; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

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and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the LC Issuer to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders and the LC Issuer, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 2.10, 2.11(b) and 12.4.

Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender or the LC Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or the LC Issuer to authorize the Agent to vote in respect of the claim of any Lender or the LC Issuer or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (i) through (x) of Section 12.2(a) of this Agreement, and (iii) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Secured Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

11.10    Collateral and Guaranty Matters.

(a)          Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the LC Issuer irrevocably authorize the Agent, at its option and in its discretion,

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(i)          to release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon the Facility Termination Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 12.2;

(ii)         to subordinate any Lien on any property granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 9.2(h); and

(iii)        to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

(b)          Upon request by the Agent at any time, the Required Lenders will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 11.10. In each case as specified in this Section 11.10, the Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 11.10.

(c)          The Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

11.11    Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein, no Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 10.3, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 11 to the contrary, the Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements except to the extent expressly provided herein and unless the Agent has received a Secured Party Designation Notice of such Secured Obligations, together with such supporting documentation as the Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. The Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of a Facility Termination Date.

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ARTICLE 12

Miscellaneous

12.1      Notices.

(a)          Notices, Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or email transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)          if to the Borrower or any other Loan Party, to the address, fax number, email address or telephone number specified for such Person on Schedule 1.1(b);

(ii)         if to the Agent, the LC Issuer or the Swingline Lender, to the address, fax number, email address or telephone number specified for such Person on Schedule 1.1(c); and

(iii)        if to any other Lender, to the address, fax number, email address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)          Electronic Communications. Notices and other communications to the Agent, the Lenders, the Swingline Lender and the LC Issuer hereunder may be delivered or furnished by electronic communication (including email, FPML messaging and Internet or intranet websites) pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices to any Lender, the Swingline Lender or the LC Issuer pursuant to Article 2 if such Lender, Swingline Lender or the LC Issuer, as applicable, has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent, the Swingline Lender, the LC Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement) and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email address or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided that for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

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(c)          The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the LC Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d)          Change of Address, Etc. Each of the Borrower, the Agent, the LC Issuer and Swingline Lender may change its address, fax number or telephone number or email address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, fax number or telephone number or email address for notices and other communications hereunder by notice to the Borrower, the Agent, the LC Issuer and Swingline Lender. In addition, each Lender agrees to notify the Agent from time to time to ensure that the Agent has on record (i) an effective address, contact name, telephone number, fax number and email address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.

(e)          Reliance by Agent, LC Issuer and Lenders. The Agent, the LC Issuer and the Lenders shall be entitled to rely and act upon any notices (including, without limitation, telephonic or electronic notices, Loan Notices, Letter of Credit Applications, Notice of Prepayment and Swingline Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Agent, the LC Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the good faith reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.

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12.2       Waivers; Amendments.

(a)          No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(i)          extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 10.2) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent in Section 7.2 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(ii)         reduce the principal amount of any Loan or Reimbursement Obligation or reduce the rate of interest thereon (other than the decision not to charge, or to cease to charge, Post-Default Interest), or reduce any fees payable hereunder, without the written consent of each Lender affected thereby;

(iii)        postpone the scheduled date of payment of the principal amount of any Loan or Reimbursement Obligation other than mandatory prepayments of the Loans required under Section 2.9(b), or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, change the Maturity Date of any Loan, or postpone the scheduled date of expiration of any Commitment, or extend the ultimate expiration date of any Letter of Credit beyond the Maturity Date of the Revolving Facility, without the written consent of each Lender affected thereby;

(iv)        except as expressly set forth in clause (x) below, change Section 2.9(c) in a manner that would alter the application of prepayments thereunder, or change Section 2.8(b) or (g) in a manner that would alter the pro rata sharing of payments required thereby, without in each case the written consent of each Lender;

(v)         alter the rights or obligations of the Borrower to prepay Loans (other than mandatory prepayments of Loans under Section 2.9(b)) without the written consent of each Lender affected thereby;

(vi)        change any of the provisions of this Section 12.2 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Document or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender;

(vii)       release any of the Guarantors from its obligations in respect of its Guarantee under Article 4 or release any material portion of the Collateral (or terminate any Lien with respect thereto), except as expressly permitted in this Agreement (in which case such release may be made by the Agent acting alone), without the written consent of each Lender;

(viii)      waive any of the conditions precedent specified in Section 7.1 without the written consent of each Lender and the Agent;

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(ix)         subordinate the Loans to any other Indebtedness, without the written consent of each Lender; or

(x)          amend Section 1.11 or the definition of “Alternative Currency” without the consent of each Lender directly affected thereby:

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the LC Issuer in addition to the Lenders required above, affect the rights or duties of the LC Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above, affect the rights or duties of the Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, (A) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (1) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender; (B) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein; and (C) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

(b)          Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of any of Class of Loan shall be effective against the Lenders of such Class of Loans unless the Required Lenders of such Class of Loans shall have concurred with such waiver or modification.

(c)          Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Agent, the LC Issuer, the Borrower and the Lenders affected thereby to amend the definition of “Alternative Currency” or “Eurocurrency Rate” solely to add additional currency options and the applicable interest rate with respect thereto, in each case solely to the extent permitted pursuant to Section 1.11.

(d)          If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender or each Lender affected thereby and that has been approved by the Required Lenders, the Borrower may replace such Non-Consenting Lender in accordance with Section 12.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

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12.3      No Waiver; Cumulative Remedies; Enforcement.

(a)          No failure by any Lender, the LC Issuer or the Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(b)          Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Agent in accordance with Section 10.2 for the benefit of all the Lenders and the LC Issuer; provided, however, that the foregoing shall not prohibit (a) the Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (b) the LC Issuer or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as LC Issuer or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 12.8 (subject to the terms of Section 2.8(h)), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Agent pursuant to Section 10.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.8(h), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

12.4      Expenses; Indemnity: Damage Waiver.

(a)          Costs and Expenses. The Loan Parties jointly and severally agree to pay, or reimburse the Agent or the Lenders, as applicable, for paying, (i) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel, in connection with the syndication of the credit facilities provided for herein, the preparation of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the LC Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Agent, the LC Issuer, or any Lender, including the fees, charges and disbursements of any counsel for the Agent, the LC Issuer, or any Lender, in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, including their rights under this Section 12.4, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof, and (iv) all Other Taxes levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Loan Document or any other document referred to therein.

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(b)          Indemnification by the Loan Parties. The Loan Parties jointly and severally agree to indemnify the Agent (and any sub-agent thereof), the LC Issuer, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.1), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the LC Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the provisions of Section 3.1(c), this Section 12.4(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)          Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Agent (or any sub-agent thereof), the LC Issuer, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent), the LC Issuer, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent), the LC Issuer or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent), the LC Issuer or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.8(e).

(d)          Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

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(e)          Payments. All amounts due under this Section 12.4 shall be payable within ten (10) Business Days after written demand therefor.

(f)          Survival. The agreements in this Section 12.4 shall survive the resignation of the Agent, the LC Issuer and the Swingline Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

12.5      Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Agent, the LC Issuer or any Lender, or the Agent, the LC Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent, the LC Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the LC Issuer severally agrees to pay to the Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the LC Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

12.6      Successors and Assigns.

(a)          Successors and Assigns, Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender, the LC Issuer and the Agent, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of the Agent, the LC Issuer, and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in LC Obligations and in Swingline Loans) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i)          Minimum Amounts:

(A)         in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

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(B)         in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of any assignment in respect of the Revolving Facility, or $1,000,000, in the case of any assignment in respect of the Term Facility, unless each of Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)         Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans;

(iii)        Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)         the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required for any assignment to a Competitor and for any other assignment; provided, that the consent of the Borrower shall not be required in connection with any assignment to a non-Competitor if (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender or an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within five (5) Business Days after having received notice thereof;

(B)         the consent of Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Revolving Commitment or Term Loan if such assignment is to a Person that is not a Lender or an Affiliate of such Lender or an Approved Fund; and

(C)         the consent of the LC Issuer and the Swingline Lender shall be required for any assignment in respect of the Revolving Facility.

(iv)        Assignment and Assumption. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500.00; provided, however, that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Agent an Administrative Questionnaire.

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(v)         No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person).

(vi)        Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent, the LC Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.1, 3.4, 3.5 and 12.4 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)          Register. The Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Agent’s Office in the United States a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and Reimbursement Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. In addition, the Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

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(d)          Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries ) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in LC Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent, the Lenders and the LC Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.4(c) without regard to the existence of any participations.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 12.2(a) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.4 and 3.5 (subject to the requirements and limitations therein, including the requirements under Section 3.1(e) (it being understood that the documentation required under Section 3.1(e) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.6 and 12.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.1 or 3.4, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.6 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.8 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.8(h) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

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(e)          Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note or Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)          Resignation as LC Issuer or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as LC Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as LC Issuer or Swingline Lender, the Borrower shall be entitled to appoint from among Lenders a successor LC Issuer or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as LC Issuer or Swingline Lender, as the case may be. If Bank of America resigns as LC Issuer, it shall retain all the rights, powers, privileges and duties of the LC Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as LC Issuer and all Reimbursement Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.4(c)). If Bank of America resigns as Swingline Lender, it shall retain all the rights of Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Swingline Loans pursuant to Section 2.5(d). Upon the appointment of a successor LC Issuer and/or Swingline Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring LC Issuer or Swingline Lender, as the case may be, and (B) the successor LC Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

12.7       Treatment of Certain Information; Confidentiality.

(a)          Treatment of Certain Information. Each of the Agent, the Lenders and the LC Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(c) or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (B) the provider of any Platform or other electronic delivery service used by the Agent, the LC Issuer and/or the Swingline Lender to deliver Borrower Materials or notices to the Lenders or (C) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, or (viii) with the consent of the Borrower or to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Agent, any Lender, the LC Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Agent, any Lender or the LC Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

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(b)          Non-Public Information. Each of the Agent, the Lenders and the LC Issuer acknowledges that (i) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

(c)          Press Releases. The Loan Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of the Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Agent, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under law (including required filings with the SEC) and then, in any event the Loan Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure.

12.8      Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the LC Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the LC Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the LC Issuer or their respective Affiliates, irrespective of whether or not such Lender, the LC Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured, secured or unsecured, or are owed to a branch, office or Affiliate of such Lender or the LC Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.13 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent, the LC Issuer and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the LC Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the LC Issuer or their respective Affiliates may have. Each Lender and the LC Issuer agrees to notify the Borrower and the Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

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12.9       Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

12.10    Counterparts; Integration; References to Agreement; Effectiveness. This Agreement and each of the other Loan Documents may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agent, the LC Issuer or its counsel constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Whenever there is a reference in any Loan Document or UCC Financing Statement to the “Credit Agreement” to which the Agent, the Lenders and the Loan Parties are parties, such reference shall be deemed to be made to this Agreement among the parties hereto. Except as provided in Section 7.1, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document, or any certificate delivered thereunder, by fax transmission or email transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document or certificate. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of any Loan Document, upon the request of any party, such fax transmission or email transmission shall be promptly followed by such manually executed counterpart.

12.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Agent and each Lender, regardless of any investigation made by the Agent or any Lender or on their behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

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12.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Agent, the LC Issuer or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

12.13    Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.6, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.6), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.1 and 3.4) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)          the Borrower shall have paid to the Agent the assignment fee (if any) specified in Section 12.6(b);

(b)          such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and LC Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)          in the case of any such assignment resulting from a claim for compensation under Section 3.4 or payments required to be made pursuant to Section 3.1, such assignment will result in a reduction in such compensation or payments thereafter;

(d)          such assignment does not conflict with applicable Laws; and

(e)          in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

12.14    Subordination. Each Loan Party (a “Subordinating Loan Party”) hereby subordinates the payment of all obligations and indebtedness of any other Loan Party owing to it (“Intercompany Indebtedness”), whether now existing or hereafter arising, including but not limited to any obligation of any such other Loan Party to the Subordinating Loan Party as subrogee of the Secured Parties or resulting from such Subordinating Loan Party’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of any such other Loan Party to the Subordinating Loan Party shall be enforced and performance received by the Subordinating Loan Party as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Secured Obligations, but without reducing or affecting in any manner the liability of the Subordinating Loan Party under this Agreement. Notwithstanding the foregoing, so long as no Default has occurred and is continuing, the Loan Parties may make and receive payments with respect to Intercompany Debt; provided, that in the event that any Loan Party receives any payment of any Intercompany Debt at a time when a Default has occurred and is continuing, such payment shall be held by such Loan Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the Agent.

128

12.15    Governing Law; Jurisdiction; Consent to Service of Process.

(a)          This Agreement shall be construed in accordance with and governed by the law of The Commonwealth of Massachusetts.

(b)          Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of The Commonwealth of Massachusetts and of the United States District Court for the District of Massachusetts, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Massachusetts court (or, to the extent permitted by law, in such Federal court). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent, the LC Issuer, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party or any Subsidiary or its properties in the courts of any jurisdiction.

(c)          Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section 12.15. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 12.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

12.16    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

12.17    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

129

12.18    Release of Collateral and Guarantees. The Agent and the Lenders agree that if the assets or Equity Interests in any Subsidiary that are owned by the Loan Parties are sold to any Person as permitted by the terms of this Agreement and the other Loan Documents, or if any Subsidiary is merged or consolidated with or into any other Person as permitted by the terms of this Agreement and such Subsidiary is not the continuing or surviving corporation, the Agent shall, upon request of the Borrower (and upon the receipt by the Agent of such evidence as the Agent or any Lender may reasonably request to establish that such sale, designation, merger or consolidation is permitted by the terms of this Agreement), but without the consent of any Lender, terminate the Guarantee of such Subsidiary under Article 3 hereof and authorize the Agent to release the Liens created by the Loan Documents on such assets or Equity Interests in such Subsidiary. The Agent and the Lenders further agree that if any task order or contract of any Loan Party shall become Energy Conservation Financing Collateral as permitted by the terms of this Agreement, the Agent shall, upon request by the Borrower (and upon the receipt by the Agent of such evidence as the Agent or any Lender may reasonably request to establish that grant of such security interest in such task orders or contracts in favor of the Energy Conservation Project Financing Agent is permitted by the terms of this Agreement), release the Lien created by the Loan Documents on such Energy Conservation Financing Collateral.

12.19    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Agent, the LC Issuer or any Lender, or the Agent, the LC Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, the LC Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the LC Issuer severally agrees to pay to the Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate. The obligations of the Lenders and the LC Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

12.20    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees and acknowledges its Affiliates’ understanding that: (a) (i) the arranging and other services regarding this Agreement provided by the Agent, the Lenders and any of their respective Affiliates are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Agent and, as applicable, its Affiliates and the Lenders and their Affiliates (collectively, solely for purposes of this Section, the “Lenders”), on the other hand, (ii) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Agent and its Affiliates and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (ii) neither the Agent, any of its Affiliates nor any Lender has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Agent and its Affiliates and the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Agent, any of its Affiliates nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Agent, any of its Affiliates or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

130

12.21    Electronic Execution. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it; provided further without limiting the foregoing, upon the request of the Agent, any electronic signature shall be promptly followed by such manually executed counterpart.

12.22    USA Patriot Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrower and the Loan Parties agree to, promptly following a request by the Agent or any Lender, provide all such other documentation and information that the Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

12.23    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent or any Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Agent or any Lender in such currency, the Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable law).

131

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132

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER

AMERESCO, INC.

By:	/s/ John R. Granara, III
	Name:	John R. Granara, III
	Title:	Vice President & Chief Financial Officer

GUARANTORS

AMERESCO ENERTECH, INC.
AMERESCO FEDERAL SOLUTIONS, INC.
AMERESCO PLANERGY HOUSING, INC.
AMERESCO QUANTUM, INC.
AMERESCO SELECT, INC.
AMERESCOSOLUTIONS, INC.
APPLIED ENERGY GROUP INC.
SIERRA ENERGY COMPANY

By:	/s/ John R. Granara, III
	Name:	John R. Granara, III
	Title:	Treasurer

AMERESCO SOUTHWEST, INC.

By:	/s/ John R. Granara, III
	Name:	John R. Granara, III
	Title:	Vice President and Treasurer

E.THREE CUSTOM ENERGY SOLUTIONS, LLC,
By:	Sierra Energy Company, its sole member

By:	/s/ John R. Granara, III
	Name:	John R. Granara, III
	Title:	Treasurer

[Signature Page to Credit and Security Agreement]

AMERESCO ASSET SUSTAINABILITY GROUP LLC
AMERESCO CT LLC
AMERESCO DELAWARE ENERGY LLC
AMERESCO EVANSVILLE, LLC
AMERESCO HAWAII LLC
AMERESCO Intelligent SYSTEMS, LLC
AMERESCO LFG HOLDINGS LLC
AMERESCO PALMETTO LLC
AMERESCO SOLAR, LLC
AMERESCO SOLAR NEWBURYPORT LLC
AMERESCO STAFFORD LLC
AMERESCO WOODLAND MEADOWS ROMULUS LLC
SELDERA LLC
SOLUTIONS HOLDINGS, LLC

By:	Ameresco, Inc., its sole member

By:	/s/ John R. Granara, III
	Name:	John R. Granara, III
	Title:	Vice President & Chief Financial Officer

AMERESCO SOLAR – PRODUCTS LLC
AMERESCO SOLAR – SOLUTIONS LLC
AMERESCO SOLAR – TECHNOLOGIES LLC
By:	Ameresco Solar LLC, its sole member
By:	Ameresco, Inc., its sole member

By:	/s/ John R. Granara, III
	Name:	John R. Granara, III
	Title:	Vice President & Chief Financial Officer

[Signature Page to Credit and Security Agreement]

AGENT

Bank of America, N.A.,
as Agent

By:	/s/ Darlene R. Parmalee
	Name:	Darlene R. Parmalee
	Title:	Vice President

LENDER

Bank of America, N.A.,
as Lender, LC Issuer, and Swingline Lender

By:	/s/ John F. Lynch
	Name:	John F. Lynch
	Title:	S.V.P.

LENDER

WEBSTER BANK, N.A.

By:	/s/ Ann M. Meade
	Name:	Ann M. Meade
	Title:	Senior Vice President

[Signature Page to Credit and Security Agreement]

SCHEDULE 1.1(a)

Material Owned Properties

None.

SCHEDULE 1.1(b)

Loan Party Notice Addresses

For each Loan Party:

Ameresco, Inc.
111 Speen Street, Suite 410
Framingham, MA 01701
Attention: Chief Financial Officer
jgranara@ameresco.com
Fax: 508-598-3215

With a copy to:

Ameresco, Inc.
111 Speen Street, 410
Framingham, MA 01701
Attention: Corporate Counsel
dcorrsin@ameresco.com
Fax: 508-598-3219

SCHEDULE 1.5

Designated Financial Officers

George P. Sakellaris, President
John R. Granara, III, Chief Financial Officer

SCHEDULE 5.2

Websites and Domain Names

ameresco-ops.com

Ameresco.ca

ameresco.br.com

ameresco.cn.com

ameresco.co

ameresco.co.uk

ameresco.com

ameresco.es

ameresco.eu

ameresco.in

ameresco.info

ameresco.jpn.com

ameresco.mx

ameresco.net

ameresco.org

ameresco.tw

ameresco.us

ameresco.xyz

amerescoaxis.com

amerescoconsulting.com

amerescogeothermal.ca

amerescogeothermal.com

amerescois.com

amerescopv.com

amerescosolar.com

amerescosolutions.com

amrc.com

assetplanner.ca

byrne-eng.com

energyefficiency.com

fame-ap.com

fameap.com

fameassetplanner.com

myenergypro.com

myenergypro.net

selectenergysi.com

southwestpv.com

Networks Solutions is the administrative contact used in connection with the registration of the domain names.

SCHEDULE 5.3

Fixtures. etc.

1.	e.three Custom Energy Solutions, LLC: City Centre Chiller Plant Facility, 128 South Fourth Street, Las Vegas, Nevada 89101.

2.	Ameresco Woodland Meadows Romulus LLC: Landfill Gas Recovery Plant, 4620 Hannan Road, Wayne, Michigan 48189.

3.	Ameresco Palmetto: Landfill Gas Recovery Facility, 251 New Hope Road, Wellsford, SC 29395

4.	Ameresco Stafford LLC: Landfill Gas Recovery Facility, 481 Eskimo Hill Road, Stafford, VA 22554

5.	Ameresco Delaware Energy LLC: Landfill Gas Recovery Plant (Central), 1107 Willow Grove Road, Felton, DE 19943

6.	Ameresco Delaware Energy LLC: Landfill Gas Recovery Plant (Southern), 28560 Landfill Lane, Georgetown, DE 19947

7.	Ameresco Janesville LLC: Landfill Gas Recovery Plant, 525 Black Ridge Road, Janesville, WI 53545

8.	Ameresco Pine Bluff LLC: Landfill Gas Recovery Plant, 13809 E. Cherokee Drive, Ball Ground, GA 30107

9.	Ameresco LFG-I, Inc.: Landfill Gas Recovery Plant, 91 Hartley Road, Goshen, NY 10924

10.	Ameresco Chicopee Energy LLC: Landfill Gas Recovery Plant, 161 New Lombard Road, Chicopee, MA 01013

SCHEDULE 6.3

Governmental Approvals; No Conflicts

None.

SCHEDULE 6.4

Financial Condition; No Material Adverse Changes

None.

SCHEDULE 6.5

Properties; Proprietary Rights; Real Property Assets

(b), (c)	Patents: None.

Trademarks: See attached.

Copyrights: None.

(d)	Real Property Assets and Leases:

Leased Properties: See attached.

Owned Properties: None

Trademarks

Ameresco, Inc.

Mark	Country	Serial No.	Filing Date

EPS	European Community	7382476	11/11/08

EPS and design	European Community	7382559	11/11/08

The EPS Way	European Community	7382617	11/11/08

Ameresco	Brazil	830750533	06/11/13

Ameresco	Brazil	830750339	02/18/14

Ameresco	Brazil	830750517	06/11/13

Ameresco	Brazil	830750347	06/11/13

Ameresco	Brazil	830750355	06/11/13

Ameresco	Brazil	830750363	06/11/13

Ameresco	China Madrid Protocol	1064906	08/23/10

Ameresco	European Community Madrid Protocol	1064906	08/23/10

Ameresco	Hong Kong	301697527	08/24/10

Mark	Country	Serial No.	Filing Date

Ameresco	India	2016962	08/31/10

Ameresco	Indonesia	IDM000343138	12/23/11

Ameresco	Indonesia	IDM 000347306	02/03/12

Ameresco	Indonesia	IDM 000343139	12/23/11

Ameresco	Indonesia	IDM 000343142	12/23/11

Ameresco	Indonesia	IDM 000343141	12/23/11

Ameresco	Indonesia	IDM 000343143	12/23/11

Ameresco	Madrid Protocol China European Community Singapore Turkey	1064906	08/23/10

Ameresco	Mexico	1195998	01/10/11

Ameresco	Mexico	1195410	12/20/10

Ameresco	Mexico	1217750	05/19/11

Ameresco	Mexico	1235037	08/25/11

Ameresco	Mexico	1222166	06/14/11

Ameresco	Mexico	1360865	04/16/13

Ameresco	Singapore Madrid Protocol	T110897J	08/23/10

Ameresco	Turkey Madrid Protocol	1064906	08/23/10

Ameresco	United States	3241224	05/15/07

Mark	Country	Serial No.	Filing Date

Ameresco Axis	United States	3740727	01/19/10

Mark	Country	Registration No.	Registration Date

EPS	Mexico	1100391	05/19/09

EPS	Mexico	1101070	05/21/09

EPS	United States	3800131	06/08/10

EPS and design	Mexico	1100390	05/19/09

EPS and design	Mexico	1109351	07/08/09

EPS and design	United States	3800132	06/08/10

Mark	Country	Registration No.	Registration Date

EPS Powersaver	United States	3868347	10/26/10

GREEN.CLEAN.SUSTAINABLE.	United States	3927061	03/01/11

MISCELLANEOUS DESIGN (orb logo)	United States	3933527	03/22/11

REBATE XCHANGE	United States	3111145	07/04/06

REPS	Canada	873427	03/17/14

REPS	United States	3981854	06/21/11

REPS stylized	European Community	7382674	06/09/09

REPS stylized	Mexico	1100389	03/19/09

REPS stylized	Mexico	1100699	05/20/09

THE EPS WAY	Mexico	1114480	08/11/09

THE EPS WAY	Mexico	1113974	06/11/09

Mark	Country	Registration No.	Registration Date

THE EPS WAY	United States	3800133	06/08/10

XCHANGE POINT	Canada	831439	09/07/12

XCHANGE POINT	European Community	7382518	06/10/09

XCHANGE POINT	Mexico	1101069	05/21/09

XCHANGE POINT	Mexico	1105063	06/11/09

XCHANGE POINT	United States	3796337	06/01/10

Ameresco Canada Inc.

Country	Trademark	Application/Reg. No.	Filing/Reg. Date	Status

Canada	Quality of the Teaching and Learning Environment	TMA831643	September 10, 2012	Registered

United States	Quality of the Teaching and Learning Environment	4,363,051	August 18, 2011	Registered

Canada	Decision Development Roundtable	1561793	January 24, 2012	Allowed for registration, pending Ameresco using mark

United States	Decision Development Roundtable	85/609446	January 24, 2012	In prosecution and awaiting approval for publication

Canada	Decision Development Institute	1561792	January 24, 2012	Allowed for registration, pending Ameresco using mark

Country	Trademark	Application/Reg. No.	Filing/Reg. Date	Status

United States	Decision Development Institute	85/609478	January 24, 2012	Approved for publication pending registration in Canada

Canada	Decision Development Framework	TMA843462	February 15, 2013	Registered

United States	Decision Development Framework	85/609358	January 24, 2012	Registered

Canada	Quality of Resident Life	TMA843376	February 15, 2013	Registered

United States	Quality of Resident Life	85/609255	January 24, 2012	Registered

Canada	Quality of Patient Care	TMA843463	February 15, 2013	Registered

United States	Quality of Patient Care	85/609315	January 24, 2012	Registered

Canada	iAuditor	TMA843593	February 18, 2013	Registered

United States	iAuditor	85/609511	January 24, 2012	Registered

Canada	Asset Planner	1561787	January 24, 2012	Registered

United States	Asset Planner	85/609166	January 24, 2012	Registered

Canada	Project Planner	1561786	January 24, 2012	Approved

United States	Project Planner	85/608966	January 24, 2012	Suspended pending registration in Canada

Canada	Strategy Planner	1561785	January 24, 2012	Approved

United States	Strategy Planner	85/608942	January 24, 2012	Suspended pending registration in Canada

Country	Trademark	Application/Reg. No.	Filing/Reg. Date	Status

Canada	Decision Development Institute	TMA902612	May 1, 2015	Registered

Canada	Decision Development Rountable	TMA902613	May 1, 2015	Registered

Schedule 6.5
Loc. #	Owned or Leased	Lessor	Loan Party Utilizing Property	Significant Administrative or Government Functions	Maintains Books or Records	Contains Personal Property Collateral	Street Address	Town	State	Zip
1	Leased	Ameresco, Inc.	Ameresco, Inc.- Corporate Headquarters	Yes	Yes	Yes	111 Speen Street, Suite 410	Framingham	MA	01701
2	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	6643 Brayton Drive, Suite A	Anchorage	AK	99507
3	Leased	Ameresco, Inc.	Ameresco Solar - Technologies LLC	No	Yes	Yes	120 East Corporate Place	Chandler	AZ	85225
4	Leased	Ameresco, Inc.	Ameresco Southwest, Inc.	No	Yes	Yes	60 E. Rio Salado Parkway, Suite 1001 & 1008	Tempe	AZ	85281
5	Leased	Ameresco, Inc.	Ameresco Southwest, Inc.	No	Yes	Yes	N. Romero, Suite 1	Tucson	AZ	85705
6	Leased	Ameresco, Inc.	Ameresco Solar - Products LLC	No	Yes	Yes	42191 Zevo Drive	Temecula	CA	92590
7	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	20955 Pathfinder Road, Suite 160	Diamond Bar	CA	91765
8	Leased	Ameresco, Inc.	Ameresco Intelligent Systems, LLC	No	Yes	Yes	3090 Bristol Street, Suite 350	Costa Mesa	CA	92626
9	Leased	Ameresco, Inc.	Applied Energy Group, Inc.	No	Yes	Yes	500 Ygnacio Vally Road, Suite 250	Walnut Creek	CA	94596
10	Leased	Ameresco, Inc.	Ennovate Corporation	No	Yes	Yes	10650 E Bethany Drive, Suite A	Auroa	CO	80014
11	Leased	Ameresco, Inc.	Seldera LLC	No	Yes	Yes	5 Science Park	New Haven	CT	06511
12	Leased	Ameresco, Inc.	Applied Energy Group, Inc.	No	Yes	Yes	5301 Limestone Road, Suite 222	Wilmington	DE	19808
13	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	101 Constitution Avenue, N.W., Suite 525 East	Washington	DC	20001
14	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	2202 N. Westshore Boulevard, Suite 205	Tampa	FL	33607
15	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	420 Lincoln Road Building, Suite 436	Miami Beach	FL	33139
16	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	3525 Piedmont Road, Building 7, Suite 300, Office #43	Atlanta	GA	30305
17	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	3555 Harding Avenue, Suite 100	Honolulu	HI	96816
18	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	1188 Bishop Street, Suite 606	Honolulu	HI	96813
19	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	1900 Spring Road, Suite 400/420	Oak Brook	IL	60523
20	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	528 South 5th Street, Suite 212	Springfield	IL	62701
21	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	150 North Michigan Avenue, Suite 2040	Chicago	IL	60601
22	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	5875 Castle Creek Parkway #155	Indianapolis	IN	46250
23	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	6750 Antioch Road, Suite 230	Merriam	KS	66204
24	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	9300 Shelbyville Road, Suite 1025	Louisville	KY	40222
25	Leased	Ameresco, Inc.	Ameresco Solar LLC	No	Yes	Yes	5600 Jefferson Highway, W-4, Suite 136	Elmwood	LA	70123
26	Leased	Ameresco, Inc.	Seldera LLC	No	Yes	Yes	40 Speen Street, Suite 305	Framingham	MA	01701
27	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	30 Danforth Street, Suite 108	Portland	ME	04101
28	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	5565 Sterrett Place, Suite 400	Columbia	MD	21044
29	Leased	Ameresco, Inc.	Ameresco Solar LLC	No	Yes	Yes	5850 Waterloo Road, Suite 140, Office No. 173	Columbia	MD	21045
30	Leased	Ameresco, Inc.	Ameresco Solar LLC	No	Yes	Yes	12230 Eastern Avenue	Chase	MD	21220
31	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	28800 Orchard Lake Road, Suite 220	Farmington Hills	MI	48334
32	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	9855 West 78th Street, Suite 310	Eden Prairie	MN	55344
33	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	9890 Clayton Road, 2nd Floor	St Louis	MO	63124
34	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	34 West 6th Avenue, Suite B	Helena	MT	59601
35	Leased	Ameresco, Inc.	Ameresco Southwest, Inc.	No	Yes	Yes	4775 W. Teco Avenue, Suite 235	Las Vegas	NV	89118
36	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	639 Isabel Road, Suite 360	Reno	NV	89509
37	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	125 Half Mile Road, Office #20	Red Bank	NJ	07701
38	Leased	Ameresco, Inc.	Applied Energy Group, Inc.	No	Yes	Yes	317 George Street, Suite 305	New Brunswick	NJ	08901
39	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	9 Cornell Road	Latham	NY	12110
40	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	25 Melville Park Road	Melville	NY	11747
41	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	50 Front Street, Suite 201	Newburgh	NY	12550
42	Leased	Ameresco, Inc.	Applied Energy Group, Inc.	No	Yes	Yes	1377 Long Island Motor Parkway, Suite 401	Islandia	NY	11749
43	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	5200 77 Center Drive, Suite 300	Charlotte	NC	28217
44	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	200 E. Campus View Boulevard, Suite 218	Columbus	OH	43235
45	Leased	Ameresco, Inc.	Ameresco Quantum, Inc.	No	Yes	Yes	5200 SW Macadam Avenue, Suite 500	Portland	OR	97239
46	Leased	Ameresco, Inc.	Ameresco Federal Solutions, Inc.	No	Yes	Yes	90 Atomic Road	Jackson	SC	29831
47	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	One E. Uwchlan Avenue, Suite 105	Exton	PA	19341
48	Leased	Ameresco, Inc.	Ameresco Enertech, Inc.	No	Yes	Yes	1726-A General George Patton Dr.	Brentwood	TN	37027
49	Leased	Ameresco, Inc.	Ameresco Federal Solutions, Inc.	No	Yes	Yes	1820 Midpark Drive, Suite B, C & F,	Knoxville	TN	37921
50	Leased	Ameresco, Inc.	Ameresco, Inc.	No	Yes	Yes	7929 Brookriver Drive, Suite 250	Dallas	TX	75247
51	Leased	Ameresco, Inc.	Ameresco Solar - Solutions, Inc.	No	Yes	Yes	202 South Live Oak	Tomball	TX	77357
52	Leased	Ameresco, Inc.	Ameresco Axis	No	Yes	Yes	1330 N. Washington, Suite 5200 & 5400	Spokane	WA	99201
53	Leased	Ameresco, Inc.	Ameresco Quantum, Inc.	No	Yes	Yes	222 Williams Avenue S., Suite 100	Renton	WA	98057
54	Leased	Ameresco, Inc.	Ameresco Limited	No	Yes	Yes	5 Wesley Street	Castleford	UK	WF10 4JW
55	Leased	Ameresco, Inc.	Ameresco Limited	No	Yes	Yes	60 Buckingham Palce Road	London	UK	SW1W OAH
56	Leased	Ameresco, Inc.	Ameresco Servicos Energetico Ltda.	No	Yes	Yes	Rua Dom Jose de Barros, 177 4th Floor, Conjuncto 402 parte	Sao Paulo	Brazil	01038-100
57	Leased	Ameresco, Inc.	Ameresco Servicios Energetico S.L.	No	Yes	Yes	Avenida Del Brasil, 4 - Escadera 4 - 2° Izquierda	Madrid	Spain	28020
58	Leased	Ameresco Canada Inc.	Ameresco Canada Inc.	No	Yes	Yes	90 Sheppard Avenue East, 7th Floor	Toronto, Ontario	Canada
59	Leased	Ameresco Canada Inc.	Ameresco Canada Inc.	No	Yes	Yes	106 Colonnade Road North, Suite 200	Ottowa, Ontario	Canada
60	Leased	Ameresco Canada Inc.	Ameresco Canada Inc.	No	Yes	Yes	360 - 2608 Granville Street	Vancuver, British Columbia	Canada
61	Leased	Ameresco Canada Inc.	Ameresco Canada Inc.	No	Yes	Yes	128 Larch Street, Suite 202	Sudbury, Ontario	Canada
62	Leased	Ameresco Canada Inc.	Ameresco Canada Inc.	No	Yes	Yes	9945 - 50 Street NW, Suite 516	Edmonton, Alberta	Canada
63	Leased	Ameresco Canada Inc.	Ameresco Canada Inc.	No	Yes	Yes	221 Dougall Avenue	Windsor, Ontario	Canada
64	Leased	Ameresco Canada Inc.	Ameresco Canada Inc.	No	Yes	Yes	1100 Dearness Drive, Unit 23	London, Ontario	Canada
65	Leased	Ameresco Canada Inc.	Ameresco Canada Inc.	No	Yes	Yes	1751 Richardson Street, #5.111	Montreal, Quebec	Canada
66	Leased	Ameresco Consulting Inc.	Ameresco Consulting Inc.	No	Yes	Yes	200-3050 Harvester Road	Burlington, Ontario	Canada
67	Leased	Ameresco Asset Sustainability Group Inc.	Ameresco Asset Sustainability Group Inc.	No	Yes	Yes	123 Edendale Way N.W.	Clagary, Alberta	Canada
			[Brazil & Spain not reported on SEC filings] 60 plus 9 offices in Canada = 69

SCHEDULE 6.6

Litigation and Environmental Matters

(a)	Action, Suits or Proceedings:

See Item III of Ameresco, Inc. Annual Report on Form 10K filed with SEC on March 6, 2015

(b)	Environmental Liability: None.

SCHEDULE 6.7

Compliance with Laws and Agreements

None.

SCHEDULE 6.9

Taxes

None.

SCHEDULE 6.10

Pension Plans

None.

SCHEDULE 6.13

Subsidiaries

See attached.

		JURISDICTION	PERSONS HOLDING
		OF	OWNERSHIP INTERESTS;		TYPE OF
LEGAL NAME	ENTITY TYPE	ORGANIZATION	INTERESTS HELD OR PERCENTAGE HELD	AUTHORIZED SHARES	SUBSIDIARY

Ameresco Enertech, Inc.	corporation	KY	Borrower owns 100% of the issued and outstanding shares; 100 shares	1,000 shares of common stock, no par value	Guarantor
e.three Custom Energy Solutions, LLC	limited liability company	NV	Sierra Energy Company owns 100% of the equity interest	—	Guarantor
Sierra Energy Company	corporation	NV	Borrower owns 100% of the issued and outstanding shares; 1,000 shares	25,000 shares of common stock at $1.00 par value	Guarantor
AmerescoSolutions, Inc.	corporation	NC	Borrower owns 100% of the issued and outstanding shares; 166 shares	1,000 shares of common stock at $100.00 par value	Guarantor
Ameresco Planergy Housing, Inc.	corporation	DE	Borrower owns 100% of the issued and outstanding shares; 1,000 shares	1,000 shares of common stock at $1.00 par value	Guarantor
Solutions Holdings, LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Guarantor
Ameresco Federal Solutions, Inc.	corporation	TN	Solutions Holding, LLC owns 100% of the issued and outstanding shares; 874 shares	100,000 shares of common stock, no par value	Guarantor
Ameresco Select, Inc.	corporation	MA	Borrower owns 100% of the issued and outstanding shares; 100 shares	100 shares of common stock at $1.00 par value	Guarantor
Ameresco Solar - Solutions LLC	limited liability company	DE	Ameresco Solar LLC owns 100% of the equity interest	—	Guarantor
Ameresco Solar - Products LLC	limited liability company	DE	Ameresco Solar LLC owns 100% of the equity interest	—	Guarantor
Ameresco Hawaii LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Guarantor
Ameresco Woodland Meadows Romulus LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Guarantor
Ameresco Solar LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Guarantor
Ameresco Solar - Technologies LLC	limited liability company	DE	Ameresco Solar LLC owns 100% of the equity interest	—	Guarantor
Ameresco Quantum, Inc.	corporation	WA	Borrower owns 100% of the equity interest	687 shares of common stock at $0.00 par value	Guarantor
Applied Energy Group, Inc.	corporation	DE	Borrower owns 100% of the equity interest	10,000 shares of common stock at $0.10 par value	Guarantor
Ameresco Southwest, Inc.	corporation	AZ	Borrower owns 100% of the equity interest	20,000 shares of common stock at $0.01 par value	Guarantor
Ameresco Intelligent Systems, LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Guarantor
Ameresco Asset Sustainability Group LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Guarantor
Seldera LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Guarantor
Ameresco LFG Holdings LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Guarantor
Ameresco Palmetto LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Guarantor
Ameresco Stafford LLC	limited liability company	DE	Borrower owns 100% of theequity interest	—	Guarantor
Ameresco Delaware Energy LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Guarantor

Ameresco CT LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Special Guarantor
Ameresco Evansville LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Special Guarantor
Ameresco Solar Newburyport LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Special Guarantor

Speen Street Holdings I, LLC	limited liability company	DE	Ameresco Huntington Beach, L.L.C. owns 100% of the equity interest	—	Funding Subsidiary
Speen Street Holdings II, LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Funding Subsidiary
Speen Street Holdings III, LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Funding Subsidiary
Speen Street Holdings IV, LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Funding Subsidiary
Ameresco Funding I, LLC	limited liability company	DE	Speen Street Holding I, LLC owns 100% of the equity interest	—	Funding Subsidiary
Ameresco Funding II, LLC	limited liability company	DE	Speen Street Holding II, LLC owns 100% of the equity interest	—	Funding Subsidiary
Ameresco Funding III, LLC	limited liability company	DE	Speen Street Holding III, LLC owns 100% of the equity interest	—	Funding Subsidiary
Ameresco Funding IV, LLC	limited liability company	DE	Speen Street Holding IV, LLC owns 100% of the equity interest	—	Funding Subsidiary

Ameresco Canada Inc.	corporation	Canada	Borrower owns 100% of the issued and outstanding shares; 100 shares	unlimited shares authorized, no par value	Canadian Subsidiary
Ameresco Quebec Inc.	corporation	Quebec	Ameresco Canada Inc. owns 100% of the issued and outstanding shares; 250 shares	unlimited class A voting shares authorized, no par value	Canadian Subsidiary
Ameresco Geothermal Inc.	Corporation	Canada	Ameresco Canada Inc. owns 100% of the issued and outstanding shares; 100 shares	unlimited class A voting shares authorized, no par value	Canadian Subsidiary
Ameresco Consulting Inc.	Corporation	Canada	Ameresco Canada Inc. owns 100% of the issued and outstanding shares; 10,000 shares	unlimited class A voting shares authorized, no par value	Canadian Subsidiary
1277591 ONTARIO Inc.	Corporation	Canada	Ameresco Canada Inc. owns 100% of the issued and outstanding shares; 35,907 shares	unlimited class A voting shares authorized, no par value	Canadian Subsidiary
Byrne (Sudbury) Engineering Inc.	Corporation	Canada	Ameresco Canada Inc. owns 100% of the issued and outstanding shares; 11,123 shares	unlimited class A voting shares authorized, no par value	Canadian Subsidiary
Ameresco LDCSB Solar, Inc.	corporation	Canada	Ameresco Canada Inc. owns 51% of the common shares and 49% of the preferred shares; Structural Tech Corp. owns 49% of the common shares and 51% of the preferred shares		Canadian Subsidiary
Ameresco HPEDSB Solar Inc.	corporation	Canada	Ameresco Canada Inc. owns 51% of the common shares and 49% of the preferred shares; Structural Tech Corp. owns 49% of the common shares and 51% of the preferred shares		Canadian Subsidiary
Ameresco UW Solar Inc.	corporation	Canada	Ameresco Canada Inc. owns 51% of the common shares and 49% of the preferred shares; Structural Tech Corp. owns 49% of the common shares and 51% of the preferred shares		Canadian Subsidiary
Ameresco CEPRO Solar, Inc.	corporation	Canada	Ameresco Solar Finance Inc. owns 100% of the issued and outstanding shares; 100 shares	unlimited shares authorized, no par value	Renewable Energy Subsidiary
Ameresco GEDSB Solar Inc.	corporation	Canada	Ameresco Solar Finance Inc. owns 100% of the issued and outstanding shares; 100 shares	unlimited shares authorized, no par value	Renewable Energy Subsidiary
Ameresco Finance Solar Inc.	corporation	Canada	Ameresco Canada Inc. owns 100% of the issued and outstanding shares	unlimited shares authorized, no par value	Renewable Energy Subsidiary
Ameresco Niagea Solar Inc.	corporation	Canada	Ameresco Canada Inc. owns 100% of the issued and outstanding shares; 100 shares		Canadian Subsidiary
Ameresco Myles Solar Inc.	corporation	Canada	Ameresco Canada Inc. owns 100% of the issued and outstanding shares; 100 shares		Canadian Subsidiary
Ameresco Langstaff Solar Inc.	corporation	Canada	Ameresco Canada Inc. owns 100% of the issued and outstanding shares; 100 shares		Canadian Subsidiary
Ameresco Dufferin Solar Inc.	corporation	Canada	Ameresco Canada Inc. owns 100% of the issued and outstanding shares; 100 shares		Canadian Subsidiary
Ameresco 202 South Blair Solar Inc.	corporation	Canada	Ameresco Canada Inc. owns 100% of the issued and outstanding shares; 100 shares		Canadian Subsidiary
Ameresco Asset Sustainability Group Inc.	corporation	Canada	Ameresco Canada Inc. owns 100% of the issued and outstanding shares; 78 shares of class A common stock, 20 shares of class B common stock, and 2 shares of class C common stock	unlimited class A, B, and C voting shares, class D and E non-voting shares, and F preferred shaers authorized, no par value	Canadian Subsidiary
Ameresco & Elemental Options Inc.	corporation	Canada	Ameresco Geothermal Inc. owns 50% equity interest Elemental Energy Options Inc. owns 50% equity interest		Canadian Subsidiary

Ameresco Woodland Meadows LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
Ameresco Janesville LLC	limited liability company	DE	Ameresco LFG Holdings LLC holds 100% equity interest	—	Renewable Energy Subsidiary
Ameresco Pine Bluff LLC	limited liability company	DE	Ameresco LFG Holdings LLC holds 100% equity interest	—	Renewable Energy Subsidiary
Ameresco LFG - I, Inc. d/b/a Ameresco Goshen	corporation	DE	Ameresco LFG Holdings LLC owns 100% of issued and outstanding shares; shares	1,000 shares common stock at $0.0001 par value	Renewable Energy Subsidiary
Ameresco Chicopee Energy LLC	limited liability company	DE	Ameresco LFG Holdings LLC owns 100% equity interest	—	Renewable Energy Subsidiary
Ameresco Chiquita Energy LLC	limited liability company	DE	Ameresco Asset Holdings IV LLC owns 100% of issued and outstanding shares; shares	—	Renewable Energy Subsidiary
Ameresco LFG Holdings II LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
Ameresco Santa Cruz Energy LLC	limited liability company	DE	Ameresco LFG Holdings II LLC owns 100% equity interest	—	Renewable Energy Subsidiary
Ameresco Half Moon Bay LLC	limited liability company	DE	Ameresco LFG Holdings II LLC owns 100% equity interest	—	Renewable Energy Subsidiary
Ameresco McCarty Energy LLC	limited liability company	DE	Ameresco LFG Holdings III LLC owns 100% equity interest	—	Renewable Energy Subsidiary
Ameresco Keller Canyon LLC	limited liability company	DE	Ameresco LFG Holdings III LLC owns 100% equity interest	—	Renewable Energy Subsidiary
Ameresco Skunk Creek LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
Ameresco Jefferson City LLC	limited liability company	DE	Ameresco LFG Holdings III LLC owns 100% equity interest	—	Renewable Energy Subsidiary
Ameresco Northampton LLC	limited liability company	DE	Ameresco LFG Holdings III LLC owns 100% equity interest	—	Renewable Energy Subsidiary
Ameresco San Antonio LLC	limited liability company	DE	Ameresco Asset Holdings IV LLC owns 100% of issued and outstanding shares; shares	—	Renewable Energy Subsidiary
Ameresco Greenridge LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
Ameresco Santa Clara LLC	limited liability company	DE	Ameresco LFG Holdings III LLC owns 100% equity interest	—	Renewable Energy Subsidiary
Ameresco Canada Wind Power Inc.	corporation	Canada	Ameresco Canada Inc. owns 100% of the issued and outstanding shares; 100 shares	unlimited shares authorized, no par value	Renewable Energy Subsidiary
Ameresco Colchester 1 Inc.	corporation	Canada	Ameresco Canada Wind Power Inc. owns 100% of the issued and outstanding shares; 100 shares	unlimited shares authorized, no par value	Renewable Energy Subsidiary
Ameresco Dallas LLC	limited liability company	DE	Ameresco Asset Holdings IV LLC owns 100% of issued and outstanding shares; shares	—	Renewable Energy Subsidiary
Ameresco Butte County LLC	limited liability company	DE	Ameresco Asset Holdings IV LLC owns 100% of issued and outstanding shares; shares	—	Renewable Energy Subsidiary
Ameresco LFG Holdings III LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
Ameresco Solar Power 1 LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
Ameresco Solar Lowell LLC	limited liability company	DE	Ameresco Asset Holdings IV LLC owns 100% of issued and outstanding shares; shares	—	Renewable Energy Subsidiary
Ameresco Idaho Wind LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary

		JURISDICTION	PERSONS HOLDING
		OF	OWNERSHIP INTERESTS;		TYPE OF
LEGAL NAME	ENTITY TYPE	ORGANIZATION	INTERESTS HELD OR PERCENTAGE HELD	AUTHORIZED SHARES	SUBSIDIARY
Ameresco Johnson Canyon LLC	limited liability company	DE	Ameresco Asset Holdings IV LLC owns 100% of issued and outstanding shares; shares	—	Renewable Energy Subsidiary
Ameresco Concord LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
Ameresco San Joaquin LLC	limited liability company	DE	Ameresco Asset Holdings IV LLC owns 100% of issued and outstanding shares; shares	—	Renewable Energy Subsidiary
Ameresco Forward LLC	limited liability company	DE	Ameresco Asset Holdings IV LLC owns 100% of issued and outstanding shares; shares	—	Renewable Energy Subsidiary
Ameresco Solar New York LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
Ameresco Vasco Road LLC	limited liability company	DE	Ameresco Asset Holdings IV LLC owns 100% of issued and outstanding shares; shares	—	Renewable Energy Subsidiary
Ameresco Solar Englewood LLC	limited liability company	DE	Ameresco Asset Holdings IV LLC owns 100% of issued and outstanding shares; shares	—	Renewable Energy Subsidiary
Ameresco Solar Logan LLC	limited liability company	DE	Ameresco Asset Holdings IV LLC owns 100% of issued and outstanding shares; shares	—	Renewable Energy Subsidiary
Ameresco Solar Canton LLC	limited liability company	DE	Ameresco Asset Holdings IV LLC owns 100% of issued and outstanding shares; shares	—	Renewable Energy Subsidiary
Ameresco Solar Bridgewater LLC	limited liability company	DE	Ameresco Asset Holdings IV LLC owns 100% of issued and outstanding shares; shares	—	Renewable Energy Subsidiary
Ameresco Solar WorcesterLLC	limited liability company	DE	Ameresco Asset Holdings IV LLC owns 100% of issued and outstanding shares; shares	—	Renewable Energy Subsidiary
Ameresco Solar Natick LLC	limited liability company	DE	Ameresco Asset Holdings IV LLC owns 100% of issued and outstanding shares; shares	—	Renewable Energy Subsidiary
Ameresco Solar Waltham LLC	limited liability company	DE	Ameresco Asset Holdings IV LLC owns 100% of issued and outstanding shares; shares	—	Renewable Energy Subsidiary
Ameresco Solar Fall River LLC	limited liability company	DE	Ameresco Asset Holdings IV LLC owns 100% of issued and outstanding shares; shares	—	Renewable Energy Subsidiary
Ameresco Ranchland LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
Ameresco Solar Milton LLC	limited liability company	DE	Ameresco Asset Holdings IV LLC owns 100% of issued and outstanding shares; shares	—	Renewable Energy Subsidiary
Ameresco Lake Havasu LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
Ameresco Foothills LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
Ameresco Asset Holdings IV LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
Solar Revere Phase I LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
Ameresco DMHS LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
West Coast MPPA LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
Ameresco Renewable LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
Westminster Solar One LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
Ameresco AD Holdings LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
Ameresco Orbit DesMoinesWA LLC	limited liability company	DE	Ameresco AD Holdings owns 99% and Orbit Energy owns 1% of the eequity interest	—	Renewable Energy Subsidiary
Ameresco Orbit Clinton LLC	limited liability company	DE	Ameresco AD Holdings owns 99% and Orbit Energy owns 1% of the eequity interest	—	Renewable Energy Subsidiary
Ameresco Orbit Wadesboro LLC	limited liability company	DE	Ameresco AD Holdings owns 99% and Orbit Energy owns 1% of the eequity interest	—	Renewable Energy Subsidiary
Ivory Street Solar LLC	limited liability company	DE	Ameresco Solar Holdings I LLC owns 100% of the equity interest	—	Renewable Energy Subsidiary
Ameresco Potter Road LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Non-Core EnergySubsidiary
Sympaug Solar LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
Lexington Municipal Solar LLC	limited liability company	DE	Ameresco Solar Holdings I LLC owns 100% of the equity interest	—	Renewable Energy Subsidiary
MA Solar HighwayLLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
West Newbury Main St. Solar LLC	limited liability company	DE	Ameresco Solar Holdings I LLC owns 100% of the equity interest	—	Renewable Energy Subsidiary
Montevue Lane Solar LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
North Parish Road Solar PV LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
Ashland Howe St. Solar LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
Easton Schools Solar LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
Ameresco Solar Holdings I LLC	limited liability company	DE	Ameresco PV Holdings LLC owns 100% of the equity interest	—	Renewable Energy Subsidiary
Highland Street Natcik Solar LLC	limited liability company	DE	Ameresco Solar Holdings I LLC owns 100% of the equity interest	—	Renewable Energy Subsidiary
Arlington Municipal Solar PV Projects 2015 LLC	limited liability company	DE	Ameresco Solar Holdings I LLC owns 100% of the equity interest	—	Renewable Energy Subsidiary
Church Street Solar LLC	limited liability company	DE	Ameresco Solar Holdings I LLC owns 100% of the equity interest	—	Renewable Energy Subsidiary
Ameresco PV Holdings LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
Ninety-First Avenue Renewable Biogas LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
Wayland Municipal Solar LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
Downing Parkway Solar LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
515 Main Saugus LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
Lenox Willow Creek Solar LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
Ameresco PV Holdings II LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
AMRC Frederick Holdings LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
MN CSG 1 LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
MN CSG 2 LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
MN CSG 3 LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
MN CSG 4 LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary
MN CSG 5 LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Renewable Energy Subsidiary

Ameresco Mt. Olive LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Inactive Subsidiary
Mount Olive Community Development Fund LLC	limited liability company	DE	Borrower owns 99.9% and Ameresco Mt. Olive LLC owns 0.01% of the equity interest	—	Inactive Subsidiary
Energy Investment, Inc.	corporation	MA	AmerescoSolutions, Inc. owns 100% of the issued and outstanding shares; 250 shares	250,000 shares common stock at $1.00 par value	Inactive Subsidiary
EI Fund One, Inc.	corporation	MA	Energy Investment, Inc. owns 100% of the issued and outstanding shares; 100 shares	300,000 shares common stock at $1.00 par value	Inactive Subsidiary
Ameresco Wind New York LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Inactive Subsidiary
Ameresco MT Wind, LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Inactive Subsidiary
Ameresco Georgia LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Inactive Subsidiary
Ameresco Huntington Beach, L.L.C.	limited liability company	DE	Borrower owns 100% of the equity interest	—	Inactive Subsidiary
Solar Show Low One LLC	limited liability company	DE	Ameesco Southwest, Inc. owns 100% of the equity interest	—	Inactive Subsidiary
Solar Superior One LLC	limited liability company	DE	Ameesco Southwest, Inc. owns 100% of the equity interest	—	Inactive Subsidiary
Ameresco Renewable Energy LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Inactive Subsidiary
Ameresco Pontiac LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Inactive Subsidiary
Ameresco Cumberland LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Inactive Subsidiary
Ameresco Golden Triangle LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Inactive Subsidiary
Ameresco Aneval LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Inactive Subsidiary
Ameresco East Carolina LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Inactive Subsidiary
Ameresco Upper Piedmont LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Inactive Subsidiary
Ameresco Navajo LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Inactive Subsidiary
Ameresco Ponce LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Inactive Subsidiary

HEC/Tobyhanna Energy Project, Inc.	Corporation	MA	Ameresco Select, Inc. owns 100% of the issued and outstanding shares; 100 shares	100 shares of common stock at $1.00 par value	Non-Core Energy Subsidiary
HEC/CJTS Energy Center LLC	limited liability company	DE	Ameresco Select, Inc. owns 100% of the equity interest	—	Non-Core Energy Subsidiary
Ameresco DR LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Non-Core Energy Subsidiary
SC Tire Processing LLC	limited liability company	DE	Ameresco Federal Soluitons, Inc. owns 100% of the equity interest	—	Non-Core Energy Subsidiary
Ameresco Alternate Fuels LLC	limited liability company	DE	Ameresco Federal Soluitons, Inc. owns 100% of the equity interest	—	Non-Core Energy Subsidiary
Ameresco Navy yard Peaker LLC	limited liability company	DE	Borrower owns 100% of the equity interest	—	Non-Core Energy Subsidiary

ERI/HEC EFA-Med, LLC	limited liability company	DE	Ameresco Select, Inc. and NORESCO, LLC each own 50% of the equity interest	50% equity interest	Special Purpose Subsidiary
Ameresco/Pacific Energy JV	general partnership	HI	Ameresco Hawaii LLC owns 99% of the partnership interest and Pacific Energy Strategies LLC owns 1% of the partnership interest	99% partnership interest	Special Purpose Subsidiary
Hui O Aina, LLC	limited liability company	HI	Borrower owns 50% of theequity interest, The Hana Group, Inc.owns 50% of the equity interest	—	Special Purpose Subsidiary

		JURISDICTION	PERSONS HOLDING
		OF	OWNERSHIP INTERESTS;		TYPE OF
LEGAL NAME	ENTITY TYPE	ORGANIZATION	INTERESTS HELD OR PERCENTAGE HELD	AUTHORIZED SHARES	SUBSIDIARY
Ameresco International Holdings B.V.	private limited liability company	Netherlands	Borrower owns 100% of the equity interest	100 registered shares	Foreign Subsidiary
Ameresco Servicios Energeticos S.L.	corporation	Spain	Borrower owns 98.75% of theequity interest, Luis Migel Barrientos owns 1.250% of the equity interest		Foreign Subsidiary
Ameresco Servicos Energeticos Ltda.	corporation	Brazil	Borrower owns 95% of theequity interest, George P. Sakellaris owns 5% of the equity interest		Foreign Subsidiary
Ameresco Energy and Investment S.A.	corporation	Greece	Borrower owns 99% of the issued and outstanding shares; 59,400 shares and AmerescoSolutions, Inc. owns 1% of the issued and outstanding shares; 600 shares	60,000 registered shares	Foreign Subsidiary
Ameresco Puerto Rico, Inc.	corporation	Puerto Rico	Borrower owns 100% of the equity interest	1,000,000 shares common stock at $0.0001 per share	Foreign Subsidiary
Ameresco Limited	private limited company	United Kingdom	Ameresco International Holdings B.V. holds 100% of the equity interest	1,000 shares of share capital at £1.00 each	Foreign Subsidiary
ESP Response Limited	private limited company	United Kingdom	Ameresco International Holdings B.V. holds 100% of the equity interest	1,000 shares of share capital at £1.00 each	Foreign Subsidiary

SCHEDULE 6.14

Material Indebtedness, Liens and Agreements

(a)	Material Indebtedness:

(see table below)

Loan Party	Description	6/30/2015	Contract #
Ameresco, Inc.	Newburyport	$293,149	N/A
Ameresco Evansville, LLC	Evansville	$3,480,032	N/A
Ameresco Select, Inc.	ESPC - Adelphi Laboratory Center (ALC) Phase III ECSMs	$-	DACA87-97-D-0068
Ameresco Select, Inc.	ESPC - GSA Nationwdie Deep Energy Retrofit	$39,085,762	DE-AM36-09GO29029
Ameresco Select, Inc.	ESPC - ARNG HQ (Winmark)	$9,828,095	DE-AM36-09GO29029
Ameresco Select, Inc.	ESPC - FBOP SCRO - FCI El Reno, FCI Ft Worth, FMC Carswell	$17,430,653	DE-AM36-09GO29029
Ameresco Select, Inc.	ESPC - Department of Interior	$4,366,403	DE-AM36-09GO29029
Ameresco Federal Solutions, Inc.	ESPC - SRS - ESPC Phase 2	$14,612,164	DE-AM36-02NT41457
Ameresco Federal Solutions, Inc.	ESPC - Census Bureau	$102,527	GS-07F-092AA
Ameresco, Inc.	UNC Charlotte	$8,243,599	N/A

(b)	Liens:

1.	See above table for Liens. The Loan Parties have sold the contract payments due from the government under their respective contract to the applicable lenders, all in accordance with the Assignment of Claims Act of 1940, as amended, 31 U.S.C. § 3727, 41 U.S.C. § 15. Each lender has a Lien covering only the contract payments due from the government under the applicable contract.

(c)	Material Contracts:

1.	None.

SCHEDULE 6.19

Labor and Employment Matters

None.

SCHEDULE 6.20

Bank Accounts

See attached.

Legal Name on Bank Acct	Bank Name	Bank Address/Contact	Type	Acct # /Portfolio #
Ameresco FSG	Bank of America		Deposit	XXXXXXXX
Ameresco Inc	Bank of America	Bank of America, N.A. P.O. Box 25118 Tampa, FL 33622-5118 1.888.400.9009	Deposit	XXXXXXXX
Ameresco Inc	Bank of America	Bank of America, N.A. P.O. Box 25118 Tampa, FL 33622-5118 1.888.400.9009	Deposit	XXXXXXXX
Ameresco Inc	Bank of America	Bank of America, N.A. P.O. Box 25118 Tampa, FL 33622-5118 1.888.400.9009	Checking	XXXXXXXX
Ameresco Inc	Bank of America	Bank of America, N.A. P.O. Box 25118 Tampa, FL 33622-5118 1.888.400.9009	Checking	XXXXXXXX
Ameresco Inc	Bank of America	Bank of America, N.A. P.O. Box 25118 Tampa, FL 33622-5118 1.888.400.9009	Deposit	XXXXXXXX
Ameresco Inc	Bank of America	Bank of America, N.A. P.O. Box 25118 Tampa, FL 33622-5118 1.888.400.9009	Deposit	XXXXXXXX
AMERESCO INC/ AMERESCO SOLAR	Bank of America	Bank of America, N.A. P.O. Box 25118 Tampa, FL 33622-5118 1.888.400.9009	Deposit	XXXXXXXX
Ameresco Intelligent Systems LLC	Bank of America	Bank of America, N.A. P.O. Box 25118 Tampa, FL 33622-5118 1.888.400.9009	Deposit	XXXXXXXX
SELDERA LLC	Bank of America	Bank of America, N.A. P.O. Box 25118 Tampa, FL 33622-5118 1.888.400.9009	Deposit	XXXXXXXX
Ameresco CT LLC/ Ameresco DR LLC	Black Rock	Black Rock PO Box 8950 Wilmington, DE 19885-9625	Deposit	XXXXXXXX
Ameresco CT LLC/ Ameresco DR LLC	Black Rock	Black Rock PO Box 8950 Wilmington, DE 19885-9625	Deposit	XXXXXXXX
Savannah River ESPC Collection Ac	BNY Mellon	BNY Mellon
101 Barclay St - 4W, New York, NY
Admin Contact: Ricky Chou 212-815-8367
Ricky.chou@bnymellon.com
Audit Requests: Client Service Manager - Jonathan Kaplan
212-815-8159
		Jonathan.Kaplan@bnymellon.com	Deposit	XXXXXXXX
Ameresco Servicos Energeticos LTDA	Bradesco	Cidade de Deus, s/n, Vila Yara, Osasco, SP CEP: 06029-900	Checking	XXXXXXXX
Applied Energy Group Inc	Citibank	Citibank CGO Services PO BOX 769018 San Antonio, TX 78245 Caroline Reyes (631)265-4604 John Madigan 631-724-2455	Checking	XXXXXXXX
Applied Energy Group Inc	Citibank	Citibank CGO Services PO BOX 769018 San Antonio, TX 78245 Caroline Reyes (631)265-4604 John Madigan 631-724-2455	Checking	XXXXXXXX
Applied Energy Group Inc	Citibank	Citibank CGO Services PO BOX 769018 San Antonio, TX 78245 Caroline Reyes (631)265-4604 John Madigan 631-724-2455	Checking	XXXXXXXX
Applied Energy Group Inc	Citibank	Citibank CGO Services PO BOX 769018 San Antonio, TX 78245 Caroline Reyes (631)265-4604 John Madigan 631-724-2455	Checking	XXXXXXXX
Applied Energy Group Inc	Citibank	Citibank CGO Services PO BOX 769018 San Antonio, TX 78245 Caroline Reyes (631)265-4604 John Madigan 631-724-2455	Checking	XXXXXXXX
Applied Energy Group Inc	Citibank	Citibank CGO Services PO BOX 769018 San Antonio, TX 78245 Caroline Reyes (631)265-4604 John Madigan 631-724-2455	Checking	XXXXXXXX
Applied Energy Group Inc	Citibank	Citibank CGO Services PO BOX 769018 San Antonio, TX 78245 Caroline Reyes (631)265-4604 John Madigan 631-724-2455	Money Market	XXXXXXXX
Ameresco Meade Johnson	Deutsche Bank	Deutsche Bank Aldrin Bayne(Acct Mngr) Charanjeet Singh (Admin) 212-250-4660	Money Market	XXXXXXXX
Ameresco Meade Johnson	Deutsche Bank	Deutsche Bank Aldrin Bayne(Acct Mngr) Charanjeet Singh (Admin) 212-250-4660	Money Market	XXXXXXXX
USB Ameresco Inc	Royal Bank of Canada	Royal Bank of Canada PO Box 4047 Terminal A Toronto ON M5W1L5	Checking	XXXXXXXX
Ameresco, Inc. Controlled Disbursement Account	US Bank	US Bank 200 S 6th St. / EP-MN-L 18B Minneapolis, MN 55402	Checking	XXXXXXXX
Ameresco, Inc. Trust Account	US Bank	US Bank 200 S 6th St. / EP-MN-L 18B Minneapolis, MN 55402	Checking	XXXXXXXX

SCHEDULE 9.1

Existing Indebtedness

Existing Debt and Liens:

1.	See Schedule 6.14(a) and (b).

SCHEDULE 9.5

Existing Investments

1.	Investments made in the entities listed on Schedule 6.13

2.	Investments in the accounts listed on Schedule 6.20

3.	Investments under arrangements listed on Schedule 6.14(a)

SCHEDULE 9.7

Transactions with Affiliates

The Core Ameresco Companies provide design and construction services for Affiliates in connection with Renewable Energy Projects. In addition, the Core Ameresco Companies provide Affiliates with engineering, operations & maintenance, billing, insurance and other administrative services. Furthermore, the Core Ameresco Companies provide Construction Completion and Cost Overrun Guaranties, Renewable Energy Project Guaranties, and assume certain obligations in respect of such guaranties.

From time to time, the Core Ameresco Companies provide the Canadian Subsidiaries with consulting services in construction, sales, and engineering.

The Core Ameresco Companies will continue to provide operational and administrative support to Non-Core Energy Subsidiaries, and to the other Credit Parties, with respect to the Non-Core Energy Projects.

SCHEDULE 9.8

Restrictive Agreements

None.

Schedule 1.1(c)

Agent and Lenders Notice Addresses

Administrative Agent & Swingline Lender Office:
(For financial/loan activity – advances, pay down, interest/fee billing and payments, rollovers, rate-settings):

Charles Hensley

Mailcode: NC1-001-05-46

ONE INDEPENDENCE CENTER

101 N TRYON STREET

CHARLOTTE, NC 28255-0001

PHONE – 980-388-3225

FAX - 704-719-5362

EMAIL: charles.hensley@baml.com

Remittance Instructions: (See Admin Details Form for wiring instructions in applicable currencies)

LC Issuer’s Office:

(For fee payments due LC Issuer only and new LC requests and amendments):

Trade Operations
Mail Code: PA6-580-02-30

1 Fleet Way
Scranton, PA 18507

FAX: 800-755-8743

EMAIL: scranton_standby_LC@bankofamerica.com

Remittance Instructions:

Bank of America, N.A. Charlotte, NC

ABA #: XXXXXXXX

Account #: XXXXXXXX

Attn: Scranton Standby

Ref: AMERESCO INC & LC #

Other Notices as Administrative Agent:

(For financial statements, compliance certificates, maturity extension and commitment change notices, amendments, consents, vote taking, etc)

Bank of America – Gateway Village

Mail Code: NC1-026-06-03

900 West Trade Street
Charlotte NC 28255-0001

Attention: Darleen R Parmelee

PHONE: 980-388-5001

FAX: 704.409.0645

EMAIL: darleen.r.parmelee@baml.com

Webster Bank Lender Office:

Webster Bank, N.A.

100 Franklin Street

Mail Code: BOS 105

Boston, MA 02110

Attention: Ann M. Meade, Senior Vice President

PHONE: 617-717-6832

FAX: 860-314-4844

EMAIL: Ameade@websterbank

Remittance Instructions:

Webster Bank, N.A.

ABA # XXXXXXXX

Account #: XXXXXXXX

Attn: Loan Support Services – Linda Angelillo

Ref: Incoming Wires – Commercial Loans

Schedule 2.1

Lenders and Commitments

Revolving Credit Commitment

Lender	Commitment	Applicable percentage
Bank of America, N.A.	$45,000,000	75.000000000%
Webster Bank, N.A.	$15,000,000	25.000000000%
Total Revolving Credit Commitments:	$60,000,000	100%

Term Loan Commitment

Lender	Commitment	Applicable percentage
Bank of America, N.A.	$12,857,142.84	75.000000000%
Webster Bank, N.A.	$4,285,714.28	25.000000000%
Total Term Loan Commitments:	$17,142,857.12	100%

Swing Line Commitment

Lender	Commitment	Applicable percentage
Bank of America, N.A.	$5,000,000	100%
Total Swing Line Commitments:	$5,000,000	100%

Schedule 2.4

Outstanding Letters of Credit

Outstanding as of June 30, 3015

LC #	Issue Date	Expiration Date	Applicant Name	Beneficiary Name	Currency	LC Amount
68024296	3/31/2008	4/1/2016	AMERESCO, INC.	SOUTHERN CALIFORNIA	USD	$160,540.00
68105599	8/21/2014	7/25/2015	AMERESCO ORBIT CLINT	DUKE ENERGY PROGRESS	USD	$100,000.00
68105600	8/6/2014	7/25/2015	AMERESCO ORBIT WADES	DUKE ENERGY PROGRESS	USD	$100,000.00
68108815	1/13/2015	1/13/2016	AMERESCO, INC.	ZURICH AMERICAN INSURANCE	USD	$400,000.00

EXHIBIT A-1

[FORM OF] REVOLVING CREDIT NOTE

$______________	______________, 2015

FOR VALUE RECEIVED, the undersigned, AMERESCO, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of ________________________________ (the “Lender”), at the place and times provided in the Credit Agreement referred to below the principal sum of

_________________________________ DOLLARS ($______________)

or, if less, the principal amount of, and interest accrued on, all Revolving Loans made by the Lender from time to time pursuant to that certain Third Amended and Restated Credit and Security Agreement dated as of June 30, 2015 (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the “Credit Agreement”) among the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent (the “Agent”). This Revolving Credit Note is being executed and delivered by the Borrower pursuant to subsection 2.1(g) of the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Credit Agreement.

The unpaid principal amount of this Revolving Credit Note from time to time outstanding is subject to mandatory prepayment from time to time as provided in the Credit Agreement and shall bear interest as provided in the Credit Agreement. All payments of principal and interest on this Revolving Credit Note shall be payable in lawful currency of the United States of America or as otherwise provided in the Credit Agreement in immediately available funds to the Agent for the benefit of the Lender.

This Revolving Credit Note is entitled to the benefits of, and evidences obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Revolving Credit Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the obligations evidenced hereby and on which such obligations may be declared to be immediately due and payable.

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Revolving Credit Note.

IN WITNESS WHEREOF, the undersigned Borrower has executed this Revolving Credit Note as of the day and year first above written.

AMERESCO, INC.

By:
Name:
Title:

EXHIBIT A-2

[FORM OF] TERM NOTE

$______________	______________, 2015

FOR VALUE RECEIVED, the undersigned, AMERESCO, INC., a Delaware corporation as borrower, (the “Borrower”), promises to pay to the order of __________________________________ (the “Lender”), at the place and times provided in the Credit Agreement referred to below the principal sum of

________________________________________ DOLLARS ($________)

together with all accrued interest, pursuant to that certain Third Amended and Restated Credit and Security Agreement dated as of June 30, 2015 (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the “Credit Agreement”) among the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent (the “Agent”). This Term Note is being executed and delivered by the Borrower pursuant to subsection 2.2(e) of the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Credit Agreement.

The Borrower is obligated to make regularly scheduled payments of principal to the Agent for the benefit of the Lenders as provided in subsection 2.2(c) of the Credit Agreement. In addition, the unpaid principal amount of this Term Note from time to time outstanding is subject to mandatory prepayment from time to time as provided in the Credit Agreement and shall bear interest as provided in the Credit Agreement. All payments of principal and interest on this Term Note shall be payable in lawful currency of the United States of America in immediately available funds to the Agent for the benefit of the Lender.

This Term Note is entitled to the benefits of, and evidences obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Term Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the obligations evidenced hereby and on which such obligations may be declared to be immediately due and payable.

THIS TERM NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Term Note.

IN WITNESS WHEREOF, the undersigned Borrower has executed this Term Note as of the day and year first above written.

AMERESCO, INC.

By:
Name:
Title:

EXHIBIT A-3

[FORM OF] SWINGLINE NOTE

$5,000,000	______________, 2015

FOR VALUE RECEIVED, the undersigned AMERESCO, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of BANK OF AMERICA, N.A. (the “Swingline Lender”) at the place and times provided in the Credit Agreement referred to below the principal sum of

[FIVE MILLION DOLLARS ($5,000,000)]

or, if less, the principal amount of all Swingline Loans made by the Swingline Lender to the Borrower from time to time pursuant to Section 2.5 of that certain Third Amended and Restated Credit and Security Agreement dated as of June 30, 2015 (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the “Credit Agreement”) among the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent (the “Agent”). The Borrower further promises to pay to the order of the Swingline Lender interest on the unpaid principal amount hereof from time to time outstanding at the rates and at the times set forth in the Credit Agreement. This Swingline Note is being executed and delivered by the Borrower pursuant to the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Credit Agreement.

All payments of principal and interest on this Swingline Note shall be payable in lawful currency of the United States of America in immediately available funds for the account of the Swingline Lender as specified in the Credit Agreement.

This Swingline Note is entitled to the benefits of, and evidences obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Swingline Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the obligations evidenced hereby and on which such obligations may be declared to be immediately due and payable.

THIS SWINGLINE NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Swingline Note.

IN WITNESS WHEREOF, undersigned Borrower has executed this Swingline Note under seal as of the day and year first above written.

AMERESCO, INC.

By:
Name:
Title:

EXHIBIT B-1

[FORM OF] LOAN NOTICE

Bank of America, N.A.,

as Administrative Agent

100 Federal Street

Mail Stop MA 5-100-08-13

Boston, Massachusetts 02110

Attention: Ameresco, Inc. Account Officer

Re:	Loan Notice under Credit Agreement

Ladies and Gentlemen:

Reference is made to the Third Amended and Restated Credit and Security Agreement dated as of June 30, 2015 (the “Credit Agreement”) among Ameresco, Inc. (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, and Bank of America, N.A., as administrative agent. Capitalized terms used above in this Loan Notice are as defined in the Credit Agreement.

In accordance with Section 2.1 of the Credit Agreement the Borrower hereby requests the following Revolving Credit Borrowing:

Revolving Credit Borrowing:

(1)	Amount requested: $_____________

(2)	Date of Borrowing: ______________

(3)	Type of Borrowing: [Base Rate][Eurocurrency1]

(4)	[If Eurocurrency Borrowing] Interest Period: [one] [two] [three] [six] months

(5	[Alternative Currency: ___________]

(6)	Location and account number to which funds are to be disbursed:

__________________________

__________________________

In accordance with Section 2.3 of the Credit Agreement the Borrower hereby requests the following conversions and/or continuations:

Conversion of a Base Rate Loan into a Eurocurrency Rate Loan

(1)	Type of Base Rate Loan to be converted: [Term Loan][Revolving Loan]

(2)	The aggregate outstanding principal balance of such Loan:	$

(3)	The principal amount of such Loan to be converted:	$

1 All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

(4)	The requested effective date of the conversion:

(5)	Alternative Currency: ___________]

(6)	Interest Period: [one] [two] [three] [six] months.

Conversion of Eurocurrency Rate Loan into a Base Rate Loan

(1)	Type of Eurocurrency Rate Loan to be converted: [Term Loan][Revolving Loan]

(2)	The aggregate outstanding principal balance of such Loan:	$

(3)	The last day of the current Interest Period for such Loan:

(4)	The principal amount of such Loan to be converted:	$

(5)	The requested effective date of the conversion:

Continuation of a Eurocurrency Rate Loan

(1)	Type of Eurocurrency Rate Loan to be continued: [Term Loan][Revolving Loan]

(2)	The aggregate outstanding principal balance of such Loan:	$

(3)	The last day of the current Interest Period for such Loan:

(4)	The principal amount of such Loan to be continued:	$

(5)	The Alternative Currency of such Loan to be continued:

(6)	The requested effective date of the continuation:

(7)	Interest Period: [one] [two] [three] [six] months.

Date: _______________

AMERESCO, INc.

By:
Name:
Title:

2

EXHIBIT B-2

[FORM OF] SWINGLINE LOAN NOTICE

To:	Bank of America, N.A., as Swingline Lender Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Third Amended and Restated Credit and Security Agreement dated as of June 30, 2015 (the “Credit Agreement”) among Ameresco, Inc. (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, and Bank of America, N.A., as administrative agent and Swingline Lender. Capitalized terms used above in this Loan Notice are as defined in the Credit Agreement.

The undersigned hereby requests a Swingline Loan:

1.	On _____________________ (a Business Day).

2.	In the amount of $ ___________________.

The Swingline Borrowing requested herein complies with the requirements of Section 2.5 of the Credit Agreement.

The Borrower hereby represents and warrants that the conditions specified in Sections 6.2(a) and (b) of the Credit Agreement shall be satisfied on and as of the date of the requested Swingline Loan.

Date: _______________

AMERESCO, INc.

By:
Name:
Title:

EXHIBIT C

[FORM OF] PERFECTION AND INFORMATION CERTIFICATE

Ameresco, Inc., a Delaware corporation (the “Borrower”), hereby certifies the following to Bank of America, N.A., as administrative agent (the “Agent”) under that certain Third Amended and Restated Credit Agreement to be dated on or about June 30, 2015 among the Borrower, the guarantors from time to time party thereto (the “Guarantors”; and together with the Borrower, the “Loan Parties”), the lenders from time to time party thereto, and the Agent (the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto (a) in the most recent draft of the Credit Agreement circulated to the Borrower and (b) the Uniform Commercial Code, as applicable):

A	IDENTIFICATION MATTERS

1.	An organizational chart depicting the interrelationships of all Loan Parties and their respective Affiliates is set forth on Schedule A1 attached hereto.

2.	For each Loan Party, the information contained on Schedule A2 is true and correct.

3.	Does any Loan Party or any of its subsidiaries or affiliates derive any revenue from Belarus, Myanmar (Burma), Cuba, Iran, Libya, North Korea, Sudan, Syria, or Zimbabwe (each a “Sanctioned Country”)?

☐Yes ☐ No

4.	Is any Loan Party or any of its subsidiaries or affiliates (a) located, organized or resident in a Sanctioned Country, (b) conduct any business in a Sanctioned Country or (c) conduct any business with entities or individuals subject of sanctions or located, organized or resident in a Sanctioned Country?

☐Yes ☐ No

B	LEGAL MATTERS

1.	During the five (5) year period preceding the Closing Date no Loan Party has been party to any merger, consolidation, stock acquisition or purchase of all or a substantial portion of the assets of any Person, except the following:

The legal names and jurisdictions of each predecessor entity or any entity which during such five (5) year period owned any asset or property now owned by any Loan Party are as follows:

C	LOCATIONS

1.	Set forth on Schedule C1 is a list of all real property owned or leased by each Loan Party, such list to include (a) the name of the Loan Party owning or leasing such property, (b) the property address, (c) the city, county, state and zip code which such property is located, (d) an indication of if such location is leased or owned and if leased, the name of the owner of the location, and (e) an indication if such location (i) is a headquarter location, (ii) is where any significant administrative or governmental functions are performed, (iii) maintains books or records (electronic or otherwise) or (iv) contains personal property collateral.

2.	Set forth on Schedule C2 is a list of all other locations (not set forth on Schedule C1) where any personal property Collateral of any Loan Party is located, such list to include (a) the name of the Loan Party owning such Collateral, (b) the property address, (c) the city, county, state and zip code which such property is located, (d) the name of the owner of the location and (e) the approximate value of the Collateral held at such location.

D	SPECIAL COLLATERAL

1.	Set forth on Schedule D1 is a description of all of the Loan Parties’ deposit accounts and securities accounts including (a) the name of the applicable Loan Party, (b) in the case of a Deposit Account, (i) the depository institution, (ii) the account number and (iii) whether such account is a ZBA account or a payroll account, and (c) in the case of a Securities Account, (i) the Securities Intermediary or issuer, and (ii) the account number.

2.	All Letter-of-Credit Rights and Electronic Chattel Paper of any Loan Party are set forth on Schedule D2.

3.	All Instruments, Tangible Chattel Paper and Documents of each Loan Party are set forth on Schedule D3.

4.	All patents, trademarks and copyrights owned by each Loan Party as of the date hereof, all patent licenses, trademark licenses and copyright licenses to which such Loan Party is a party as of the date hereof, and all patent applications, trademark applications, and copyright applications made by each Loan Party as of the date hereof are listed on Schedule D4 (including the name/title, current owner, registration or application number, and registration or application date).

5.	All commercial tort claims of any Loan Party are set forth on Schedule D5.

6.	The issued and outstanding equity interests and any certificated securities owned by each Loan Party in their respective Subsidiaries is set forth on Schedule D6.

7.	All other issued and outstanding equity interests and any certificated securities owned by each Loan Party not set forth on Schedule D6 is set forth on Schedule D7.

Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

I hereby certify on behalf of the Loan Parties and not in my individual capacity that, as of the date hereof, the statements set forth in this Perfection Certificate and in the Schedules attached hereto are accurate and complete in all respects.

AMERESCO, INc.

By:
Name:
Title:

SCHEDULE TO

perfection CERTIFICATE

Schedule A1	Organizational Chart
Schedule A2	Loan Party/Patriot Act Information
Schedule C1	Owned and Leased Locations
Schedule C2	Other Locations
Schedule D1	Deposit Accounts and Securities Accounts
Schedule D2	Electronic Chattel Paper & Letter of Credit Rights
Schedule D3	Documents, Instruments &Tangible Chattel Paper
Schedule D4	Intellectual Property
Schedule D5	Commercial Tort Claims
Schedule D6	Equity Interests & Certificated Security Interests of Subsidiaries
Schedule D7	Other Equity Interests & Certificated Securities

Schedule A1

Organizational Chart

Schedule A2

Loan Party/Patriot Act Information*

Exact Legal Name of Loan Party:
Previous Legal Names within the five (5) years prior to the Closing Date:
Jurisdiction of Organization/Incorporation:
Type of Organization:
Jurisdictions where Qualified to do Business:
Address of Chief Executive Office:
Address of Principal Place of Business:
U.S. Federal Taxpayer Identification Number, or Unique Identification Number (as applicable)
Organizational Identification Number (if any):
Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners):
Industry or Nature of Business:

*to be filled out for each Loan Party

Schedule C1

Owned and Leased Locations

Loan Party	Property Address (including city, county, state and zip code)	Leased or Owned (L/O)	Name and Address of Lessor (if leased)	Headquarter Location (Y/N)	Significant Administrative or Governmental Functions (Y/N)	Books and Records are Maintained (Y/N)	Personal Property Collateral (Y/N)

Schedule C2

Other Locations

Loan Party	Property Address (including city, county, state and zip code)	Name and Address of Owner

Schedule D1

Deposit Accounts & Securities Accounts

Loan Party	Depository Institution/ Securities Intermediary	Name of Account	ZBA/Payroll/Deposit/ Etc.	Account Number

Schedule D2

Electronic Chattel Paper & Letter of Credit Rights

Electronic Chattel Paper

Loan Party	Account Debtor	Description

Letter of Credit Rights

Loan Party	Issuer or Nominated Person	Description

Schedule D3

Documents, Instruments &Tangible Chattel Paper

All Documents:

Loan Party	Description

All Instruments:

Loan Party	Description

All Tangible Chattel Paper:

Loan Party	Description

Schedule D4

Intellectual Property

Copyrights:

Loan Party/Owner	Copyright	Application/ Registration Number	Application/Registration Date

Patents:

Loan Party/Owner	Patents	Application/ Registration Number	Application/Registration Date

Trademarks:

Loan Party/Owner	Trademarks	Application/ Registration Number	Application/Registration Date

Schedule D5

Commercial Tort Claims

Loan Party	Commercial Tort Claim	Description/Filing Jurisdiction and Information

Schedule D6

Equity Interests & Certificated Securities of Subsidiaries

Issuer	Owner	Total Number of Shares Outstanding	Number of Shares Owned by Loan Party	Certificate Number(s)	Percentage of Owned Shares by Loan Party	Class and Nature (Voting, Non- Voting, Preferred, Etc.)

Schedule D7

Other Equity Interests & Certificated Securities

Issuer	Owner	Total Number of Shares Outstanding	Number of Shares Owned by Loan Party	Certificate Number(s)	Percentage of Owned Shares by Loan Party	Class and Nature (Voting, Non- Voting, Preferred, Etc.)

EXHIBIT D

[FORM OF] COMPLIANCE CERTIFICATE

Bank of America, N.A.,

as Administrative Agent

100 Federal Street

Mail Stop MA 5-100-08-13

Boston, Massachusetts 02110

Attn: Ameresco, Inc. Account Officer

Re:	Third Amended and Restated Credit and Security Agreement dated as of June 30, 2015 as amended from time to time, (the “Credit Agreement”) among Ameresco, Inc. (the “Borrower”), the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent

Ladies & Gentlemen:

Pursuant to the above-referenced Credit Agreement, enclosed are copies of [consolidated] [and consolidating] financial statements of the Core Ameresco Companies for the fiscal [quarter] [year] ended ____________ (the “Fiscal Period”). Such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries, prepared in accordance with GAAP, consistently applied, as at the end of and for the Fiscal Period, subject to normal year end audit adjustments and the omission of footnotes. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

As required, a review of the activities of the Loan Parties during the Fiscal Period has been made under the supervision of the undersigned with a view to determining whether, during the Fiscal Period, the Loan Parties have kept, observed, performed and fulfilled each and every covenant and condition of the Credit Agreement. To the best of my knowledge and belief there neither exists on the date of this certificate, nor existed during the Fiscal Period, any Default or Event of Default, except as set forth on any attachment hereto. There has been no change in GAAP since the date of the last audited financial statements delivered to you by the Borrower which has or could have an effect on the financial statements accompanying such certificate, except such changes as are set forth on any attachment hereto.

Advances to and investments in Affiliates of the Core Ameresco Companies, that are not themselves Core Ameresco Companies, have not in the aggregate, at any time, exceeded forty-nine percent of the Borrower’s consolidated stockholders equity.

Attached are covenant calculations showing compliance by the Core Ameresco Companies with the financial covenants set forth in Section 9.10 of the Credit Agreement, and a copy of Schedule 6.13 to the Credit Agreement showing all changes thereto since the last delivery of Schedule 6.13.

Very truly yours,

AMERESCO, INC.

By:
Name:
Enclosures	Title:

FINANCIAL COVENANT CALCULATIONS

Fiscal ☐Quarter/☐Year Ended ___________________

Except as otherwise set forth below, the following covenants have been measured at the end of the fiscal quarter/year of the Loan Parties specified above for the period of four consecutive fiscal quarters of the Loan Parties most recently ended (the “Reported Period”).

EBITDA. 1

EBITDA for the Reported Period has been calculated as follows:

(a)	Consolidated Net Income during the Reported Period:	$

plus

(b)	for the Reported Period, the sum of
(to the extent deducted in calculating Consolidated Net Income):

(i)	Consolidated Interest Charges:	$

(ii)	Income taxes payable:	$

(iii)	Depreciation and amortization expense:	$

(iv)	Non-Cash Charges:	$

(v)	Extraordinary or non-recurring expenses, not to exceed $5,000,000 after the Effective Date[2]:	$

(vi)	Aggregate amount received in cash by the Core Ameresco Companies in respect of regularly scheduled dividends or distributions from the Special Purpose Subsidiaries[3]:	$

SUBTOTAL:		$

minus

(c)	for the Reported Period, the sum of
(to the extent included in calculating Consolidated Net Income):

(i)	Extraordinary or non-recurring gains:	$

 1 If the Reported Period includes a Permitted Acquisition, it shall be give Pro Forma Effect as provided in Section 1.4(c) of the Credit Agreement.

2 Any payment required to be made by any Core Ameresco Company in respect of any Renewable Energy Project Guaranty Liability shall reduce Consolidated Net Income of the Core Ameresco Companies and shall not be added back to EBITDA.

3 Not to include amounts received by the Core Ameresco Companies in connection with any sale, transfer or other disposition of assets or equity interests of any Special Purpose Subsidiary.

(ii)	Proceeds received in respect of Casualty Events and Dispositions:	$

SUBTOTAL:		$

plus/minus

(d)	adjustments for Permitted Acquisitions during the Reported Period:	$

TOTAL EBITDA:		$

9.10(a) TOTAL FUNDED DEBT TO EBITDA RATIO.

The actual Core Leverage Ratio for the Reported Period is:	___ to 1.00

The Core Leverage Ratio for the Reported Period is required
to be not greater than:	2.00 to 1.00*

* As set forth in Section 9.10(a) of the Credit Agreement.

The Core Leverage Ratio for the Reported Period has been calculated as follows:

(A)	Total Funded Debt of the Core Ameresco Companies as of the end of the Reported Period:	$

divided by

(B)	EBITDA of the Core Ameresco Companies for the Reported Period:	$

9.10(b) DEBT SERVICE COVERAGE RATIO.

The actual Debt Service Coverage Ratio for the Reported Period is:	___ to 1.00

The Debt Service Coverage Ratio for the Reported Period is required to be not less than:	1.50 to 1.00

* As set forth in Section 9.10(b) of the Credit Agreement.

The Debt Service Coverage Ratio for the Reported Period has been calculated as follows:

(A)	the result for the Reported Period of:

	(i)	EBITDA of the Core Ameresco Companies:	$

minus

	(ii)	Capital Expenditures made by the Core Ameresco Companies:	$

minus

	(iii)	aggregate amount paid in cash by the Core Ameresco Companies

2

in respect of income, franchise, real estate and other like taxes:	$

minus

(iv) dividends, withdrawals and other distributions paid in cash by the Core Ameresco Companies:	$

SUBTOTAL:	$

divided by

(B)	the sum for the Reported Period of:

	(i)	all regularly scheduled principal payments of Indebtedness
(including the principal component of any payments in respect of Capital Lease Obligations), but excluding any prepayments pursuant to Section 2.9 of the Credit Agreement and any
		principal payments in respect of the Revolving Loans made:	$

plus

	(ii)	all Consolidated Interest Charges paid in cash (excluding
amortization of deferred financing costs and interest
		by its terms “paid-in-kind”):	$

	SUBTOTAL:		$

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[Attach Current Schedule 6.13]

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EXHIBIT E

[FORM OF] THIRD AMENDED AND RESTATED PLEDGE AGREEMENT

This THIRD AMENDED AND RESTATED PLEDGE AGREEMENT (this “Agreement”) dated as of June 30, 2015, by and among Ameresco, Inc., a Delaware corporation (“Ameresco”), each of the other pledgors listed on the signature pages hereto, and each other entity that becomes a party to this Agreement by executing and delivering to the Administrative Agent an instrument of adherence to this Agreement (collectively, the “Pledgors” and each individually, a “Pledgor”) and Bank of America, N.A., as administrative agent (the “Agent”) for the lenders under the Credit Agreement described below, having an address at 100 Federal Street, Mail Stop MA 5-100-08-13, Boston, Massachusetts 02110. The Agent and the Lenders are herein collectively referred to from time to time as the “Secured Parties”.

WITNESSETH:

WHEREAS, certain of the Pledgors entered into that certain Second Amended and Restated Credit and Security Agreement dated as of June 30, 2011, as amended, among Ameresco, as borrower, the guarantors party thereto, the lenders party thereto and the Agent (the “Second Amended and Restated Credit Agreement”), which amended and restated in its entirety that certain Amended and Restated Credit and Security Agreement dated as of June 10, 2008, as amended, among Ameresco, as borrower, the guarantors party thereto, the lenders party thereto and the Agent (as successor by merger to Fleet National Bank) (the “Amended and Restated Credit Agreement”), which Amended and Restated Credit Agreement amended and restated in its entirety that certain Credit and Security Agreement dated as of December 29, 2004, as amended, among Ameresco, as borrower, the guarantors party thereto, the lenders party thereto, and Fleet National Bank, as administrative agent (the “Original Credit Agreement”);

WHEREAS, concurrently herewith, the Loan Parties are entering into that certain Third Amended and Restated Credit and Security Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ameresco, as borrower (the “Borrower”), the guarantors party thereto (the “Guarantors”, and collectively with the Borrower, the “Loan Parties”), the lenders from time to time party thereto, and the Agent, which Credit Agreement amends and restates the Second Amended and Restated Credit Agreement in its entirety and pursuant to which the Lenders have agreed, subject to the terms and conditions set forth therein, to make certain Loans (as defined in the Credit Agreement) to the Borrower, and to issue Letters of Credit (as defined in the Credit Agreement), for the account of the Borrower;

WHEREAS, in connection with the Second Amended and Restated Credit Agreement, certain of the Loan Parties and the Agent entered into that certain Second Amended and Restated Pledge Agreement dated as of June 30, 2011, as amended (the “Second Amended and Restated Pledge Agreement”), which amended and restated that certain Amended and Restated Pledge Agreement dated as of June 10, 2008, as amended (the “Amended and Restated Pledge Agreement”), pursuant to which the Loan Parties thereto granted to the Agent (as successor by merger to Fleet National Bank) a security interest in the “Pledged Collateral” described therein for the payment and performance of the “Secured Obligations” under and as defined in the Amended and Restated Pledge Agreement, which Amended and Restated Pledge Agreement amended and restated in its entirety that certain Pledge Agreement dated as of December 29, 2004, as amended (the “Original Pledge Agreement”), between certain of the Loan Parties and Fleet National Bank, as administrative agent;

WHEREAS, the security interests and liens granted in and on the Pledged Collateral (as hereinafter defined) to the Agent under the Original Pledge Agreement, the Amended and Restated Pledge Agreement and the Second Amended and Restated Pledge Agreement were duly perfected in accordance with applicable law and continue in effect and remain perfected pursuant to this Agreement;

WHEREAS, each Pledgor owns the percentage of the outstanding partnership interests, limited liability company interests or shares of capital stock, as applicable, of the companies listed on Schedule I hereto as set forth on such Schedule I hereto and is holder of certain other instruments and securities set forth on Schedule II hereto (such companies and the issuers of such instruments and securities, collectively called the “Listed Companies”); and

WHEREAS, the obligations of the Lenders to make the Loans to the Borrower and issue the Letters of Credit for the account of the Borrower are subject to the conditions, among others, that each Pledgor shall execute and deliver this Agreement, pursuant to which the parties hereto shall amend and restate the Second Amended and Restated Pledge Agreement in its entirety and each Pledgor shall agree to secure the payment in full of the Obligations of the Loan Parties under the Credit Agreement and the other Loan Documents and shall grant the pledge and security interests and liens hereinafter described.

NOW, THEREFORE, in consideration of the willingness of the Secured Parties to enter into the Credit Agreement and of the Lenders to agree, subject to the terms and conditions set forth therein, to make the Loans to the Borrower and issue the Letters of Credit for the account of the Borrower pursuant thereto, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed as follows:

1.          Defined Terms. Except as otherwise expressly defined herein, all capitalized terms shall have the meanings ascribed to them in the Credit Agreement.

2.          Security Interest. Each Pledgor hereby deposits with, and pledges to, the Agent for itself and for the benefit of the other Secured Parties all investment property which such Pledgor holds in the Listed Companies, including, without limitation: (a) the partnership interests, limited liability company interests and shares of capital stock, as applicable, of the Listed Companies as listed on Schedule I attached hereto (the “Pledged Equity”) (together with the appropriate powers duly endorsed in blank), and, to the extent such collateral is not certificated, the appropriate assignment and control documents where required to perfect the security interest, and (b) the promissory notes payable to the Pledgors as listed in Schedule II attached hereto (the “Pledged Notes”, and together with the Pledged Equity and any additional investment property, securities, securities entitlements, or collateral pledged hereunder, the “Pledged Collateral”), and each Pledgor hereby grants to the Agent for itself and for the benefit of the other Secured Parties a security interest in all of the Pledged Collateral as security for the due and punctual payment and performance of the Secured Obligations described in Section 3 hereof.

3.          Secured Obligations. The security interest hereby granted shall secure the due and punctual payment and performance of the following liabilities and obligations of the Pledgors (herein called the “Secured Obligations”):

(a)          (i) with respect to the Borrower, principal of and premium, if any, and interest on the Loans, and (ii) with respect to each Guarantor, is obligations set forth in Article 4 of the Credit Agreement; and

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(b)          Any and all other obligations and indebtedness of any of the Loan Parties to the Secured Parties or any of them, whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter arising or incurred under the Credit Agreement, any other Loan Document or under any Hedging Agreement permitted by the Credit Agreement, all as amended from time to time including, without limitation, any and all Reimbursement Obligations, any and all other fees, premiums and penalties.

4.          Special Warranties and Covenants of the Pledgors. Each Pledgor hereby warrants and covenants to the Secured Parties with respect to the Pledged Collateral for which it is the “Pledgor,” as set forth on Schedules I and II, that:

(a)          The Pledged Collateral is duly and validly pledged with the Agent for the benefit of the Secured Parties in accordance with law, the Agent for the benefit of the Secured Parties has a First Priority security interest in such Pledged Collateral, and each Pledgor warrants and will defend the Secured Parties’ right, title and security interest in and to the Pledged Collateral against the claims and demands of all Persons whomsoever.

(b)          Each Pledgor has good title to the Pledged Collateral, free and clear of all Liens, except as expressly set forth in or permitted under the Credit Agreement.

(c)          All of the Pledged Equity has been duly and validly issued and is fully paid and, with respect to the capital stock, nonassessable.

(d)          The Pledged Equity constitutes the amount and percentage of partnership interests, limited liability company interests or shares, as applicable, of the presently issued and outstanding partnership interests, limited liability company interests or capital stock of the Listed Companies, as applicable, as set forth on Schedule I.

(e)          If any additional partnership interests, limited liability company interests or shares of capital stock of any class of the Listed Companies or if any promissory notes of the Listed Companies or other securities of the Listed Companies are acquired by any Pledgor after the date hereof, the same shall constitute Pledged Collateral and shall be deposited with and pledged to the Agent for itself and for the benefit of the other Secured Parties as provided in Section 2 hereof simultaneously with such acquisition. The Pledgors will promptly notify the Agent of the date and amount of any loans made from time to time by the Pledgors to the Listed Companies as permitted by the Credit Agreement.

(f)          No Pledgor will sell, convey or otherwise dispose of any of the Pledged Collateral, nor will any Pledgor create, incur or permit to exist any Lien with respect to any of the Pledged Collateral or the proceeds thereof, other than Liens with respect to the Pledged Collateral created hereby or Liens which are otherwise permitted under the Loan Documents and except as permitted by the Credit Agreement.

(g)          If any additional partnership interests, limited liability company interests or shares of capital stock of any class of the Listed Companies are issued, any such partnership interests, limited liability company interests or additional shares of capital stock shall be deposited with and pledged to the Agent for itself and for the benefit of the other Secured Parties simultaneously with such issuance as provided in Section 2 hereof.

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(h)          The Pledged Notes evidence the amount of outstanding indebtedness for money borrowed of the respective issuers thereof indicated on Schedule II hereto.

(i)          If any additional promissory notes are acquired by any Pledgor from the issuers of the Pledged Notes or any other Person, the same shall constitute Pledged Notes and Pledged Collateral and shall be deposited with and pledged to the Agent for itself and the benefit of the other Secured Parties as provided in Section 2 hereof simultaneously with such acquisition. Upon the request of the Agent, the Pledgors will promptly notify the Agent of any loans made from time to time to such issuers as permitted by the Credit Agreement.

(j)          In the event that any Pledgor receives any certificated securities representing any Pledged Equity, such certificated securities, together with blank stock powers or other documents reasonably required by the Agent to perfect the security interest in such Pledged Equity, shall be delivered to the Agent promptly after receipt of such certificated securities by such Pledgor, or if received in connection with the formation or acquisition of a Subsidiary, in accordance with the provisions of Section 7.10(b) of the Credit Agreement.

5.          Distributions. In case, upon the dissolution, winding up, liquidation or reorganization of the Listed Companies whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Listed Companies or otherwise, any sum shall be paid or any property shall be distributed upon or with respect to any of the Pledged Collateral, such sum shall be paid over to the Agent for the benefit of the Secured Parties as collateral security for the Secured Obligations. In case any stock dividend shall be declared on any of the Pledged Collateral, or any share of stock or fraction thereof shall be issued pursuant to any stock split involving any of the Pledged Collateral, or, any distribution of capital or profits shall be made on any of the Pledged Collateral, or any property shall be distributed upon or with respect to the Pledged Collateral, the limited partnership interests, limited liability company interests, shares, cash or other property so distributed shall be delivered to the Agent to be held for the benefit of the Secured Parties as collateral security for the Secured Obligations, except to the extent that cash distributions are permitted under the Credit Agreement to be distributed to the Pledgors.

6.          Events of Default. The Pledgors shall be in default under this Agreement upon the happening of any Event of Default, as defined in the Credit Agreement (herein called an “Event of Default”).

7.          Rights and Remedies of Secured Parties. Upon the occurrence and during the continuance of any Event of Default, the Secured Parties shall have the following rights and remedies:

(a)          All rights and remedies provided by law, including, without limitation, those provided by the Uniform Commercial Code;

(b)          All rights and remedies provided in this Agreement; and

(c)          All rights and remedies provided in the Credit Agreement or in the Loan Documents, or in any other agreement, document or instrument pertaining to the Secured Obligations.

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8.          Right to Transfer into Name of Agent, etc. Upon the occurrence and during the continuance of an Event of Default, but subject to the provisions of the Uniform Commercial Code or other applicable law, with 10 days prior written notice to the Pledgors, the Agent may cause all or any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees (such transfer, a “Transfer”). So long as no Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to exercise as such Pledgor shall deem fit, but in a manner not inconsistent with the terms hereof or of the Credit Agreement, the voting power with respect to the Pledged Collateral.

9.          Right of Agent to Exercise Voting Power, etc. Upon the occurrence and during the continuance of an Event of Default and following a Transfer, the Agent for the benefit of the Secured Parties shall be entitled to exercise the voting power with respect to the Pledged Collateral, to receive and retain, as collateral security for the Secured Obligations, any and all dividends or other distributions at any time and from time to time declared or made upon any of the Pledged Collateral, and to exercise any and all rights of payment, conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Listed Companies or, upon the exercise of any such right, privilege or option pertaining to the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine, all without liability except to account for property actually received, but the Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

10.         Right of Agent to Dispose of Collateral, etc. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right at any time or times thereafter to sell, resell, assign and deliver all or any of the Pledged Collateral in one or more parcels at any exchange or broker’s board or at public or private sale. Unless the Pledged Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent will give the Pledgors at least ten (10) Business Days’ prior written notice in accordance with Section 20 hereof of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition of any of the Pledged Collateral is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition. Such notice may be given without any demand of performance or other demand, all such demands being hereby expressly waived by each Pledgor. All such sales shall be at commercially reasonable price or prices and either for cash or on credit or for future delivery (without assuming any responsibility for credit risk). At any such sale or sales, to the extent permitted by law, any Secured Party may purchase any or all of the Pledged Collateral to be sold thereat upon such terms as the Agent may deem best. Upon any such sale or sales the Pledged Collateral so purchased shall be held by the purchaser absolutely free from any claims or rights of whatsoever kind or nature, including any equity of redemption and any similar rights, all such equity of redemption and any similar rights being hereby expressly waived and released by each Pledgor. In the event any consent, approval or authorization of any governmental agency will be necessary to effectuate any such sale or sales, each Pledgor shall execute, and hereby agrees to cause the Listed Companies to execute, all such applications or other instruments as may be required.

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Each Pledgor recognizes that the Agent may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”) or otherwise but may be compelled to resort to one or more private sales to a restricted group of purchasers, each of whom will be obligated to agree, among other things, to acquire such Pledged Collateral for its own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that private sales so made may be at prices and upon other terms less favorable to the seller than if such Pledged Collateral were sold at public sales without such restrictions, and that the Agent has no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit such Pledged Collateral to be registered for public sale under the Securities Act. Each Pledgor agrees that any such private sales shall not be deemed to have been made in a commercially unreasonable manner solely because they shall have been made under the foregoing circumstances.

11.         Collection of Amounts Payable on Account of Pledged Collateral, etc. Upon the occurrence and during the continuance of any Event of Default, the Agent may, but without obligation to do so, demand, sue for and/or collect any money or property at any time due, payable or receivable, to which it may be entitled hereunder, on account of, or in exchange for~~,~~ any of the Pledged Collateral and shall have the right, for and in the name, place and stead of each Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral.

12.         Care of Pledged Collateral in Agent’s Possession. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Agent shall have no duty or liability to collect any sums due in respect thereof or to protect or preserve rights pertaining thereto, and shall be relieved of all responsibility for the Pledged Collateral upon surrendering the same to the Pledgors.

13.         Proceeds of Collateral. By way of enlargement and not by way of limitation of the rights of the Agent under applicable law or the Credit Agreement or Loan Documents, the Agent shall receive and apply the proceeds of any sale or sales of the Pledged Collateral, together with any other additional collateral security at the time received and held hereunder, to the Secured Obligations (including, without limitation, the Loans) in accordance with the terms of the Credit Agreement. In the event the proceeds of any sale, lease or other disposition of the Pledged Collateral hereunder are insufficient to pay all of the Secured Obligations in full, each Pledgor will be liable for the deficiency, together with interest thereon at the maximum rate provided in the Credit Agreement, and the cost and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, reasonable attorneys’ fees, expenses and disbursements.

14.         Credit Agreement. Notwithstanding any other provision of this Agreement, the rights of the parties hereunder are subject to the provisions of the Credit Agreement, including the provisions thereof pertaining to the rights and responsibilities of the Agent. In the event that any provision of this Agreement is in conflict with the terms of the Credit Agreement, the Credit Agreement shall control. Unless the context shall otherwise clearly indicate, the terms “Secured Party” and “Secured Parties” as used herein shall be deemed to include the Agent acting on behalf of the Secured Parties pursuant to the Credit Agreement. The term “Agent” as used herein shall include Bank of America, N.A., or any other Person acting as Agent for the Secured Parties pursuant to the terms of the Credit Agreement.

6

15.         Waivers, etc. Each Pledgor hereby waives presentment, demand, notice, protest and, except as is otherwise provided herein, all other demands and notices in connection with this Agreement or the enforcement of the Secured Parties’ rights hereunder or in connection with any Secured Obligations or any Pledged Collateral; consents to and waives notice of the granting of renewals, extensions of time for payment or other indulgences to the other Listed Companies or the other Pledgors or to any third party, or substitution, release or surrender of any collateral security for any Secured Obligation, the addition or release of Persons primarily or secondarily liable on any Secured Obligation or on any collateral security for any Secured Obligation, the acceptance of partial payments on any Secured Obligation or on any collateral security for any Secured Obligation and/or the settlement or compromise thereof. No delay or omission on the part of the Secured Parties in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. Each Pledgor further waives any right it may have under the laws of The Commonwealth of Massachusetts, under the laws of any state in which any of the Pledged Collateral may be located or which may govern the Pledged Collateral, or under the laws of the United States of America, to notice (other than any requirement of notice provided herein or in any other Loan Documents) or to a judicial hearing prior to the exercise of any right or remedy provided by this Agreement to the Agent or the Secured Parties and waives its rights, if any, to set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing. Each Pledgor’s waivers under this Section have been made voluntarily, intelligently and knowingly and after such Pledgor has been apprized and counseled by its attorneys as to the nature thereof and its possible alternative rights.

16.         Termination; Assignment, etc. When all the Secured Obligations have been paid in full and have been terminated and the Commitments of the Lenders to make any Loan under the Credit Agreement have terminated or expired and no Letters of Credit remain outstanding, this Agreement and the security interest in the Pledged Collateral created hereby shall terminate. No waiver by the Agent or by any other holder of Secured Obligations of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on a future occasion. In the event of a sale or assignment by any Secured Party of all or any of the Secured Obligations held by it, any Secured Party may assign or transfer its rights and interest under this Agreement in whole or in part to the purchaser or purchasers of such Secured Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers and rights of a Secured Party hereunder.

17.         Reinstatement. Notwithstanding the provisions of Section 16, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by any Secured Party in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by any such Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Listed Companies, any Pledgor or upon the appointment of any intervener or conservator of, or trustee or similar official for, the Listed Companies or any Pledgor, or any substantial part of their respective properties, or otherwise, all as though such payments had not been made.

18.         Governmental Approvals, etc. Upon the exercise by the Agent of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, qualification or authorization of any governmental authority or instrumentality, each Pledgor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Agent or any Secured Party may be required to obtain for such governmental consent, approval, qualification or authorization.

19.         Restrictions on Transfer, etc. To the extent that any restrictions imposed by the charter, certificate of limited partnership, limited partnership agreement, operating agreement or by-laws of any of the Listed Companies or any other document or instrument would in any way affect or impair the pledge of the Pledged Collateral hereunder or the exercise by the Agent of any right granted hereunder, including, without limitation, the right of the Agent to dispose of the Pledged Collateral upon the occurrence and during the continuance of any Event of Default, each Pledgor hereby waives such restrictions to the extent permitted by applicable securities laws, and represents and warrants that it has caused the Listed Companies to take all necessary action to waive such restrictions, and each Pledgor hereby agrees that it will take any further action which the Agent may reasonably request in order that the Agent may obtain and enjoy the full rights and benefits granted to the Agent by this Agreement free of any such restrictions.

7

20.         Notices. All notices, consents, approvals, elections and other communications hereunder shall be in writing (whether or not the other provisions of this Agreement expressly so provide) and shall be deemed to have been duly given if delivered in accordance with the terms of the Credit Agreement.

21.         Miscellaneous. This Agreement shall inure to the benefit of and be binding upon the Agent, the Secured Parties and each Pledgor and their respective successors and assigns, and the term “Secured Parties” shall be deemed to include any other holder or holders of any of the Secured Obligations. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

22.         Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts. Each Pledgor, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in any state or federal court located in The Commonwealth of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts. Each Pledgor further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it in accordance with Section 20 hereof or as otherwise provided under the laws of The Commonwealth of Massachusetts. Nothing in this Agreement shall affect any right the Agent or any Secured Party may otherwise have to bring an action or proceeding relating to this Agreement against any Pledgor or its properties in the courts of any jurisdiction. EACH PLEDGOR IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PLEDGOR IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[The remainder of this page is intentionally left blank.]

8

IN WITNESS WHEREOF, the parties have executed this Pledge Agreement as a sealed instrument as of the date first above written.

PLEDGORS

AMERESCO, INC.

By:
Name: John R. Granara, III
Title: Vice President & Chief Financial Officer

AMERESCO ENERTECH, INC.
AMERESCO FEDERAL SOLUTIONS, INC.
AMERESCO PLANERGY HOUSING, INC.
AMERESCO QUANTUM, INC.
AMERESCO SELECT, INC.
AMERESCOSOLUTIONS, INC.
APPLIED ENERGY GROUP INC.
SIERRA ENERGY COMPANY

By:
Name: John R. Granara, III
Title: Treasurer

AMERESCO SOUTHWEST, INC.

By:
Name: John R. Granara, III
Title: Vice President and Treasurer

E.THREE CUSTOM ENERGY SOLUTIONS, LLC,
By:	Sierra Energy Company, its sole member

By:
Name: John R. Granara, III
Title: Treasurer

[Third Amended and Restated Pledge Agreement]

AMERESCO ASSET SUSTAINABILITY GROUP LLC
AMERESCO DELAWARE ENERGY LLC
AMERESCO HAWAII LLC
AMERESCO Intelligent SYSTEMS, LLC
AMERESCO LFG HOLDINGS LLC
AMERESCO PALMETTO LLC
AMERESCO SOLAR, LLC
AMERESCO STAFFORD LLC
AMERESCO WOODLAND MEADOWS ROMULUS LLC
SELDERA LLC
SOLUTIONS HOLDINGS, LLC

By: Ameresco, Inc., its sole member

By:
Name: John R. Granara, III
Title: Vice President & Chief Financial Officer

AMERESCO SOLAR – PRODUCTS LLC
AMERESCO SOLAR – SOLUTIONS LLC
AMERESCO SOLAR – TECHNOLOGIES LLC
By: Ameresco Solar LLC, its sole member
By: Ameresco, Inc., its sole member

By:
Name: John R. Granara, III
Title: Vice President & Chief Financial Officer

[Third Amended and Restated Pledge Agreement]

AGENT

Bank of America, N.A.,
as Agent for the Secured Parties

By:
Name:
Title:

[Third Amended and Restated Pledge Agreement]

SCHEDULE I

(to Pledge Agreement)

PLEDGED STOCK

Pledgor	Issuer and Address	Description	No. of Shares	% of total outstanding shares of Issuer	Certificate No.(s)

Ameresco, Inc.	Ameresco Enertech, Inc.	Common Stock	100	100%	1

Ameresco, Inc.	Ameresco Planergy Housing, Inc.	Common Stock	1,000	100%	4

Ameresco, Inc.	Ameresco Quantum, Inc.	Common Stock	687	100%	5

Ameresco, Inc.	Ameresco Select, Inc.	Common Stock	100	100%	3

Ameresco, Inc.	AmerescoSolutions, Inc.	Common Stock	166	100%	1

Ameresco, Inc.	Ameresco Southwest, Inc.	Common Stock	10,000	100%	4

Ameresco, Inc.	Applied Energy Group, Inc.	Common Stock	10,000	100%	20

Ameresco, Inc.	Sierra Energy Company	Common Stock	1,000	100%	2

Ameresco, Inc.	Ameresco Canada Inc.	Common Stock	66	66%	C-1

Ameresco, Inc.	Ameresco International Holdings B.V.	Shares	66	66%	n/a

Solutions Holdings, LLC	Ameresco Federal Solutions, Inc.	Common Stock	874	100%	10

PLEDGED MEMBERSHIP INTERESTS

Pledgor	Issuer and Address	Description	No. of Shares	% of total outstanding interest of Issuer	Certificate No.(s)

Ameresco, Inc.	Ameresco Asset Sustainability Group LLC	Membership Interests	n/a	100%	n/a

Ameresco, Inc.	Ameresco Delaware Energy LLC	Membership Interests	n/a	100%	n/a

Ameresco, Inc.	Ameresco Hawaii LLC	Membership Interests	n/a	100%	n/a

Ameresco, Inc.	Ameresco Intelligent Systems, LLC	Membership Interests	n/a	100%	n/a

Ameresco, Inc.	AmerescoLFG Holdings LLC	Membership Interests	n/a	100%	n/a

Ameresco, Inc.	Ameresco Palmetto LLC	Membership Interests	n/a	100%	n/a

Ameresco, Inc.	Ameresco Solar LLC	Membership Interests	n/a	100%	n/a

Ameresco, Inc.	Ameresco Solar Newburyport LLC	Membership Interests	n/a	100%	n/a

Ameresco, Inc.	Ameresco Stafford LLC	Membership Interests	n/a	100%	n/a

Ameresco, Inc.	Ameresco Woodland Meadows Romulus LLC	Membership Interests	n/a	100%	n/a

Ameresco, Inc.	Seldera LLC	Membership Interests	n/a	100%	n/a

Ameresco, Inc.	Solutions Holdings, LLC	Membership Interests	n/a	100%	n/a

Ameresco Solar LLC	Ameresco Solar – Products LLC	Membership Interests	n/a	100%	n/a

Pledgor	Issuer and Address	Description	No. of Shares	% of total outstanding interest of Issuer	9Certificate No.(s)

Ameresco Solar LLC	Ameresco Solar – Solutions LLC	Membership Interests	n/a	100%	n/a

Ameresco Solar LLC	Ameresco Solar-Technologies LLC	Membership Interests	n/a	100%	n/a

Sierra Energy Company	E. Three Custom Energy Solutions, LLC	Membership Interests	n/a	100%	n/a

[Third Amended and Restated Pledge Agreement]

SCHEDULE II

(to Pledge Agreement)

PLEDGED NOTES

None.

Morgan, Lewis & Bockius llp

One Federal Street
Boston, MA 02110-1726

Tel. +1.617.341.7700

Fax: +1.617.341.7701

www.morganlewis.com

June 30, 2015

Bank of America, N.A., as Administrative Agent, and

the Lenders that are parties to the

Credit Agreement (as defined below)

100 Federal Street

Boston, MA 02110

Re:	Ameresco, Inc.

Ladies and Gentlemen:

We have acted as special counsel to (i) Ameresco, Inc., a Delaware corporation (the “Borrower” or “Ameresco”) and (ii) Ameresco Enertech, Inc., a Kentucky corporation (“Enertech”), Ameresco Federal Solutions, Inc., a Tennessee corporation (“Federal Solutions”), Ameresco Planergy Housing, Inc., a Delaware corporation (“Planergy”), Ameresco Quantum, Inc., a Washington corporation (“Quantum”), Ameresco Select, Inc., a Massachusetts corporation (“Select”), AmerescoSolutions, Inc., a North Carolina corporation (“AmerescoSolutions”), Applied Energy Group Inc., a Delaware corporation (“AEG”), Sierra Energy Company, a Nevada corporation (“Sierra”), Ameresco Southwest, Inc., an Arizona corporation (“ASI”), e.three Custom Energy Solutions, LLC, a Nevada limited liability company (“E.Three”), Ameresco Asset Sustainability Group LLC, a Delaware limited liability company (“Ameresco Asset”), Ameresco CT LLC, a Delaware limited liability company (“Ameresco CT”), Ameresco Delaware Energy LLC, a Delaware limited liability company (“Ameresco Delaware”), Ameresco Evansville LLC, a Delaware limited liability company (“Evansville”), Ameresco Hawaii LLC, a Delaware limited liability company (“Ameresco Hawaii”), Ameresco Intelligent Systems, LLC, a Delaware limited liability company (“Ameresco IntelSys”), Ameresco LFG Holdings LLC, a Delaware limited liability company (“Ameresco LFG”), Ameresco Palmetto LLC, a Delaware limited liability company (“Ameresco Palmetto”), Ameresco Solar LLC, a Delaware limited liability company (“Solar”), Ameresco Solar Newburyport LLC, a Delaware limited liability company (“Newburyport”), Ameresco Stafford LLC, a Delaware limited liability company (“Ameresco Stafford”), Ameresco Woodland Meadows Romulus LLC, a Delaware limited liability company (“Woodland”), Seldera LLC, a Delaware limited liability company (“Seldera”), Solutions Holdings, LLC, a Delaware limited liability company (“Solutions Holdings”), Ameresco Solar-Products LLC, a Delaware limited liability company (“Solar-Products”), Ameresco Solar-Solutions, LLC, a Delaware limited liability company (“Solar-Solutions”), and Ameresco Solar-Technologies LLC, a Delaware limited liability company (“Solar-Technologies”) (for purposes hereof, Enertech, Federal Solutions, Planergy, Quantum, Select, AmerescoSolutions, AEG, Sierra, ASI, E.Three, Ameresco Asset, Ameresco CT, Ameresco Delaware, Evansville, Ameresco Hawaii, Ameresco IntelSys, Ameresco LFG, Ameresco Palmetto, Solar, Newburyport, Ameresco Stafford, Woodland, Seldera, Solutions Holdings, Solar-Products, Solar-Solutions, and Solar-Technologies are referred to herein, collectively, as the “Guarantors” and, collectively with the Borrower, as the “Loan Parties”) in connection with the Third Amended and Restated Credit and Security Agreement dated as of June 30, 2015 (the “Credit Agreement”), among the Borrower, the Guarantors, Bank of America, N.A., as Administrative Agent (the “Agent”), and the lenders party thereto and referred to therein as Lenders (the “Lenders”), and the transactions contemplated thereby; and in connection with the Third Amended and Restated Pledge Agreement dated as of June 30, 2015 (the “Pledge Agreement”) from each of the Loan Parties except for Ameresco CT, Evansville and Newburyport (collectively, such Loan Parties (except for Ameresco CT, Evansville and Newburyport), the “Pledgors”) in favor of the Agent and Lenders. Capitalized terms used herein and not otherwise defined shall have the respective meanings given such terms in the Credit Agreement. This opinion is rendered to you pursuant to Section 7.1(m) of the Credit Agreement.

Almaty Astana Beijing Boston Brussels Chicago Dallas Dubai Frankfurt Harrisburg Hartford Houston London Los Angeles Miami Moscow

New York Orange County Paris Philadelphia Pittsburgh Princeton San Francisco Santa Monica Silicon Valley Singapore Tokyo Washington Wilmington

Bank of America, N.A., as Administrative Agent, and

the Lenders that are parties to the Credit Agreement

June 30, 2015

For purposes hereof, (a) the “Delaware Guarantors” shall mean Planergy, AEG, Ameresco Asset, Ameresco CT, Ameresco Delaware, Evansville, Ameresco Hawaii, Ameresco IntelSys, Ameresco LFG, Ameresco Palmetto, Solar, Newburyport, Solar-Products, Ameresco Stafford, Woodland, Seldera, Solutions Holdings, Solar-Solutions, and Solar-Technologies, (b) the “Specified Parties” shall mean the Borrower, Select and the Delaware Guarantors. A Specified Party that is a Guarantor is sometimes referred to herein as a “Specified Guarantor”, (c) “Delaware Corp Guarantor” shall mean each Delaware Guarantor that is a Delaware corporation, and (d) “Delaware LLC Guarantor” shall mean each Delaware Guarantor that is a Delaware limited liability company.

Our representation of the Loan Parties has been as special counsel for the purposes stated above.

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon (a) the representations and warranties of the Loan Parties set forth in the Credit Agreement and each of the other Loan Documents (as defined below) and (b) certificates of certain of the officers or other representatives of the Loan Parties and have assumed, without independent inquiry, the accuracy of those representations, warranties, and certificates. For purposes of our opinion rendered in paragraph 1 below, with respect to the incorporation, formation, existence, qualification, or standing of any Loan Party, our opinion relies entirely upon and is limited by those certificates of public officials attached hereto as Exhibit A. For purposes of our opinions rendered in paragraph 9 below, our opinions rely as to certain factual matters entirely upon the certificate attached hereto as Exhibit C.

Bank of America, N.A., as Administrative Agent, and

the Lenders that are parties to the Credit Agreement

June 30, 2015

In connection with this opinion, we have examined originals or copies of the following documents:

(i)	the Credit Agreement;

(ii)	the Revolving Credit Note and the Term Loan Note in favor of Webster Bank, N.A. (the “Notes”);

(iii)	the Pledge Agreement;

(iv)	the following Uniform Commercial Code financing statements (collectively, the “Delaware Financing Statements”), copies of which are attached hereto as Exhibit B-1, consisting of:

(a)	those Delaware Financing Statements previously filed with the UCC filing office of the Secretary of State of the State of Delaware (the “DE Filing Office”), on the date and with the initial filing number set forth in Exhibit B-1, each as amended as set forth in Exhibit B-1, if applicable, in each case as listed in the section of Exhibit B-1 entitled “Previous Delaware UCC Filings” (the “Existing Delaware Financing Statements”); and

(b)	those Delaware Financing Statements which are to be filed in the DE Filing Office, in each case as listed in the section of Exhibit B-1 entitled “New Delaware UCC Filings” (the “New Delaware Financing Statements”);

in each case listing the Borrower or the applicable Delaware Guarantor (other than Evansville, Ameresco CT and Newburyport), and as further described in Exhibit B-1 and listed on each such applicable Delaware Financing Statement, as debtor and in each case listing, the Agent as secured party;

(v)	the Uniform Commercial Code financing statement as amended by any applicable amendment thereto set forth in Exhibit B-2 (the “Massachusetts Financing Statement” and together with the Delaware Financing Statements, collectively the “Financing Statements”), as previously filed with the UCC filing office of the Secretary of Commonwealth of the Commonwealth of Massachusetts (the “MA Filing Office”), on the date and with initial filing number set forth in Exhibit B-2, a copy of which is attached hereto as Exhibit B-2, listing Select as debtor and the Agent as secured party (the Existing Delaware Financing Statement and the Massachusetts Financing Statement being referred to herein, collectively, as the “Existing Financing Statements”);

Bank of America, N.A., as Administrative Agent, and

the Lenders that are parties to the Credit Agreement

June 30, 2015

(vi)	the Certificate of Incorporation (the “Borrower’s Charter”) of the Borrower, certified by the Secretary of State of the State of Delaware as of June 25, 2015, and certified by an officer of the Borrower as of the date hereof as being true, complete and correct and in full force and effect;

(vii)	the Articles of Organization (the “Select Charter”) of Select, certified by the Secretary of State of the Commonwealth of Massachusetts as of June 22, 2015, and certified by an officer of Select as of the date hereof as being true, complete and correct and in full force and effect;

(viii)	the Certificates of Formation of each of the Delaware LLC Guarantors (the “Delaware LLC Guarantors’ Charters”), each certified by the Secretary of State of the State of Delaware on or about June 19, 2015, and each certified by the sole member of such Delaware LLC Guarantor as of the date hereof as being true, complete and correct and in full force and effect;

(ix)	the Certificate of Incorporation of each of the Delaware Corp Guarantors (collectively, the “Delaware Corp Guarantors’ Charters” and, together with the Borrower’s Charter, the Delaware LLC Guarantors’ Charters and the Select Charter, the “Charters”), each certified by the Secretary of State of the State of Delaware on or about June 19, 2015, and certified by an officer of such Delaware Corp Guarantor as of the date hereof as being true, complete and correct and in full force and effect;

(x)	the By-Laws of the Borrower (the “Borrower’s By-Laws”), certified by an officer of the Borrower as of the date hereof as being true, complete and correct and in full force and effect;

(xi)	the By-Laws of Select (the “Select By-Laws”) certified by an officer of Select as of the date hereof as being true, complete and correct and in full force and effect;

(xii)	the By-Laws of each of the Delaware Corp Guarantors (the “Delaware Corp Guarantors’ By-Laws” and, together with the Borrower’s By-Laws and the Select By-Laws, the “By-Laws) certified by an officer of such Delaware Corp Guarantor as of the date hereof as being true, complete and correct and in full force and effect;

Bank of America, N.A., as Administrative Agent, and

the Lenders that are parties to the Credit Agreement

June 30, 2015

(xiii)	the Operating Agreement of each of the Delaware LLC Guarantors (the “Delaware LLC Guarantors’ Operating Agreements”; and, together with the Charters, and the By-Laws, collectively, the “Governing Documents”) certified by the sole member of such Delaware LLC Guarantor as of the date hereof as being true, complete and correct and in full force and effect;

(xiv)	the certificate of certain officers of the Borrower, as of the date hereof, as to certain actions taken by the Board of Directors of the Borrower (in its own capacity, and in its capacity as the direct or indirect sole member or manager of certain of the Delaware LLC Guarantors) at a special meeting held on June 29, 2015, and as to the titles, incumbency, and specimen signatures of certain officers of the Borrower and such Delaware LLC Guarantors, if any;

(xv)	the certificate of certain officers of each of the Delaware Corp Guarantors, as of the date hereof, as to certain actions taken by the Board of Directors of each of the Delaware Corp Guarantors (in its own capacity, and in its capacity as the direct or indirect sole member or manager of certain of the Delaware LLC Guarantors) by unanimous written consent dated as of June 30, 2015, and as to the titles, incumbency, and specimen signatures of certain officers of each of the Delaware Corp Guarantors; and

(xvi)	the certificate of certain officers of Select, as of the date hereof, as to certain actions taken by the Board of Directors of Select by unanimous written consent dated as of June 30, 2015, and as to the titles, incumbency, and specimen signatures of certain officers of Select;

(xvii)	those certificates of certain public officials with respect to the Loan Parties attached hereto as Exhibit A;

The documents specified in items (i) through (iii) above are referred to herein, collectively, as the “Loan Documents”. We have examined the documents listed in the preceding paragraph and such other corporate, limited liability company, and public records and agreements, instruments, certificates and other documents as we have deemed necessary or appropriate for the purposes of this opinion.

We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

As used in this opinion, the “UCC” means the Uniform Commercial Code as adopted and in effect in the Commonwealth of Massachusetts or the State of Delaware, or another relevant jurisdiction, as the case may be; the “Massachusetts UCC” means the UCC of the Commonwealth of Massachusetts; and the “Delaware UCC” means the UCC of the State of Delaware.

Bank of America, N.A., as Administrative Agent, and

the Lenders that are parties to the Credit Agreement

June 30, 2015

For purposes of this opinion, we have made such examination of law as we have deemed necessary. This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in Massachusetts without regard to choice of law, the federal laws of the United States of America (except for Federal and state tax, antitrust, energy, utilities, national security, anti-terrorism, anti-money laundering, governmental contract procurement and bidding, natural resources, labor, employment, securities, commodities, derivatives, or blue sky laws, as to which we express no opinion in this letter, other than as set forth in paragraphs 9 and 10 below with respect to the particular federal laws and regulations referred to therein), the Delaware General Corporation Law as applied by courts located in Delaware (the “DGCL”), the Delaware Limited Liability Company Act as applied by courts located in Delaware (the “DLLCA”) and, with respect only to paragraph 6 hereof, the Delaware UCC; and we express no opinion as to the laws of any other jurisdiction. We have not conducted any special review of statutes, rules, or regulations for purposes of this opinion, and our opinions are in any event limited to such laws, rules, and regulations as in our experience are normally applicable to transactions of the type contemplated by the Loan Documents.

Our opinions herein with respect to the Delaware UCC are limited to the official statutory text thereof and only as it pertains to whether perfection of an attached security interest may be effected by the filing of an effective UCC financing statement in the State of Delaware, without any investigation or review of any legal decisions or other statutory provisions in effect in the State of Delaware that may affect the filing of a UCC financing statement or the perfection of a security interest by filing in the State of Delaware.

No opinion is given herein as to any choice of law matters with respect to the transactions contemplated by the Credit Agreement and the other Loan Documents.

Our opinion is further subject to the following exceptions, qualifications and assumptions, all of which we understand to be acceptable to you:

(a)	We have assumed without any independent investigation that each party to the Credit Agreement and the other Loan Documents, other than the Specified Parties, at all times relevant thereto, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required generally or necessary in order for such party to enforce its rights under such Loan Documents.

Bank of America, N.A., as Administrative Agent, and

the Lenders that are parties to the Credit Agreement

June 30, 2015

(b)	We note that you are relying on the opinions of Lewis Roca Rothgerber LLP (with respect to matters of Arizona law), Nelson Mullins Riley & Scarborough LLP (with respect to matters of North Carolina law), Parsons Behle & Latimer (with respect to matters of Nevada law), Frost Brown Todd LLC (with respect to matters of Kentucky and Tennessee law), Bennett Jones LLP (with respect to matters of Canadian law) and Miller Nash Graham & Dunn LLP (with respect to matters of Washington law) (such opinions collectively referred to as the “Local Counsel Opinions”) as to the due organization and existence of each of the Guarantors that is not a Specified Party (collectively, referred to as the “Foreign Guarantors”), respectively, the power and authority of each of the Foreign Guarantors to enter into the applicable documents, and the due authorization, execution and delivery of the documents to be executed and delivered by the Foreign Guarantors and to such other matters as set forth in the Local Counsel Opinions. We express no opinion regarding the matters contained in the Local Counsel Opinions or to any choice of laws applicable to the obligations of the Foreign Guarantors. We have assumed herein the valid legal existence of each of the Foreign Guarantors, the power and authority of each of the Foreign Guarantors to enter into the applicable Loan Documents, the due authorization, execution and delivery of the Credit Agreement and other Loan Documents by the Foreign Guarantors, that all actions have been taken by the Foreign Guarantors which are necessary to creating a valid, legal and binding obligation under applicable state law, that the Foreign Guarantors do not violate any applicable North Carolina, Arizona, Nevada, Kentucky, Tennessee, Texas or Washington state or Canadian federal law or Canadian provincial law or regulation by incurring the obligations contained in the Credit Agreement and other Loan Documents and that the laws of The Commonwealth of Massachusetts (without giving effect to any choice of laws provisions thereunder) apply to the obligations of the Foreign Guarantors under the Credit Agreement and other Loan Documents.

(c)	We have assumed without any independent investigation (i) that each of the Loan Parties has received the agreed to and stated consideration for the incurrence of the “Obligations” and other obligations applicable to it under the terms of the Credit Agreement and the other Loan Documents, and has received “value” (as such term is used in Article 9 of the Massachusetts UCC or the Delaware UCC, as applicable) in respect thereof, (ii) that each of the Credit Agreement and the other Loan Documents is a valid and binding obligation of each party thereto other than the Loan Parties, and (iii) that each of the Credit Agreement and the other Loan Documents is a valid and binding obligation of the Loan Parties to the extent that laws other than those of the Commonwealth of Massachusetts, the United States of America, the DLLCA and the DGCL are applicable thereto. We express no opinion as to the enforceability of any obligations purportedly guarantied or secured by (or incorporated by reference into) the Loan Documents (such as, but not limited to, obligations arising under other contracts or arrangements), and we assume such obligations are valid, binding and enforceable obligations of the applicable obligors.

Bank of America, N.A., as Administrative Agent, and

the Lenders that are parties to the Credit Agreement

June 30, 2015

(d)	The enforcement of any obligations of, or any security interest granted by, any of the Loan Parties or any other Person, whether under any of the Loan Documents or otherwise, may be limited by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies (including such as may deny giving effect to waivers of debtors’ or guarantors’ rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of, or any security interest granted by, any of the Loan Parties or any other Person, whether under any of the Loan Documents or otherwise.

(e)	We express no opinion as to the enforceability of any particular provision of the Credit Agreement or the other Loan Documents relating to remedies after default.

(f)	We express no opinion as to the availability of any remedy of specific performance or equitable relief of any kind.

(g)	The enforcement of any of your rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity, including, without limitation, concepts of materiality and reasonableness (regardless of whether such enforceability is considered in a proceeding at law or in equity) and, as to any of your rights to collateral security, will be subject to a duty to act in a commercially reasonable manner.

(h)	We express no opinion as to the enforceability of any particular provision of any of the Credit Agreement or the other Loan Documents relating to or constituting (i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue, (ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (iv) waivers or variations of provisions which are not capable of waiver or variation under Sections 1-302, 9-602, 9-603, or other applicable provisions of the Massachusetts UCC or the Delaware UCC, as the case may be, (v) provisions in the Loan Documents rendered ineffective or unenforceable by Sections 2A-303, 9-406, 9-407 or 9-408 of the Massachusetts UCC or the Delaware UCC, as applicable (vi) the grant of powers of attorney or proxies to the Agent or any Lender, (vii) exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights, (viii) submission to binding arbitration, (ix) the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a “penalty” or a “forfeiture”, or (x) provisions evidencing liabilities or other obligations which are inherently vague, indeterminate or indefinite. We express no opinion as to the effect of suretyship defenses, or defenses in the nature thereof, with respect to the obligations of any applicable guarantor, joint obligor, surety, accommodation party, or other secondary obligor. We also call to your attention that any provision of the Loan Documents which may permit the Agent or any Lender to withhold funding due to the existence of mechanic’s liens on Massachusetts property, or require dissolution of such mechanic’s liens before further funding will be provided, may be limited or unenforceable pursuant to the provisions of Massachusetts General Laws Chapter 254, Section 33.

Bank of America, N.A., as Administrative Agent, and

the Lenders that are parties to the Credit Agreement

June 30, 2015

(i)	No opinion is given herein as to the effect of so-called “usury savings clauses” or other provisions of the Credit Agreement or the other Loan Documents purporting to specify methods of, or otherwise assure, compliance with usury laws or other similar laws relating to limitations on the amount of interest or other similar charges which lenders may make or receive in connection with lending transactions, or, if any Lender neither (i) has given an effective notice to the Office of the Attorney General of the Commonwealth of Massachusetts pursuant to (and is otherwise in compliance with) Massachusetts General Laws Chapter 271, Section 49(d), nor (ii) is exempted from the application of Massachusetts General Laws Chapter 271, Section 49 pursuant to paragraph (e) thereof, as to the effect as to such Lender of such usury laws and other laws of the Commonwealth of Massachusetts referred to above in this paragraph (i) on the validity or enforceability of any of the Credit Agreement or the other Loan Documents.

(j)	When any opinion set forth below is given to our knowledge, or to the best of our knowledge, or with reference to matters of which we are aware or which are known to us, or with a similar qualification, that knowledge is limited to the actual knowledge of the individual lawyers in this firm who have participated directly and substantively in the specific transactions to which this opinion relates and without any special or additional investigation undertaken for the purposes of this opinion. In paragraph 4 below, we express no opinion as to the non-contravention of financial covenants or other provisions requiring financial calculations or determinations.

(k)	We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

Bank of America, N.A., as Administrative Agent, and

the Lenders that are parties to the Credit Agreement

June 30, 2015

(l)	We express no opinion as to the legality, the permitting or licensing status or the zoning of any structure or any use of any real estate, including without limitation compliance with any environmental, hazardous materials, health or safety laws, whether or not such real estate is subject to any security interest or mortgage lien granted by any Loan Party pursuant to the Credit Agreement or the Pledge Agreement.

(m)	We have assumed that the Borrower owns, directly or indirectly, all of the equity interests in each of the Specified Guarantors that is a corporation and, in the case of each of the Delaware Corp Guarantors, that entering into the Loan Documents to which such Delaware Corp Guarantor is a party is necessary or convenient to the conduct, promotion or attainment of the business of the Borrower.

(n)	We assume that the Obligations are not secured directly or indirectly by “margin stock”, as such term is defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System, and that neither the Agent nor any of the Lenders is a Creditor as such term is defined in Regulation T of the Board of Governors of the Federal Reserve System.

(o)	We have made no examination of, and no opinion is given herein as to, any Loan Party’s title to or other ownership rights in, the accuracy or sufficiency of the descriptions of, or the existence of any liens, charges, encumbrances, restrictions or limitations on, or adverse claims against, any of the property or assets of any Loan Party. We have assumed without any independent investigation that each Loan Party has rights in the applicable Collateral and any other assets in which it purports to grant a security interest under the Loan Documents. We assume that the Agent is validly acting as agent for and “representative” (as defined in the applicable UCC) of each secured party (or holder of any applicable obligation purportedly secured or benefited by a security interest granted in favor of the Agent by any Loan Party) in connection with the Loan Documents (except this assumption does not apply to those Lenders who are parties to the Credit Agreement). We express no opinion as to the priority or (except to the extent specifically set forth in paragraphs 5, 6, 7, and 8 below) the attachment, validity, enforceability, or perfection of any security interest, mortgage, or other lien or encumbrance with respect to any of the property or assets of any Loan Party. Further, we express no opinion as to any security interest in any Collateral or any other assets excluded from, or not governed by, Article 9 of the Massachusetts UCC (or, in the case of perfection by filing a financing statement in the State of Delaware, the Delaware UCC). We call your attention to the following:

Bank of America, N.A., as Administrative Agent, and

the Lenders that are parties to the Credit Agreement

June 30, 2015

(i)	the effectiveness of any UCC financing statement filed in the State of Delaware or the Commonwealth of Massachusetts terminates five years after the date of filing (or at the end of such longer period as may be applicable in certain cases under Section 9-515 of the applicable UCC) unless a continuation statement is filed within the period of six months prior to such termination in accordance with Section 9-515 of the applicable UCC;

(ii)	Section 9-507 of the Delaware UCC and the Massachusetts UCC provides that if the relevant debtor so changes its name that a filed UCC financing statement becomes seriously misleading, such UCC financing statement is not effective to perfect a security interest in collateral acquired by such debtor more than four months after such change unless an appropriate amendment to the relevant UCC financing statement is filed before the expiration of that period;

(iii)	if the debtor changes its “location” as determined under Section 9-307 of the Massachusetts UCC or the Delaware UCC, as applicable, or if a “new debtor” becomes bound by the relevant security agreement under Section 9-203(d) of the applicable UCC, certain actions (in or out of Massachusetts or Delaware, as the case may be) may be required under Section 9-316 of the applicable UCC to continue the perfection of a security interest perfected at the time of the change of the debtor’s location or of the new debtor becoming so bound; and, in addition, certain actions may be required under Section 9-508 and other provisions of Article 9 of the applicable UCC to perfect a security interest in collateral acquired by the debtor after the time of the change of its location or by the new debtor after the time of the new debtor becoming bound;

(iv)	there exist certain limitations, resulting from the operation of Section 9-315 of the Massachusetts UCC or the Delaware UCC, as applicable, on the perfection of any security interest in proceeds of collateral, such that further action (in or out of Massachusetts or Delaware, as the case may be) may be necessary to maintain perfection of such interests;

(v)	under Sections 9-320, 9-321, 9-330, and 9-331 of the applicable UCC, purchasers, licensees, lessees, or other transferees of certain types of collateral may take the same free of a perfected security interest; and, to the extent that “transferable records” (as that term is used in the federal Electronic Signatures in Global and National Commerce Act (“E-SIGN”) or the Uniform Electronic Transactions Act of any applicable jurisdiction (“UETA”)) constitute collateral, certain persons in “control” (as that term is used in E-SIGN or UETA) of such transferable records may take them free of a perfected security interest;

Bank of America, N.A., as Administrative Agent, and

the Lenders that are parties to the Credit Agreement

June 30, 2015

(vi)	Section 552 of the federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest resulting from any security agreement entered into by the debtor before the commencement of the case; and under Section 547 of the Bankruptcy Code, a security interest that is deemed transferred within the relevant period set forth in Section 547(b)(4) of the Bankruptcy Code may be avoidable under certain circumstances;

(vii)	the filing of a UCC financing statement will not result in the perfection of a security interest in items of collateral (such as motor vehicles) which are subject to a certificate of title or registration statute or other statute or treaty which specifies a method of security interest perfection different than the filing of a UCC financing statement;

(viii)	a security interest may not attach or become enforceable or be perfected as to contracts, licenses, permits, equity interests, or other rights or benefits which are not assignable under applicable law, or are not assignable by their terms, or which are assignable only with the consent of government agencies or officers, except to the extent provided in Sections 2A-303, 9-406, 9-407, 9-408 or 9-409 of the Delaware UCC or of the Massachusetts UCC, as applicable; and your rights under the Loan Documents as secured parties may be subject to the provisions of the organizational documents of any entity in which any equity interests (or other rights of equity holders or investors) are pledged and the provisions of the applicable laws under which any such entity is organized;

(ix)	under Section 8-303 of the applicable UCC, a “protected purchaser” (as defined in such Section 8-303) of a security, or of an interest therein, may acquire its interest in such security free of any adverse claim thereto; we express no opinion herein as to whether the Agent, or any other person or entity, may be a protected purchaser with respect to the Pledged Shares (as defined in paragraph 8 below) or any other applicable securities included within the Collateral; and we point out that, under Section 8-110(c) of the applicable UCC, the local law of the jurisdiction in which the security certificates evidencing the Pledged Shares are located at the time of delivery (within the meaning given to such term under Article 8 of the applicable UCC) governs whether an adverse claim with respect thereto may be asserted against any person to whom such security certificates are delivered;

(x)	we assume that the Pledged Shares constitute “certificated securities” (within the meaning given such terms in the applicable UCC);

Bank of America, N.A., as Administrative Agent, and

the Lenders that are parties to the Credit Agreement

June 30, 2015

(xi)	we assume that none of the Loan Parties is a “transmitting utility” (as such term is defined in Article 9 of the applicable UCC);

(xii)	we assume that the Collateral does not include any “commercial tort claims” (as such term is defined in Article 9 of the applicable UCC);

(xiii)	we express no opinion herein as to whether the Agent, or any other person or entity, may be a “holder in due course” (as defined in the applicable UCC) of any applicable negotiable instrument, or a holder to whom any applicable negotiable document of title has been duly negotiated;

(xiv)	a purchaser may obtain priority over or take free of a perfected security interest under Section 9-338 or Section 9-516(d) of the applicable UCC; and a security interest perfected by filing may be junior to a security interest that was perfected by an earlier effective filing mis-indexed by the applicable UCC filing office;

(xv)	any security interests in the Collateral may be subject to the limitations set forth in Sections 9-404, 9-405, and 9-408 of the Delaware UCC or Massachusetts UCC, as applicable; and, in any event, any security interests in the assets of any Loan Party may be subject to the economic effects of valid recoupments, offsets, counterclaims, and similar rights of account debtors, lessees, or other contractual parties, the terms of leases and other contracts between any Loan Party and such lessees or other parties, and any claims or defenses of such lessees or other parties against any Loan Party arising under or extrinsic to such leases or other contracts;

(xvi)	the rights of the Agent and the Lenders with respect to collateral consisting of obligations as to which a governmental or similar entity is the account debtor or other obligor may be subject to compliance by the Agent and the Lenders with the Federal Assignment of Claims Act or similar Federal or state laws;

(xvii)	for purposes of Section 9-503(a)(1) of the applicable UCC, we assume that the applicable Charter of each Specified Party constitutes the public organic record of such debtor’s jurisdiction which shows such debtor to have been organized and which indicates the correct name of such debtor; and

(xviii)	we call to your attention that a security interest, even if perfected under the applicable UCC, in negotiable documents, goods, instruments, money, or tangible chattel paper located in a jurisdiction that has not enacted legislation substantially similar to the Massachusetts UCC may not have priority over the claim of a lien creditor or any person or entity whose priority is derived from that of a lien creditor; and

Bank of America, N.A., as Administrative Agent, and

the Lenders that are parties to the Credit Agreement

June 30, 2015

(xix)	we assume that (A) the Existing Financing Statements were properly filed (as defined in Section 9-516 of the Delaware UCC or the Massachusetts UCC, as applicable), by a person entitled to file them under Section 9-509 of the applicable UCC, in the DE Filing Office or the MA Filing Office, as the case may be, on the applicable filing date set forth in Exhibit B-1, including the payment of any requisite filing or recording fees; (B) the Existing Financing Statements remain on file, as of record, and in full force and effect in the DE Filing Office or the MA Filing Office, as the case may be, (C) there has not been filed in the DE Filing Office or the MA Filing Office, as the case may be, any other financing statement or amendment terminating, amending, or assigning any of the Existing Financing Statements, except as specifically listed in Exhibit B-1 with respect to certain of the Existing Financing statements, and (D) the secured party has taken no other action (except the amendment filings listed in Exhibit B-1) that could waive, terminate, amend, release, or otherwise impair its security interest in the applicable collateral described in the Existing Financing Statements.

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth below, we are of the opinion that:

1.	Each of the Borrower and each Delaware Corp Guarantor is a corporation validly existing and in corporate good standing under the laws of the State of Delaware. Each of the Delaware LLC Guarantors is a limited liability company validly existing and in good standing as a limited liability company under the laws of the State of Delaware. Select is a corporation validly existing and in corporate good standing under the laws of the Commonwealth of Massachusetts.

2.	The execution and delivery by each of the Specified Parties of the Credit Agreement and the other Loan Documents to which it is a party, and the performance by each of the Specified Parties of its obligations under each of the Credit Agreement and the other Loan Documents to which it is a party, are within such Specified Party’s corporate or limited liability powers, as applicable, and have been duly authorized by all requisite corporate or limited liability action, as applicable, on the part of such Specified Party. Each of the Specified Parties has duly executed and delivered each of the Loan Documents to which it is a party.

3.	Each of the Credit Agreement and the other Loan Documents to which each of the Loan Parties is a party constitutes a valid and binding agreement of such Loan Party, enforceable against such Loan Party in accordance with its respective terms.

Bank of America, N.A., as Administrative Agent, and

the Lenders that are parties to the Credit Agreement

June 30, 2015

4.	The execution and delivery by each of the Specified Parties of each of the Loan Documents to which it is a party and compliance by such Specified Party with the provisions thereof will not violate any of the provisions of the Governing Documents of such Specified Party, any law, statute, rule or regulation of the Commonwealth of Massachusetts, the DLLCA, the DGCL, or any Federal law, statute, rule, or regulation, or, to the best of our knowledge, any judgment, order, writ, injunction or decree of any court or other tribunal located in the Commonwealth of Massachusetts directed against and naming such Specified Party. Except for filings or recordings that may be necessary to create, record or perfect, or maintain the perfection of, or (with respect to any applicable pledged securities) to enforce, the security interests created by the Credit Agreement and the Pledge Agreement, no consent or approval by, or any notification of or filing with, any Massachusetts state, Federal, or (in respect only of the DLLCA or the DGCL) Delaware state court, public body or authority is required pursuant to Massachusetts state law, Federal law, the DLLCA, or the DGCL, to be obtained or effected by any of the Specified Parties in connection with the execution, delivery and performance by such Specified Party of each of the Loan Documents to which it is a party.

5.	The provisions of the Credit Agreement are effective under the Massachusetts UCC to create a valid, attached security interest in favor of the Agent, for the benefit of the Agent and the Lenders, in all right, title and interest of each of the Loan Parties in those items and types of Collateral described in the Credit Agreement to which Article 9 of the Massachusetts UCC is applicable.

6.	Assuming the proper filing (or the previous proper filing, as the case may be) (in each case, as defined in Section 9-516 of the Delaware UCC) of the Delaware Financing Statements by a person entitled to file them under Section 9-509 of the Delaware UCC, in the DE Filing Office, including the payment of any requisite filing or recording fees, and based on the other applicable assumptions set forth above, the Agent, for the benefit of the Agent and the Lenders, has a perfected security interest under Article 9 of the Delaware UCC in so much of the Collateral described in the Credit Agreement and indicated on the Delaware Financing Statements as constitutes personal property of the Borrower and the Delaware Guarantors (other than Evansville, Ameresco CT and Newburyport) in which a security interest can be perfected by the filing of UCC financing statements in the State of Delaware under Article 9 of the Delaware UCC. For purposes of this paragraph, we have assumed that the Collateral covered by the Delaware Financing Statements does not include any timber to be cut or “as-extracted collateral”, as such terms are used in Section 9-501 of the Delaware UCC.

Bank of America, N.A., as Administrative Agent, and

the Lenders that are parties to the Credit Agreement

June 30, 2015

7.	Assuming the previous proper filing (as defined in Section 9-516 of the Massachusetts UCC) of the Massachusetts Financing Statement by a person entitled to file them under Section 9-509 of the Massachusetts UCC, in the applicable MA Filing Office, including the payment of any requisite filing or recording fees, and based on the other application assumptions set forth above, the Agent, for the benefit of the Agent and the Lenders, has a perfected security interest under Article 9 of the Massachusetts UCC in so much of the Collateral described in the Credit Agreement and indicated on the Massachusetts Financing Statement as constitutes personal property of Select in which a security interest can be perfected by the filing of UCC financing statements in the Commonwealth of Massachusetts under Article 9 of the Massachusetts UCC. For purposes of this paragraph, we have assumed that the Collateral covered by the Massachusetts Financing Statement does not include any timber to be cut or “as-extracted collateral”, as such terms are used in Section 9-501 of the Massachusetts UCC.

8.	After giving effect to the delivery (within the meaning given such term by the Massachusetts UCC) by the applicable Pledgor to the Agent in pledge, within the Commonwealth of Massachusetts, pursuant to the Pledge Agreement, of each of the stock certificates representing the shares of capital stock of AmerescoSolutions, Planergy, Enertech, Quantum, Select, ASI, AEG, Sierra, Ameresco Canada Inc., and Federal Solutions, pledged to the Agent by the applicable Pledgor thereunder (the “Pledged Shares”), together with properly completed and effective stock powers indorsing such stock certificates representing the Pledged Shares and duly executed by the applicable Pledgor in blank, and assuming the continued possession of such stock certificates representing the Pledged Shares and of such stock powers by the Agent within the Commonwealth of Massachusetts, the Agent shall have a valid, attached security interest, for the benefit of the Agent and the Lenders, in all right, title and interest of the applicable Pledgor in the Pledged Shares pursuant to the Pledge Agreement, to the extent that a security interest therein may be created pursuant to Article 9 of the Massachusetts UCC, and such security interest will be perfected, with the consequences of perfection by control with respect to the Pledged Shares accorded by the Massachusetts UCC.

9.	None of the Loan Parties is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

10.	The making of the loans and advances under the Credit Agreement and the application of the proceeds thereof as provided in the Credit Agreement do not violate Regulations U or X of the Board of Governors of the Federal Reserve System.

_____________________________________

Bank of America, N.A., as Administrative Agent, and

the Lenders that are parties to the Credit Agreement

June 30, 2015

This opinion is delivered solely to you and for your benefit in connection with the Credit Agreement and the other Loan Documents and may not be relied upon by you for any other purpose or furnished or referred to, or relied upon, by any other person or entity for any reason without our prior written consent.

Very truly yours,

Morgan, Lewis & Bockius LLP

Exhibit  A

[Attach Relevant Certificate of Public Official]

Exhibit B-1

[Copies of Delaware UCC Financing Statement(s) are attached]

Previous Delaware UCC Filings:

Name of Debtor Entity	Jurisdiction	Initial Filing Date	Filing number of Initial Filing	Date of filing of any Amendment (if any)	Filing number of any Amendment Filing
Ameresco	Delaware	12/30/2004	4368893 6	01/31/2006	6036656 7
				03/10/2006	6091955 5
				03/10/2006	6091958 9
				06/11/2008	2008 2000501
				02/13/2009	2009 0515855
				06/23/2009	2009 2009733
				07/09/2009	2009 2200043
				12/31/2009	2009 4182231
				03/18/2010	2010 0943583
				12/17/2010	2010 4480640
				01/06/2011	2011 0060528
				12/16/2011	2011 4847284
				02/15/2012	2012 0611048
				05/31/2012	2012 2095919
				07/02/2012	2012 2744821
				10/05/2012	2012 3862655

B1-1

Name of Debtor Entity	Jurisdiction	Initial Filing Date	Filing number of Initial Filing	Date of filing of any Amendment (if any)	Filing number of any Amendment Filing
				10/18/2012	2012 4030872
				03/22/2013	2013 1121046
				05/22/2013	2013 1961102
				09/20/2013	2013 3675965
				09/26/2013	2013 3769297
				12/05/2013	2013 4787348
Ameresco (cont.)	Delaware			12/05/2013	2013 4787470
				12/19/2013	2013 5038527
				05/06/2014	2014 1781814
				09/29/2014	2014 3892072
				11/13/2014	2014 4593281

Ameresco	Delaware	02/13/2009	2009 0496973	01/16/2014	2014 0203950

Planergy	Delaware	12/30/2004	4368898 5	06/11/2008	2008 2000485
				12/29/2009	2009 4162100
				11/13/2014	2014 4594313

AEG	Delaware	08/01/2011	2011 2967431	N/A	N/A

Ameresco Asset	Delaware	08/29/2012	2012 3363597	N/A	N/A

B1-2

Name of Debtor Entity	Jurisdiction	Initial Filing Date	Filing number of Initial Filing	Date of filing of any Amendment (if any)	Filing number of any Amendment Filing
Ameresco Hawaii	Delaware	04/03/2007	2007 1249936	02/15/2012	2012 0608192

Ameresco IntelSys	Delaware	12/12/2011	2011 4757491	12/16/2011	2011 4838440
				01/06/2012	2012 0066854

Ameresco LFG	Delaware	12/19/2013	2013 5046546	N/A	N/A

Ameresco Palmetto	Delaware	12/19/2013	2013 5046520	N/A	N/A

Solar	Delaware	06/11/2008	2008 2000642	04/12/2013	2013 1405878

Solar-Products	Delaware	06/11/2008	2008 2000626	04/12/2013	2013 1405506

Woodland	Delaware	06/11/2008	2008 2000675	04/12/2013	2013 1408484

Seldera	Delaware	11/20/2012	2012 4477065	N/A	N/A

Solutions Holdings	Delaware	12/30/2004	4368885 2	06/11/2008	2008 2000493
				07/09/2009	2009 2199971
				11/13/2014	2014 4593760

Solar - Technologies	Delaware	06/11/2008	2008 2000634	04/12/2013	2013 1409474

B1-3

Name of Debtor Entity	Jurisdiction	Initial Filing Date	Filing number of Initial Filing	Date of filing of any Amendment (if any)	Filing number of any Amendment Filing
Ameresco Solar - Solutions LLC	Delaware	08/29/2013	2013 3397735	N/A	N/A

New Delaware UCC Filings:

Name of Debtor Entity

Ameresco Delaware

Ameresco Stafford

B1-4

Exhibit B-2

[Copies of Massachusetts UCC Financing Statement(s) are attached]

Name of Debtor Entity	Jurisdiction	Initial Filing Date	Filing number of Initial Filing	Date of filing of any Amendment (if any)	Filing number of any Amendment Filing
Select	Massachusetts	06/11/2008	200866268510	12/21/2009	200977329900
				12/21/2009	200977331480
				12/30/2009	200977484870
				12/30/2009	200977489820
				12/31/2009	200977513930
				01/06/2010	201077609170
				01/06/2010	201077609710
				01/12/2010	201077736740
				01/28/2010	201078059190
				01/28/2010	201078084480
				02/04/2010	201078230300
				02/17/2010	201078462440
				06/01/2012	201296224600
				07/02/2012	201296947310
				03/22/2013	201302702090
				04/12/2013	201303246610

B2-1

Exhibit C

Officer’s Certificate

of

AMERESCO, Inc.

As of June 30, 2015

In connection with the Third Amended and Restated Credit and Security Agreement, dated as of June 30, 2015 by and among Ameresco, Inc., a Delaware corporation (the “Borrower”), the lenders named from time to time on the signature pages thereto (each a “Lender” and collectively, the “Lenders”), the guarantors named from time to time on the signature pages thereto (each a “Guarantor” and collectively, the “Guarantors”), and Bank of America, N.A., as Administrative Agent (the “Agent”) and the transactions contemplated thereby, the undersigned officer of the Borrower, hereby certifies as follows:

1.              (a)              The Borrower is the sole member of each of Ameresco Asset Sustainability Group LLC, a Delaware limited liability company (“Ameresco Asset”), Ameresco Evansville LLC, a Delaware limited liability company (“Evansville”), Ameresco Hawaii LLC, a Delaware limited liability company (“Ameresco Hawaii”), Ameresco Intelligent Systems, LLC, a Delaware limited liability company (“Ameresco IntelSys”), Ameresco LFG Holdings LLC, a Delaware limited liability company (“Ameresco LFG”), Ameresco Palmetto LLC, a Delaware limited liability company (“Ameresco Palmetto”), Ameresco Solar LLC, a Delaware limited liability company (“Solar”), Ameresco Solar Newburyport LLC, a Delaware limited liability company (“Newburyport”), Ameresco Stafford LLC, a Delaware limited liability company (“Ameresco Stafford”), Ameresco Woodland Meadows Romulus LLC, a Delaware limited liability company (“Woodland”), Seldera LLC, a Delaware limited liability company (“Seldera”), Solutions Holdings, LLC, a Delaware limited liability company (“Solutions Holdings”), Ameresco Delaware Energy LLC, a Delaware limited liability company (“Ameresco Delaware”) and Ameresco CT LLC, a Delaware limited liability company (“Ameresco CT”).

(b)             The Borrower owns one-hundred percent (100%) of the issued and outstanding shares capital stock of each of Ameresco Enertech, Inc., a Kentucky corporation (“Enertech”), Ameresco Planergy Housing, Inc., a Delaware corporation (“Planergy”), Ameresco Quantum, Inc., a Washington corporation (“Quantum”), Ameresco Select, Inc., a Massachusetts corporation (“Select”), AmerescoSolutions, Inc., a North Carolina corporation (“AmerescoSolutions”), Ameresco Southwest, Inc., an Arizona corporation (“ASI”), Applied Energy Group Inc., a Delaware corporation (“AEG”), Sierra Energy Company, a Nevada corporation (“Sierra”), and Ameresco Canada, Inc., a Canadian corporation (“Canada”).

(c)             Solutions Holdings is the sole stockholder of Ameresco Federal Solutions, Inc., a Tennessee corporation (“Federal Solutions”).

(d)             Sierra is the sole member of e.three Custom Energy Solutions, LLC, a Nevada limited liability company (“E.Three”).

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(e)             Solar is the sole member of each of Ameresco Solar-Products LLC, a Delaware limited liability company (“Solar-Products”), Ameresco Solar–Solutions LLC, a Delaware limited liability company (“Solar–Solutions”) and Ameresco Solar-Technologies LLC, a Delaware limited liability company (“Solar-Technologies”).

Collectively, the Borrower, Ameresco Asset, Ameresco CT, Ameresco Delaware, Evansville, Ameresco Hawaii, Ameresco IntelSys, Ameresco LFG, Ameresco Palmetto, Solar, Newburyport, Ameresco Stafford, Woodland, Seldera, Solutions Holdings, Solar-Products, Solar-Solutions, Solar-Technologies Enertech, Planergy, Quantum, Select, AmerescoSolutions, AEG, Sierra, ASI, Federal Solutions, and E.Three, are referred to herein as the “Loan Parties”.

2. None of the Loan Parties, or any of the other subsidiaries of the Borrower, engages, holds itself out as being engaged, or proposes to be engaged, primarily in the business of investing, reinvesting or trading in securities.

3. None of the Loan Parties, or any of the other subsidiaries of the Borrower, is, or proposes to be, engaged in the business of issuing face-amount certificates of the installment type, and none of the Loan Parties, or any of the other subsidiaries of the Borrower, has ever been engaged in the business of issuing such face-amount certificates and has no such face-amount certificate outstanding.

4. None of the Loan Parties, or any of the other subsidiaries of the Borrower, owns or proposes to acquire investment securities having a value exceeding 40 percent of the value of its total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

5. As used herein, the following terms shall have the following meanings:

(a)	“security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

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(b)	“face-amount certificate” means any certificate, investment contract, or other security which represents an obligation on the part of its issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than 24 months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount (which security shall be known as a face-amount certificate of the “installment type”); or any security which represents a similar obligation on the part of a face-amount certificate company, the consideration for which is the payment of a single lump sum (which security shall be known as a “fully-paid” face amount certificate).

(c)	“Government security” means any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States, or any certificate of deposit for any of the foregoing.

(d)	“investment securities” means all securities except (A) Government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries of the owner which (i) are not investment companies within the meaning of the Investment Company Act of 1940, as amended, and (ii) are not relying on the exception from the definition of investment company in either Section 3(c)(1) or Section 3(c)(7) of that Act.

(e)	“voting securities” means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a company, or any Security issued under or pursuant to any trust, agreement, or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a company; and a specified per centum of the outstanding voting securities of a company means such amount of the outstanding voting securities of such company as entitles the holder or holders thereof to cast said specified per centum of the aggregate votes which the holders of all the outstanding voting securities of such company are entitled to cast in the direction or management of the affairs of such company.

(f)	“company” means a corporation, limited liability company, partnership, association, joint-stock company, joint venture, trust, or any receiver, trustee, or other liquidating agent of any of the foregoing in its capacity as such.

6. The correct mailing address each of the Borrower and each of the other Specified Parties is 111 Speen Street, Suite 410, Framingham, MA 01701:

This certificate is being delivered to Morgan, Lewis & Bockius LLP for their reliance in connection with their delivery of a legal opinion in connection with the Credit Agreement and may be relied upon by those persons who may rely upon such legal opinion.

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IN WITNESS WHEREOF, the undersigned duly authorized officer of the Borrower has executed this Officer’s Certificate as of the date first above here written.

AMERESCO, INC.

By:
Name: John R. Granara, III
Title: Chief Financial Officer

[Signature Page to MLB Opinion Certificate]

EXHIBIT G

[FORM OF] SOLVENCY CERTIFICATE

The undersigned, Chief Financial Officer of Ameresco, Inc., a Delaware corporation (the “Borrower”) is duly authorized to execute this certificate on this 30th day of June, 2015, on behalf of itself and the other “Loan Parties” under the Credit Agreement defined below.

WITNESSETH:

WHEREAS, the Borrower has entered into a Third Amended and Restated Credit and Security Agreement dated as of the date hereof (the “Credit Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement) with the guarantors party thereto (the “Guarantors” and together with the Borrower, the “Loan Parties”), the lenders from time to time party thereto (the “Lenders”), and Bank of America, N.A., as administrative agent (the “Agent”), pursuant to which the Lenders have established credit facilities in the aggregate principal amount of $77,142,857.12 (the “Credit Facilities”) in favor of the Borrower;

WHEREAS, each of the Loan Parties will benefit substantially and directly from the establishment of the Credit Facilities in favor of the Borrower;

WHEREAS, to secure their respective obligations under and relating to the Credit Facilities, the Loan Parties have executed and delivered to the Agent the Loan Documents referenced in the Credit Agreement (the grant of security interests, transfers, incurrence of obligations and other transactions relating to the execution, delivery and performance of the obligations under the Loan Documents, and any other transactions and transfers related thereto, shall be referred to herein collectively as the “Transactions”);

WHEREAS, the undersigned has carefully reviewed the Credit Agreement and the various other Loan Documents, and also the contents of this Certificate, and in connection herewith has made such investigations and inquiries as he has deemed reasonably necessary and prudent therefor, and further acknowledges that the Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the establishment of the Credit Facilities;

WHEREAS, the following terms, as used in this Certificate, shall have the following meanings:

“fair value” shall mean the amount at which the assets of an entity would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having knowledge of the relevant facts, neither being under any compulsion to act, with equity to both;

“indebtedness” shall mean all obligations and liabilities, whether matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, or subordinated, and also includes all identified contingent liabilities;

“identified contingent liabilities” shall mean the maximum reasonably estimated liabilities that may result from pending litigation, asserted claims and assessments, guaranties, environmental conditions, uninsured risks, and other contingent obligations known to management;

“present fair saleable value” shall mean the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount which could be obtained for such properties within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions).

NOW, THEREFORE, ON THE BASIS OF THE FOREGOING, and the inquiries and considerations set forth below, the undersigned hereby certifies that, both before and after giving effect to the consummation of the Transactions:

1.          I am, and at all pertinent times mentioned herein, have been, the duly qualified and acting Chief Financial Officer of the Borrower, and have responsibility for the management of the financial affairs of the Loan Parties, and the preparation of the financial statements of the Loan Parties.

2.          The financial information, projections and assumptions which underlie and form the basis for the representations made in this Certificate were believed by the Loan Parties to be fair and reasonable when made, were accurately computed and were made in good faith and continue to be believed by the Loan Parties to be reasonable as of the date hereof.

3.          I have carefully reviewed the contents of this Certificate, and I have conferred with counsel for the purpose of discussing the meaning of this Certificate.

4.          The fair value and present fair saleable value on a going concern basis of all assets and property of the Loan Parties, on a consolidated basis, is greater than the total amount of indebtedness of the Loan Parties, on a consolidated basis.

5.          The aggregate fair value and present fair saleable value on a going concern basis of the assets of the Loan Parties, on a consolidated basis, exceeds the amount that will be required to pay the probable liabilities of the Loan Parties, on a consolidated basis, in respect of their indebtedness, as such indebtedness becomes absolute and matured.

6.          The Loan Parties, on a consolidated basis, do not and will not have unreasonably small capital for them to carry on their businesses as now conducted and as proposed to be conducted after the closing of the Transactions. The undersigned recognizes that “unreasonably small capital” is dependent upon the nature of the particular business or businesses conducted or to be conducted, and the statement made in the preceding sentence is based upon the current and anticipated future capital requirements for the current and anticipated future conduct of the businesses of the Loan Parties.

7.          The Loan Parties, on a consolidated basis, will have sufficient cash flow to enable them to pay their debts as they mature.

8.          The Loan Parties, on a consolidated basis, do not intend to, or believe that they have or will, incur indebtedness that is or will be beyond their ability to pay as such indebtedness matures.

9.          The amount of identified contingent liabilities at any time has been computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the estimated amount that can reasonably be expected to become an actual or matured liability.

10.         The Loan Parties, on a consolidated basis, do not intend, in consummating the Transactions, to hinder, delay, or defraud either present or future creditors or any other person to which the Loan Parties, on a consolidated basis, are or will become, on or after the date hereof, indebted.

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Delivery of an executed counterpart of a signature page of this Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Certificate.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on the day and year first mentioned above, on behalf of the Loan Parties.

AMERESCO, INC.

By:
Name:
Title: Chief Financial Officer

[Solvency Certificate]

EXHIBIT H

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.]. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other Loan Documents in the amount[s] and equal to the percentage interest[s] identified below of all of such outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Documents or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]: __________________

2.	Assignee[s]: __________________ for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower: Ameresco, Inc.

4.	Administrative Agent: Bank of America, N. A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Third Amended and Restated Credit and Security Agreement dated as of June 30, 2015, among the Borrower, the guarantors party thereto, the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender,

6.	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans		CUSIP Number.

			$	$		%
			$	$		%
			$	$		%

[7.	Trade Date: __________________]

Effective Date: __________________, 20__
[TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and] Accepted:

BANK OF AMERICA, N. A., as Administrative Agent

By:
Name:
Title:

[Consented to]:

BANK OF AMERICA, N. A., as Issuing Lender

By:
Name:
Title:

[Consented to:]

AMERESCO, INC.

By:
Name:
Title:

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.          Representations and Warranties.

1.1.          Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.          Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the terms of the Credit Agreement (subject to such consents, if any, as may be required under the terms of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, and (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to the terms of the Credit Agreement, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest (vi) it has independently and without reliance upon Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.          Payments. From and after the Effective Date, Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.          General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the Commonwealth of Massachusetts.

EXHIBIT I-1

[Form of] U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Not Partnerships
For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit and Security Agreement dated as of June 30, 2015 among Ameresco, Inc., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”). Pursuant to the provisions of Section 3.1 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (b) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF FOREIGN LENDER]

By:
Name:
Title:

Date: ________ __, ___

EXHIBIT I-2

[Form of] U.S. Tax Compliance Certificate

(For Foreign Participants That Are Not Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit and Security Agreement dated as of June 30, 2015 among Ameresco, Inc., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”). Pursuant to the provisions of Section 3.1 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, ____

EXHIBIT I-3

[Form of] U.S. Tax Compliance Certificate

(For Foreign Participants That Are Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit and Security Agreement dated as of June 30, 2015 among Ameresco, Inc., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”). Pursuant to the provisions of Section 3.1 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, ____

EXHIBIT I-4

[Form of] U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit and Security Agreement dated as of June 30, 2015 among Ameresco, Inc., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”). Pursuant to the provisions of Section 3.1 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (ii) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, ___

EXHIBIT J

[Form of] Secured Party Designation Notice

TO:	Bank of America, N.A., as Agent

RE:	Reference is hereby made to the Third Amended and Restated Credit and Security Agreement dated as of June 30, 2015 among Ameresco, Inc., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

[Name of Cash Management Bank/Hedge Bank] (the “Secured Party”) hereby notifies you, pursuant to the terms of the Credit Agreement, that the Secured Party meets the requirements of a [Cash Management Bank] [Hedge Bank] under the terms of the Credit Agreement and is a [Cash Management Bank] [Hedge Bank] under the Credit Agreement and the other Loan Documents.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

A duly authorized officer of the undersigned has executed this notice as of the day and year set forth above.

,
as a [Cash Management Bank] [Hedge Bank]

By:
Name:
Title:

EXHIBIT K

[Form of] Authorization to Share Insurance Information

TO:	Insurance Agent

RE:	Third Amended and Restated Credit and Security Agreement dated as of June 30, 2015 among Ameresco, Inc., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

Grantor:	[Insert Applicable Loan Party Name] (the “Grantor”)

Agent:	Bank of America, N.A., as Agent for the Secured Parties, I.S.A.O.A., A.T.I.M.A. (the “Agent”)
Attn: MAC Legal Collateral Administration
Mail Code CA4-702-02-25
2001 Clayton Road, 2nd Floor
Concord, CA 94520

Policy Number:	[Insert Applicable Policy Number]

Insurance Company/Agent:	[Insert Applicable Insurance Company/Agent] (the “Insurance Agent”)

Insurance Company Address:	[Insert Insurance Company’s Address]

Insurance Company Telephone No.:	[Insert Insurance Company’s Telephone No.]

Insurance Company Fax No.:	[Insert Insurance Company’s Fax No.]

The Grantor hereby authorizes the Insurance Agent to send evidence of all insurance to the Agent, as may be requested by the Agent, together with requested insurance policies, certificates of insurance, declarations and endorsements.

Delivery of an executed counterpart of a signature page of this Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Certificate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[GRANTOR NAME],
a [Jurisdiction and Type of Organization]

By:
Name:
Title:

Exhibit L

[Form of] Notice of Loan Prepayment

TO:	Bank of America, N.A., as [Administrative Agent][Swingline Lender]

RE:	Third Amended and Restated Credit and Security Agreement dated as of June 30, 2015 2015 among Ameresco, Inc., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

The Borrower hereby notifies the Administrative Agent that on _____________1 pursuant to the terms of Section 2.9 (Prepayments) of the Credit Agreement, the Borrower intends to prepay/repay the following Loans as more specifically set forth below:

☐  Optional prepayment of [Revolving][Term Loans] in the following amount(s):2

☐  Base Rate Loans: $________________

☐  Eurocurrency Rate Loans: $________________

In Dollars unless the following Alternative Currency is specified: _________________

Applicable Interest Period: ________________

☐  Optional prepayment of Swingline Loans in the following amount: $_____________

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

AMERESCO, INC.,
a Delaware corporation,

By:
Name:
Title:

1 Specify date of such prepayment.

2 Any prepayment of Revolving or Term Loans shall be in an amount that is at least equal to $500,000 or any greater multiple of $100,000, or the remaining balance. Any repayment of Swingline Loans shall be in the amount of $100,000 or any greater multiple, or the remaining balance.